As filed with the Securities and Exchange Commission on February 3, 2026

File No. 000-56809

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

APS BDC, LLC

(Exact name of registrant as specified in its charter)

Delaware	39-3786942
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 Madison Avenue, 34th Floor, New York, New York	10022
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (929) 581-2783 with copies to:

Steven B. Boehm, Esq. Payam Siadatpour, Esq. Eversheds Sutherland (US) LLP 700 6th Street NW, Suite 700 Washington, DC 20001	Rajib Chanda, Esq. Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, DC 20001	Jonathan Gaines, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Units of Limited Liability Company Interests

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

APS BDC, LLC is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms “we,” “us,” “our,” and the “Company” refer to APS BDC, LLC, “OHA Adviser” refers to OHA Private Credit Advisors II, L.P., “Aranda Adviser” refers to CHS (US) Management LLC, “Advisers” refers to the OHA Adviser and Aranda Adviser, collectively, and “OHA” refers to Oak Hill Advisors, L.P., the parent company of the OHA Adviser.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we are eligible to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), as well as certain reduced disclosure and other requirements that are otherwise applicable to public companies, including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. See “Item 1. Business – Certain BDC Regulatory Considerations – JOBS Act.”

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The SEC maintains a website (http://www.sec.gov) that contains the reports mentioned in this section.

In connection with the foregoing, we will file an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs.

Investing in our Units of Limited Liability Company Interests (the “Units”) may be considered speculative and involves a high degree of risk, including the following:

•	the Units may not be sold or transferred without the written consent of the Aranda Adviser;

•

the Units are not currently listed on an exchange, and we have no current intention of pursuing any such listing. As such, it is unlikely that a secondary trading market will develop for the Units. Therefore, the Units constitute illiquid investments;

•	an investment in the Units is not suitable for investors who might need access to the money they invest in the foreseeable future;

•	repurchases of Units by the Company, if any, are expected to be limited;

•	if you are unable to sell your Units, you will be unable to reduce your exposure in any market downturn;

•

our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to you through distributions will be distributed after payment of fees and expenses;

•

we will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid;

•

we intend to borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us. Our indebtedness could adversely affect our business, financial condition or results of operations. Holders of our indebtedness would have fixed-dollar claims on our assets that have priority over the claims of our Unitholder (as defined below). If the value of our assets decreases or our total income decreases, leverage will cause our net asset value or net income, respectively, to decline more sharply than it otherwise would have without leverage;

•	an investment in us is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in us;

•	investors should not expect to be able to sell their Units regardless of how we perform; and

•

we intend to invest primarily in privately held companies for which little public information exists and which are more vulnerable to economic downturns and substantial variations in operating results. As such, if you are unable to sell your Units, you will be unable to reduce your exposure upon any such downturn or variation.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements regarding the plans and objectives of management for future operations. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goal,” “plan,” “forecast,” “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Any such forward-looking statements may involve known and unknown risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	the impact of investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	general economic and political trends and other external factors, including pandemics, changes in import/export policies, including the imposition of tariffs, and recent supply chain disruptions;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest involving the Advisers and their affiliated persons;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	elevating levels of inflation, and the impact of inflation on our portfolio companies and on the industries in which we invest;

•	our use of financial leverage;

•	the ability of the Advisers to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Advisers or their affiliates to attract and retain highly talented professionals;

•	our ability to qualify and maintain our qualification as a BDC and our tax treatment as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	the effect of changes to tax legislation and our tax position;

•	the tax status of the enterprises in which we may invest;

•	the ability of our portfolio companies to achieve their objectives; and

•	the adequacy of our cash resources, financing sources and working capital.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation:

•

changes in laws and regulations, changes in political, economic or industry conditions, and changes in the interest rate environment or other conditions, including changes in trade policies, such as the imposition of tariffs, affecting the financial and capital markets;

•

an economic downturn and the time period required for robust economic recovery therefrom, which could have a material impact on our portfolio companies’ results of operations and financial condition for the duration thereof and for an indeterminate period of time thereafter, which could lead to the loss of some or all of our investments in such portfolio companies and have a material adverse effect on our results of operations and financial condition;

•	interest rate volatility, which could adversely affect our results, particularly given that we intend to use leverage as part of our investment strategy;

•

currency fluctuations, which could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currencies, rather than U.S. dollars;

•

risks associated with possible disruption in our or our portfolio companies’ operations due to wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics; and

•	the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this Registration Statement and in our filings with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. The safe harbor provisions of Section 21E of the Exchange Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement because we are an investment company.

Item 1. Business.

The Company

We are a Delaware limited liability company formed on August 13, 2025 to generate income by targeting direct lending and related investment opportunities with favorable risk-adjusted returns. We are structured as an externally managed, non-diversified, private, non-traded, closed-end management investment company. We intend to elect to be treated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, we intend to elect to be treated, and qualify annually thereafter, as a regulated investment company (a “RIC”) for U.S. federal income tax purposes under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

We are externally managed by OHA Private Credit Advisors II, L.P., a Delaware limited partnership (the “OHA Adviser”), and CHS (US) Management LLC, a Delaware limited liability company (the “Aranda Adviser” and together with the OHA Adviser, the “Advisers”), the latter of which, like us and our sole Unitholder (as defined below), is an indirect wholly owned subsidiary of Temasek Holdings (Private) Limited (“Temasek”), a global investment company headquartered in Singapore. Each of the Advisers provides investment advisory and management services to us in accordance with the provisions of their respective investment advisory agreements with us, and each Adviser is responsible for managing a portion of our assets as described in “– Our Portfolio.” The OHA Adviser also serves as our administrator (in such capacity, the

“Administrator”) pursuant to an administration agreement (the “Administration Agreement”). Pursuant to the Administration Agreement, we may retain a sub-administrator. We expect to retain or cause to be retained Harmonic Fund Services to perform some of the Administrator’s obligations under the Administration Agreement.

Subject to the supervision of our Board of Directors (the “Board”), a majority of which is comprised of individuals who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of us (“Independent Directors”), the Advisers manage our day-to-day operations and provide us with investment advisory and management services. Any director who is an “interested person” of us is referred to herein as an “Interested Director.”

Subject to any restrictions imposed under the 1940 Act, any RIC-related asset diversification requirements and any guidelines and limitations set forth herein, our investments are expected to primarily consist of senior secured loans, but may include investments in non-senior and/or unsecured loans and equity investments. As a BDC, generally at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately offered securities issued by U.S. private or thinly traded companies. We may also invest up to 30% of our portfolio in “non-qualifying” portfolio investments, such as investments in non-U.S. companies.

The Private Offering

On September 30, 2025, we conducted a private offering (the “Private Offering”) of our units of limited liability company interests (the “Units”) to a sole investor, CHS US Investments LLC (the “Unitholder”), in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Unitholder is a Cayman Islands limited liability company that, like us and the Aranda Adviser, is an indirect wholly owned subsidiary of Temasek. In connection with this Private Offering, the Unitholder contributed $75,000.00 in seed capital to purchase 75,000,000 Units at a per Unit price of $0.001. Upon payment of the purchase price, the Unitholder became the sole Unitholder of the Company.

Dual Phase Period

It is anticipated that we will operate in two phases. During the initial phase (“Phase 1”), the OHA Adviser will serve as an investment adviser to us and as our Administrator. To that end, the OHA Adviser will (i) manage certain of our assets pursuant to an investment advisory agreement with us (the “OHA Advisory Agreement”) and (ii) provide certain administrative support and resources to us, including certain of its employees to serve as our officers, pursuant to the Administration Agreement. The Aranda Adviser will similarly serve as an investment adviser to us during Phase 1 and perform all of the services enumerated under its investment advisory agreement with us (the “Aranda Advisory Agreement” and together with the OHA Advisory Agreement, the “Advisory Agreements”). Upon the commencement of the second phase (“Phase 2”), the timing of which will be approved by the Board, the OHA Adviser will resign from its role as our Administrator, cease providing administrative support to us, its resources dedicated to us will be removed, and we anticipate that the Aranda Adviser, subject to approval of the Board, will be appointed by the Board to serve as our Administrator and provide officers to us and administrative and other resources necessary to support our operations. During Phase 2, the OHA Adviser will continue to act as an investment adviser to us pursuant to the OHA Advisory Agreement until such time that all of the assets managed by the OHA Adviser mature or are sold or otherwise disposed of. The Aranda Adviser will continue to serve as an investment adviser to us pursuant to the Aranda Advisory Agreement in Phase 2 and beyond.

Capital Commitments and Drawdowns

In connection with the Private Offering and OHA Formation Transaction (as defined below), the Unitholder has committed $500.0 million to be managed by the OHA Adviser (the “OHA Commitment”), with the initial purchase price of the OHA Seed Portfolio (as defined below) counting against the OHA Commitment. We expect the OHA Commitment to be fully called and deployed within three years from the date we commence operations (the “OHA Commitment Deployment Period”). The OHA Commitment is subject to recycling during the OHA Commitment Deployment Period.

We have the right to call capital from the OHA Commitment on one or more dates to be determined after the initial capital drawdown from the Unitholder (the “Initial Drawdown”). During the OHA Commitment Deployment Period, the amount of any OHA Commitment drawn down (including the Initial Drawdown) but returned to the Unitholder as a result of portfolio investments failing to materialize or being disposed of will be added back to the amount of any unfunded OHA Commitment and may be redrawn by us (or such amount may be retained by the OHA Adviser for reinvestment) during the OHA Commitment Deployment Period.

Our Portfolio

Portfolio Allocation for Each Adviser

We intend to divide our portfolio into two portions that the OHA Adviser and Aranda Adviser will be responsible for managing separately.

The OHA Adviser will be responsible for managing the “OHA Assets,” which means any loans or other portfolio investments derived from investment of the OHA Commitment, including Additional Co-Investments (as defined below) but excluding cash and cash equivalents, and includes a portion of the portfolio of private credit assets (the “Seed Portfolio”) currently owned by CHS BDC 2 LLC, a wholly owned subsidiary of the Unitholder (the “Affiliated Fund”), that an affiliate of the OHA Adviser currently manages as a separately managed account for the Affiliated Fund that we will acquire in the OHA Formation Transaction (the “OHA Seed Portfolio”). The OHA Assets include assets purchased with borrowed amounts and shall reflect any allowances for loan losses or similar impairments that may be recognized under generally accepted accounting principles in the United States (“GAAP”).

The Aranda Adviser will be responsible for managing the “Aranda Assets,” which means the loans or other portfolio investments in the Seed Portfolio (other than the OHA Seed Portfolio) that we will acquire in the Aranda Formation Transaction (as defined below) (the “Aranda Seed Portfolio”), as well as any loans or other portfolio investments originated by the Aranda Adviser exclusive of the Aranda Seed Portfolio (the “Aranda Non-Seed Portfolio”) for us, excluding cash and cash equivalents. The Aranda Assets include assets purchased with borrowed amounts and shall reflect any allowances for loan losses or similar impairments that may be recognized under GAAP. See “Item 1. Business – Our Portfolio – Formation Transactions” for more information about both the OHA Seed Portfolio and Aranda Seed Portfolio.

The OHA Adviser may, from time to time and in accordance with the OHA Adviser’s allocation policies, offer opportunities to us to co-invest alongside certain funds managed by the OHA Adviser or its affiliates in a particular investment to the extent that the investment opportunity exceeds available OHA account capital (each, an “Additional Co-Investment”). Additional Co-Investment opportunities may be provided to us and/or our affiliates, subject to compliance with Sections 17 and 57 of the 1940 Act and the rules thereunder or in reliance on a no-action letter or the Order (as defined below), as applicable.

Formation Transactions

Aranda Formation Transaction

Prior to our election to be regulated as a BDC, on January 2, 2026, we completed a transaction with the Unitholder to acquire 100% of the equity of the Affiliated Fund, which holds the Seed Portfolio, including the Aranda Seed Portfolio. Pursuant to an agreement with the Unitholder (the “Contribution Agreement”), we will acquire the Aranda Seed Portfolio through the Unitholder’s contribution of 100% of the equity of the Affiliated

Fund to the Company or a wholly owned subsidiary of the Company (the “Aranda Formation Transaction”) as an in-kind contribution to the capital of the Company equal to the fair value of such assets, plus accrued but unpaid interest as of the closing date, less any principal payments received between signing of the Contribution Agreement and the closing of the transactions contemplated thereby.

OHA Formation Transaction

Also pursuant to the Contribution Agreement, we acquired the OHA Seed Portfolio through the contribution of 100% of the equity of the Affiliated Fund, which holds the Seed Portfolio, including the OHA Seed Portfolio. Pursuant to the Contribution Agreement, we acquired the OHA Seed Portfolio through the Unitholder’s contribution of 100% of the equity of the Affiliated Fund to the Company (the “OHA Formation Transaction”) as an in-kind contribution to the capital of the Company equal to the fair value of such assets, plus accrued but unpaid interest as of the closing date, less any principal payments received between the signing of the Agreement and the closing of the transactions contemplated thereby. The initial purchase price of the OHA Seed Portfolio by the Affiliated Fund will reduce in equal amount the outstanding amount of the OHA Commitment immediately following the closing of the OHA Formation Transaction.

Matterhorn Formation Transaction

On October 17, 2025, we completed a purchase transaction with Everest Investments LLC (the “Matterhorn Formation Transaction” and, together with the Aranda Formation Transaction and OHA Formation Transaction, the “Formation Transactions”) to acquire all of the membership interests of Matterhorn Investments LLC (“Matterhorn”), a Delaware limited liability company which did not hold any assets or liabilities other than a license to conduct lending business in the State of California and a de minimis amount of cash. Pursuant to an agreement with Everest Investments LLC (the “Matterhorn Purchase Agreement”), we acquired Matterhorn, its lending license and $55,170.00 in cash for a purchase price of $55,170.00, paid entirely in cash, and intend for Matterhorn to operate as our wholly owned subsidiary.

Seed Portfolio

The following table is a listing of the Seed Portfolio as of the date of the Company’s purchase (unaudited, dollars in thousands):

Portfolio Company(1)(2)	Footnotes	Investment	Reference Rate and Spread(3)	Interest Rate(3)	Maturity Date	Par Amount / Units	Cost	Fair Value	% of Net Assets(5)
Investments
Debt Investments
Aerospace & Defense
Saturn Sound Bidco Limited		First Lien Delayed Draw			12/3/2031	$348,718	$(3,240)	$(3,487)	0.00%
Saturn Sound Bidco Limited		First Lien Term Loan	SOFR + 5.25%	9.09%	12/3/2031	1,917,949	1,900,130	3,399	0.13%

Total Aerospace & Defense							1,896,890	1,895,283	0.12%

Application Software
Everbridge Holdings, LLC		First Lien Delayed Draw	SOFR + 5.00%	8.98%	7/2/2031	3,180,569	1,239,173	1,239,173	0.08%
Everbridge Holdings, LLC		First Lien Revolver			7/2/2031	1,277,234	—	—	0.00%
Everbridge Holdings, LLC		First Lien Term Loan	SOFR + 5.00%	8.98%	7/2/2031	12,644,621	12,644,621	12,644,621	0.83%
Finastra USA, Inc.		First Lien Term Loan	SOFR + 7.25%	10.97%	9/13/2029	4,106,241	4,124,537	4,147,303	0.27%
GovDelivery Holdings, LLC		First Lien Revolver			1/17/2031	469,901	—	—	0.00%
GovDelivery Holdings, LLC	(4)	First Lien Term Loan	SOFR + 5.75%	9.34%	1/17/2031	3,404,130	3,404,130	3,404,130	0.22%
GovDelivery Holdings, LLC	(4)	First Lien Term Loan	SOFR + 5.75%	9.59%	1/17/2031	504,258	504,258	504,258	0.03%
Hyland Software, Inc.		First Lien Revolver			9/19/2029	678,870	—	—	0.00%
Hyland Software, Inc.		First Lien Term Loan	SOFR + 5.00%	8.67%	9/19/2030	14,037,675	14,037,675	14,037,675	0.92%
PDI Technologies		First Lien Revolver	SOFR + 5.50%	9.34%	2/3/2031	286,462	210,072	210,072	0.01%
PDI Technologies		First Lien Term Loan	SOFR + 5.50%	9.34%	2/3/2031	3,465,624	3,465,624	3,465,624	0.23%

Total Application Software							39,630,090	39,652,856	2.61%

Asset Management & Custody Banks
Cliffwater, LLC		First Lien Revolver			4/22/2032	794,330	(3,706)	(1,986)	0.00%
Cliffwater, LLC		First Lien Term Loan	SOFR + 4.75%	8.47%	4/22/2032	4,682,930	4,661,081	4,671,223	0.31%

Total Asset Management & Custody Banks							4,657,375	4,669,237	0.31%

Building Products
ASP Meteor Acquisition Co LLC		First Lien Delayed Draw	SOFR + 6.00%	9.67%	9/1/2029	270,955	270,955	270,955	0.02%
ASP Meteor Acquisition Co LLC		First Lien Term Loan	SOFR + 6.00%	9.67%	9/1/2029	1,714,083	1,714,083	1,714,083	0.11%

Total Building Products							1,985,038	1,985,038	0.13%

Commercial Services & Supplies
Mammoth Holdings, LLC		First Lien Delayed Draw	SOFR + 6.00%	9.94%	11/15/2030	1,671,913	1,656,613	1,638,475	0.11%
Mammoth Holdings, LLC		First Lien Revolver	SOFR + 6.00%	9.72%	11/15/2029	848,471	202,216	190,906	0.01%
Mammoth Holdings, LLC		First Lien Term Loan	SOFR + 6.00%	9.67%	11/15/2030	6,652,016	6,591,143	6,518,976	0.43%
NCWS Intermediate, Inc.	(4)	First Lien Delayed Draw	SOFR + 5.50%	9.17%	12/31/2029	1,044,106	74,346	58,812	0.00%

Portfolio Company(1)(2)	Footnotes	Investment	Reference Rate and Spread(3)	Interest Rate(3)	Maturity Date	Par Amount / Units	Cost	Fair Value	% of Net Assets(5)
NCWS Intermediate, Inc.		First Lien Revolver	SOFR + 5.25%	8.94%	12/31/2029	1,733,831	158,654	108,364	0.01%
NCWS Intermediate, Inc.		First Lien Term Loan	SOFR + 3.25%	9.17%	12/31/2029	15,144,765	14,509,420	14,273,941	0.94%
TEI Intermediate LLC		First Lien Delayed Draw	SOFR + 4.75%	8.63%	12/15/2031	2,268,700	277,670	283,587	0.02%
TEI Intermediate LLC		First Lien Revolver	SOFR + 4.75%	8.61%	12/15/2031	964,197	262,804	264,162	0.02%
TEI Intermediate LLC	(4)	First Lien Term Loan	SOFR + 5.25%	8.85%	12/15/2031	7,141,775	7,108,828	7,123,921	0.47%

Total Commercial Services & Supplies							30,841,694	30,461,144	2.01%

Construction & Engineering
GI Apple Midco LLC		First Lien Term Loan	SOFR + 6.75%	10.47%	4/19/2030	1,869,041	1,860,586	1,869,041	0.12%
NRO Holdings III Corp.		First Lien Delayed Draw	SOFR + 5.25%	9.01%	7/15/2031	695,964	427,107	430,618	0.03%
NRO Holdings III Corp.		First Lien Revolver	SOFR + 5.25%	8.99%	7/15/2030	469,179	367,145	366,295	0.02%
NRO Holdings III Corp.		First Lien Term Loan	SOFR + 5.25%	9.15%	7/15/2031	2,200,786	2,190,613	2,189,782	0.14%

Total Construction & Engineering							4,845,451	4,855,736	0.32%

Data Processing & Outsourced Services
Denali Intermediate Holdings, Inc.	(5)	First Lien Revolver	SOFR + 5.50%		8/26/2032	5,938,414	(41,897)	—	0.00%
Denali Intermediate Holdings, Inc.	(5)	First Lien Term Loan	SOFR + 5.50%	9.23%	8/26/2032	59,384,137	58,796,105	59,384,137	3.91%
Denali Intermediate Holdings, Inc.		First Lien Revolver	SOFR + 5.50%		8/26/2032	2,727,273	(16,381)	—	0.00%
Denali Intermediate Holdings, Inc.		First Lien Term Loan	SOFR + 5.50%	9.23%	8/26/2032	147,272,727	145,883,882	147,272,727	9.70%

Total Data Processing & Outsourced Services							204,621,709	206,656,864	13.60%

Diversified Consumer Services
Cambium Learning Group, Inc.		First Lien Term Loan	SOFR + 5.50%	9.46%	7/20/2028	56,579,545	56,465,202	55,589,403	3.66%

Total Diversified Consumer Services							56,465,202	55,589,403	3.66%

Electrical Components & Equipment
Truck-Lite Co, LLC	(5)	First Lien Delayed Draw			2/13/2032	5,333,333	—	(26,667)	0.00%
Truck-Lite Co, LLC	(5)	First Lien Delayed Draw	SOFR + 4.75%	8.45%	2/13/2032	1,917,186	1,117,186	1,107,600	0.07%
Truck-Lite Co, LLC	(5)	First Lien Delayed Draw	SOFR + 4.75%	8.48%	2/13/2032	10,734,201	4,169,908	4,195,887	0.28%
Truck-Lite Co, LLC	(5)	First Lien Revolver			2/13/2030	5,333,333	—	(26,667)	0.00%
Truck-Lite Co, LLC	(5)	First Lien Term Loan	SOFR + 4.75%	8.48%	2/13/2032	52,964,564	52,964,564	52,699,741	3.47%
Truck-Lite Co, LLC		First Lien Delayed Draw	SOFR + 4.75%	8.45%	2/13/2032	832,484	481,232	480,944	0.03%
Truck-Lite Co, LLC		First Lien Revolver			2/13/2030	2,315,851	(10,434)	(11,579)	0.00%

Portfolio Company(1)(2)	Footnotes	Investment	Reference Rate and Spread(3)	Interest Rate(3)	Maturity Date	Par Amount / Units	Cost	Fair Value	% of Net Assets(5)
Truck-Lite Co, LLC		First Lien Term Loan	SOFR + 4.75%	8.48%	2/13/2032	22,522,729	22,417,861	22,410,115	1.48%

Total Electrical Components & Equipment							81,140,317	80,829,374	5.32%

Health Care Equipment & Supplies
BVI Medical, Inc.		First Lien Delayed Draw	SOFR + 6.00%	9.88%	3/5/2032	2,916,667	1,014,193	976,042	0.06%
BVI Medical, Inc.		First Lien Revolver			3/5/2032	5,416,667	(48,398)	(121,875)	0.0%
BVI Medical, Inc.	(4)	First Lien Term Loan	SOFR + 6.25%	9.97%	3/7/2032	69,487,461	68,892,043	67,923,993	4.47%

Total Health Care Equipment & Supplies							69,857,838	68,778,160	4.53%

Health Care Services
Blazing Star Shields Intermediate, LLC		First Lien Revolver	SOFR + 6.00%		8/28/2030	4,044,231	(38,874)	(60,663)	0.00%
Blazing Star Shields Intermediate, LLC		First Lien Term Loan	SOFR + 6.00%	9.82%	8/28/2030	100,703,380	98,994,711	99,192,829	6.53%

Total Health Care Services							98,955,837	99,132,166	6.53%

Health Care Technology
Acentra Holdings, LLC		First Lien Term Loan	SOFR + 5.75%	9.42%	12/17/2029	4,573,261	4,573,261	4,573,261	0.30%
Coding Solutions Acquisition, Inc.		First Lien Delayed Draw			8/7/2031	263,307	(2,437)	(2,633)	0.00%
Coding Solutions Acquisition, Inc.		First Lien Revolver			8/7/2031	591,702	(5,478)	(5,917)	0.00%
Coding Solutions Acquisition, Inc.		First Lien Term Loan	SOFR + 5.00%	8.72%	8/7/2031	6,830,164	6,763,729	6,761,863	0.45%
Gainwell Acquisition Corp.		First Lien Term Loan	SOFR + 4.00%	7.77%	10/1/2027	38,676,845	38,001,679	38,067,684	2.51%
Gainwell Acquisition Corp.		Second Lien Term Loan	SOFR + 8.00%	12.04%	10/2/2028	96,500,000	92,935,467	94,570,000	6.23%
Greenway Health, LLC (fka Vitera Healthcare Solutions, LLC)		First Lien Term Loan	SOFR + 6.75%	10.42%	4/2/2029	14,937,020	14,937,020	14,937,020	0.98%
Model N, Inc.		First Lien Delayed Draw			6/27/2031	1,182,942	(5,465)	(5,915)	0.00%
Model N, Inc.		First Lien Revolver			6/27/2031	630,902	(2,914)	(3,155)	0.00%
Model N, Inc.		First Lien Term Loan	SOFR + 4.75%	8.42%	6/27/2031	5,723,960	5,697,519	5,695,341	0.37%
NextGen Healthcare, Inc.		First Lien Revolver			11/9/2029	512,084	(2,292)	(2,560)	0.00%
NextGen Healthcare, Inc.		First Lien Term Loan	SOFR + 5.25%	9.09%	11/9/2029	5,228,026	5,204,628	5,201,885	0.34%

Total Health Care Technology							168,094,717	169,786,874	11.18%

Home Furnishings
Poly-Wood LLC		First Lien Delayed Draw			3/20/2030	1,801,204	(8,134)	(9,006)	0.00%
Poly-Wood LLC		First Lien Revolver			3/20/2030	1,801,204	(8,134)	(9,006)	0.00%
Poly-Wood LLC		First Lien Term Loan	SOFR + 4.875%	8.59%	3/20/2030	9,438,165	9,395,544	9,390,974	0.62%

Portfolio Company(1)(2)	Footnotes	Investment	Reference Rate and Spread(3)	Interest Rate(3)	Maturity Date	Par Amount / Units	Cost	Fair Value	% of Net Assets(5)
Total Home Furnishings							9,379,276	9,372,962	0.62%

Insurance
MCS Healthcare Holdings, LLC		First Lien Term Loan	SOFR + 7.75%	11.58%	12/28/2027	27,500,000	27,955,672	27,500,000	1.81%

Total Insurance							27,955,672	27,500,000	1.81%

Insurance Brokers
THG Acquisition, LLC		First Lien Delayed Draw	SOFR + 4.75%	8.47%	10/31/2031	950,247	271,078	271,223	0.02%
THG Acquisition, LLC		First Lien Revolver	SOFR + 4.75%	8.47%	10/31/2031	475,701	60,313	60,142	0.00%
THG Acquisition, LLC		First Lien Term Loan	SOFR + 4.75%	8.47%	10/31/2031	4,235,713	4,216,058	4,214,534	0.28%

Total Insurance Brokers							4,547,449	4,545,899	0.30%

Interactive Media & Services
Neptune Bidco US Inc.		Second Lien Term Loan	SOFR + 9.75%	13.76%	10/11/2029	47,734,884	48,631,157	47,913,890	3.15%

Total Interactive Media & Services							48,631,157	47,913,890	3.15%

Internet Services & Infrastructure
DigiCert Inc.		First Lien Revolver			7/30/2030	6,226,336	(69,992)	(84,056)	-0.01%
DigiCert Inc.		First Lien Term Loan	SOFR + 5.75%	9.47%	7/10/2030	88,627,389	87,547,918	87,430,919	5.76%
Starlight Parent, LLC		Second Lien Term Loan	SOFR + 6.00%	9.70%	4/18/2033	47,500,000	45,883,613	45,837,500	3.02%

Total Internet Services & Infrastructure							133,361,539	133,184,363	8.77%

IT Consulting & Other Services
AI Titan Parent, Inc.		First Lien Delayed Draw	SOFR + 4.50%	8.32%	8/29/2031	1,181,316	259,016	262,843	0.02%
AI Titan Parent, Inc.		First Lien Revolver			8/29/2031	738,323	(3,419)	(1,846)	0.00%
AI Titan Parent, Inc.		First Lien Term Loan	SOFR + 4.50%	8.22%	8/29/2031	5,906,582	5,879,234	5,891,816	0.39%

Total IT Consulting & Other Services							6,134,831	6,152,813	0.41%

IT Services
CF Intermediate Holdings, LLC		First Lien Term Loan	SOFR + 6.00%	9.74%	12/10/2029	40,532,143	40,449,676	40,532,143	2.67%

Total IT Services							40,449,676	40,532,143	2.67%

Life & Health Insurance
Integrity Marketing Acquisition, LLC		First Lien Term Loan	SOFR + 5.00%	8.82%	8/25/2028	5,623,650	5,623,650	5,623,650	0.37%

Total Life & Health Insurance							5,623,650	5,623,650	0.37%

Machinery
Shape Technologies Group, Inc.	(4)	First Lien Term Loan	SOFR + 7.25%	10.99%	9/6/2030	88,462,883	85,234,253	86,693,625	5.71%

Portfolio Company(1)(2)	Footnotes	Investment	Reference Rate and Spread(3)	Interest Rate(3)	Maturity Date	Par Amount / Units	Cost	Fair Value	% of Net Assets(5)
Total Machinery							85,234,253	86,693,625	5.71%

Media
STV Group, Incorporated		First Lien Delayed Draw			3/20/2031	1,810,054	—	—	0.00%
STV Group, Incorporated		First Lien Revolver			3/20/2030	1,267,038	—	—	0.00%
STV Group, Incorporated		First Lien Term Loan	SOFR + 4.75%	8.47%	3/20/2031	6,224,323	6,224,323	6,224,323	0.41%

Total Media							6,224,323	6,224,323	0.41%

Multi-line Insurance
Shelf Bidco Ltd.		First Lien Term Loan	SOFR + 5.00%	8.88%	10/17/2031	15,484,799	15,412,978	15,484,799	1.02%

Total Multi-line Insurance							15,412,978	15,484,799	1.02%

Multi-Utilities
USIC Holdings, Inc.	(5)	First Lien Delayed Draw	SOFR + 5.50%	9.32%	9/10/2031	2,524,132	1,415,925	1,431,207	0.09%
USIC Holdings, Inc.	(5)	First Lien Revolver	SOFR + 5.25%	9.07%	9/10/2031	5,469,730	2,502,494	2,535,611	0.17%
USIC Holdings, Inc.	(5)	First Lien Term Loan	SOFR + 5.50%	9.32%	9/10/2031	42,546,685	42,076,352	42,333,952	2.79%
USIC Holdings, Inc.		First Lien Delayed Draw	SOFR + 5.50%	9.32%	9/10/2031	1,161,979	642,414	642,003	0.04%
USIC Holdings, Inc.		First Lien Revolver	SOFR + 5.25%	9.07%	9/10/2031	2,454,142	1,141,604	1,137,670	0.07%
USIC Holdings, Inc.		First Lien Term Loan	SOFR + 5.50%	9.32%	9/10/2031	19,089,719	19,001,293	18,994,270	1.25%

Total Multi-Utilities							66,780,082	67,074,713	4.42%

Other Diversified Financial Services
Baker Tilly Advisory Group, LP		First Lien Revolver			6/3/2030	2,352,792	—	—	0.00%
Baker Tilly Advisory Group, LP		First Lien Term Loan	SOFR + 4.75%	8.47%	6/3/2031	12,747,323	12,747,323	12,747,323	0.84%
GC Waves Holdings, Inc.		First Lien Delayed Draw	SOFR + 4.50%	8.22%	10/4/2030	3,850,180	3,826,294	3,840,554	0.25%
GC Waves Holdings, Inc.		First Lien Term Loan	SOFR + 4.50%	8.22%	10/4/2030	1,451,658	1,445,029	1,448,029	0.10%
Mai Capital Management Intermediate LLC		First Lien Delayed Draw	SOFR + 4.75%	8.42%	8/29/2031	1,729,109	1,716,061	1,720,463	0.11%
Mai Capital Management Intermediate LLC		First Lien Revolver	SOFR + 4.75%	8.44%	8/29/2031	674,560	122,806	121,421	0.01%
Mai Capital Management Intermediate LLC		First Lien Term Loan	SOFR + 4.75%	8.42%	8/29/2031	2,942,145	2,928,523	2,927,434	0.19%

Total Other Diversified Financial Services							22,786,036	22,805,224	1.50%

Professional Services
Jensen Hughes		First Lien Delayed Draw			9/1/2031	420,414	(3,894)	(2,102)	0.00%
Jensen Hughes		First Lien Delayed Draw	SOFR + 5.00%	8.82%	9/1/2031	1,801,641	327,776	338,001	0.02%
Jensen Hughes		First Lien Revolver			9/1/2031	720,709	(6,675)	(3,604)	0.00%
Jensen Hughes		First Lien Term Loan	SOFR + 5.00%	8.93%	9/1/2031	6,374,314	6,315,279	6,342,442	0.42%
Rimkus Consulting Group, Inc.		First Lien Delayed Draw	SOFR + 5.25%	9.24%	4/1/2031	1,269,219	296,268	289,665	0.02%

Portfolio Company(1)(2)	Footnotes	Investment	Reference Rate and Spread(3)	Interest Rate(3)	Maturity Date	Par Amount / Units	Cost	Fair Value	% of Net Assets(5)
Rimkus Consulting Group, Inc.		First Lien Revolver	SOFR + 5.25%	9.24%	4/1/2030	678,500	166,559	162,840	0.01%
Rimkus Consulting Group, Inc.		First Lien Term Loan	SOFR + 5.25%	9.24%	4/1/2031	5,012,418	4,989,343	4,962,294	0.33%

Total Professional Services							12,084,656	12,089,536	0.80%

Real Estate Management & Development
Associations Finance, Inc.	(5)	First Lien Delayed Draw			7/2/2028	280,823	(2,047)	—	0.00%
Associations Finance, Inc.	(5)	First Lien Delayed Draw	SOFR + 6.50%	10.66%	7/3/2028	2,281,413	961,050	977,678	0.06%
Associations Finance, Inc.	(5)	First Lien Delayed Draw	SOFR + 6.50%	10.64%	7/2/2028	3,343,135	1,834,416	1,858,783	0.12%
Associations Finance, Inc.	(5)	First Lien Revolver	SOFR + 6.50%		7/3/2028	1,834,744	(13,373)	—	0.00%
Associations Finance, Inc.	(5)	First Lien Term Loan	SOFR + 6.50%	10.66%	7/3/2028	29,181,865	28,969,167	29,181,865	1.92%
Associations Finance, Inc.	(5)	First Lien Term Loan	SOFR + 6.50%	10.63%	7/2/2028	2,993,777	2,971,957	2,993,777	0.20%
Associations Finance, Inc.		First Lien Delayed Draw	SOFR + 6.50%	10.66%	7/3/2028	107,712	46,159	46,159	0.00%
Associations Finance, Inc.		First Lien Revolver	SOFR + 6.50%		7/3/2028	86,645	—	—	0.00%
Associations Finance, Inc.		First Lien Term Loan	SOFR + 6.50%	10.66%	7/3/2028	1,377,757	1,377,757	1,377,757	0.09%
OD Intermediate Subi Holdco II LLC		Second Lien Term Loan	12.5%	12.50%	2/25/2029	33,333,333	33,199,386	33,333,333	2.19%

Total Real Estate Management & Development							69,344,472	69,769,352	4.59%

Research & Consulting Services
Navex Topco, Inc.	(5)	First Lien Term Loan	SOFR + 5.00%	8.91%	10/14/2032	58,102,026	57,814,303	57,956,771	3.82%
Navex Topco, Inc.		First Lien Revolver			10/14/2031	503,151	(1,258)	(1,258)	0.00%
Navex Topco, Inc.		First Lien Term Loan	SOFR + 5.00%	8.91%	10/14/2032	5,596,918	5,583,358	5,582,925	0.37%

Total Research & Consulting Services							63,396,403	63,538,438	4.18%

Software
LOCI Bidco Limited		First Lien Term Loan	SOFR + 5.00%	8.69%	5/14/2031	50,000,000	49,094,183	50,000,000	3.29%

Total Software							49,094,183	50,000,000	3.29%

Systems Software
Evergreen IX Borrower 2023, LLC		First Lien Term Loan	SOFR + 4.75%	8.42%	9/30/2030	1,721,426	1,721,426	1,721,426	0.11%

Total Systems Software							1,721,426	1,721,426	0.11%

Trading Companies & Distributors
BCPE HIPH Parent, Inc.		First Lien Delayed Draw	SOFR + 5.75%	9.47%	10/7/2030	3,230,834	1,990,844	1,996,822	0.13%
BCPE HIPH Parent, Inc.		First Lien Term Loan	SOFR + 5.75%	9.47%	10/7/2030	2,299,027	2,283,279	2,287,532	0.15%
FloWorks International LLC		First Lien Delayed Draw	SOFR + 4.75%	8.47%	11/26/2031	477,234	472,675	474,848	0.03%
FloWorks International LLC		First Lien Term Loan	SOFR + 4.75%	8.57%	11/26/2031	3,789,240	3,771,641	3,770,293	0.25%

Portfolio Company(1)(2)	Footnotes	Investment	Reference Rate and Spread(3)	Interest Rate(3)	Maturity Date	Par Amount / Units	Cost	Fair Value	% of Net Assets(5)
PT Intermediate Holdings III, LLC		First Lien Delayed Draw	SOFR + 4.75%		4/9/2030	1,472,766	(13,318)	—	0.00%
PT Intermediate Holdings III, LLC	(4)	First Lien Term Loan	SOFR + 5.00%	8.67%	4/9/2030	8,094,751	8,022,505	8,094,751	0.53%
Wheels Bidco, Inc.	(5)	First Lien Term Loan	SOFR + 5.50%	9.40%	10/31/2031	25,000,000	24,911,249	25,000,000	1.65%
Wheels Bidco, Inc.		First Lien Term Loan	SOFR + 5.50%	9.40%	10/31/2031	19,416,223	19,235,948	19,416,223	1.28%

Total Trading Companies & Distributors							60,674,823	61,040,469	4.02%

Total Debt Investments							1,491,829,043	1,495,559,760	98.46%

Derivatives Investments
Insurance
MHH Healthcare, L.P.		Options				4,682,230	—	3,511,673	0.23%

Total Insurance						4,682,230	—	3,511,673	0.23%

Total Derivatives Investments						4,682,230	—	3,511,673	0.23%

Total Investments							1,491,829,043	1,499,071,433	98.69%

(1)

All investments are non-controlled/non-affiliated investments as defined by the 1940 Act. The 1940 Act classifies investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities.

(2)	The issuers of debt and equity held by the Company is domiciled in the United States unless otherwise noted.
(3)

The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate (“SOFR”), which reset monthly or quarterly. For each such investment, the Company has provided the spread over SOFR and the current contractual interest rate in effect at January 2, 2026. Certain investments are subject to a SOFR floor. For fixed rate loans, a spread above a reference rate is not applicable.

(4)	Denotes investments with contractual payment-in-kind, or PIK, interest provisions.
(5)	Investment is held in APS CW SPV, LLC, a wholly owned subsidiary of the Company.

OHA – Market Opportunity

OHA believes that dramatic changes in financing markets, combined with the compelling attributes of private credit for both borrowers and investors, are creating a highly attractive and growing investment opportunity. The dynamics described below have culminated in a growing opportunity to provide private debt financing to well-established, larger companies generally with earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $75 million or greater (“Larger Borrowers”), who historically had relied on the liquid, or broadly syndicated, loan market but are now increasingly accessing the benefits of private financing solutions. We believe that the OHA Adviser is well-positioned to capitalize on this growth given its consistent historical focus on Larger Borrowers, experience investing through numerous market cycles over more than 30 years and other competitive advantages.

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Changes in Financing Markets are Driving Growth in Private Lending. Secular changes largely set in motion by regulatory response to the global financial crisis of 2008-2009 have led to market supply / demand dynamics that have resulted in borrowers and private equity sponsors increasingly accessing the benefits of private financings. Increased regulation, industry consolidation, and general risk aversion have caused traditional banks to retreat from lending markets. While bank retrenchment created a financing void, demand for capital continues to grow, evidenced by elevated private equity deal activity and “dry powder” (i.e., uncalled capital commitments), as well as M&A financing needs more broadly. The supply / demand imbalance has created an opportunity for providers of private lending solutions, like OHA, to step in and directly originate financing solutions with attractive terms for investors. Capital available for private lending has grown accordingly, causing the private lending market to develop in a large and viable alternative source of financing.

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Changes in Corporate Borrower Behavior. With this backdrop, corporate borrowers also increasingly seek the advantages of private lending solutions, compared to traditional lending markets. These benefits include greater structuring flexibility, transaction privacy, certainty of pricing and terms, speed of execution and smaller, more manageable lender groups. In recent years, this growth has been particularly pronounced among larger companies and their sponsors seeking customized financing solutions unavailable in traditional financing markets. These borrowers often favor engagement with select trusted lending partners, like OHA, to address their ongoing and often complex financing needs with streamlined private solutions irrespective of market environment. OHA believes that as companies and private equity sponsors become more aware of the depth in the private debt space that has been created by scaled providers, like OHA, they will increasingly weigh this option against public market alternatives for larger companies. OHA believes that its integrated investment activities and engagement with borrowers as a “one-stop” shop across public and private market financing needs position it to capitalize on these evolving borrower behaviors.

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Strength of Private Credit During Volatile Market Environments. Periods of market volatility, such as the dislocation caused by the COVID-19 pandemic and the increased market turbulence and uncertain economic backdrop in 2022, appear to accentuate the advantages of private credit and reinforce the secular trends that drive the growth of the asset class. The availability of capital in the liquid credit market is highly sensitive to market conditions and often becomes constrained during more volatile market environments. This is a consequence of liquid or syndicated loan new issuance relying to a large extent on the creation of collateralized loan opportunities (“CLOs”), retail fund flows and other technical forces as banks retrenched from traditional lending markets. Private lending, in contrast, has proven to be a stable and reliable source of capital through periods of volatility, which often expands the opportunity set for private financing. These dynamics are expected to position the Company to secure favorable pricing and rigorous structural protection to drive value for investors. Moreover, OHA believes that both normally functioning and challenged market environments have the potential to offer attractive private lending opportunities.

•

Privately Originated, Senior Secured Loans Offer Attractive Investment Characteristics. As the market landscape has evolved over the past several years, investors continue to search for asset classes with defensive characteristics that also produce high, current income. While there is inherent risk in investing in any security, senior secured debt is at the top of the capital structure and thus has priority claims in payment among an issuer’s security holders (i.e., senior secured debt holders are due to receive payment before junior creditors and equity holders). These investments are secured by the issuer’s assets and often include restrictive covenants for the purpose of investor protection. Additionally, private credit investments will generally offer higher coupons and total return potential than what is available in the liquid credit markets, primarily due to illiquidity and complexity premia. Senior secured loans also generally consist of floating rate cash interest coupons, which OHA believes can be another attractive return attribute in a rising interest rate environment.

OHA views these changes as long-lasting and the continued market evolution as highly complementary with its differentiated investment capabilities and historical investment process. OHA therefore believes that it is well-positioned to continue to capitalize on the growing opportunity to generate attractive risk-adjusted returns from private lending to Larger Borrowers.

The OHA Adviser’s Differentiated Positioning to Capitalize on Opportunity

The OHA Adviser believes that its investment strategy for the Company represents a differentiated approach to private credit investing. More specifically, the OHA Adviser believes that the following characteristics distinguish the Company as a compelling investment opportunity:

•

Deep Credit Investment Experience: OHA has been a credit specialist for more than 30 years. Over that time, it has invested in thousands of companies, accumulating an extensive “library of knowledge” that it believes offers differentiated views on issuers, industries and markets. OHA has also developed deep strategic relationships and robust networks with management teams and private equity sponsors, with a focus on larger companies that are increasingly seeking private credit solutions. OHA believes these historical relationships will remain significant drivers of its private credit investment deal flow.

•

Significant Private Credit Investment Expertise: OHA has a long history of private credit investing starting in 2002 that has been tested through several credit cycles. OHA believes that this experience demonstrates its ability to generate attractive risk-adjusted returns with an emphasis on downside protection from private lending. OHA manages numerous investment programs that focus on senior secured corporate private credit investments primarily in North America and Europe. These investment programs seek to capitalize on OHA’s significant and successful history investing in private first lien and unitranche financings, as well as second lien loans and other corporate secured debt. These client solutions include other pooled investment vehicles and single investor mandates structured to solve the various objectives and requirements of OHA’s global investor base. Further, these investment programs and OHA’s broader investment platform provide significant capacity to drive and commit to private financing solutions in scale.

•

Highly Experienced Team: The Company benefits from the full capabilities of OHA’s more than 100 investment professionals globally, who have worked at OHA for over 20 years on average and have navigated and capitalized on numerous market cycles. Further, the deep continuity of OHA’s senior team has helped institutionalize a highly disciplined investment process. OHA believes that the consistency of this process has contributed to the consistency of its investment results across its corporate credit strategies. This robust process harnesses the complementary skillsets of industry, asset-class, transaction, documentation and workout specialists to enhance sourcing, due diligence, structuring and ongoing monitoring of investments. OHA further believes that the continuity of its team and execution of its time-tested investment process should position it to source and execute on highly attractive opportunities, often on a proprietary basis, on behalf of investors. See “Item 5. Directors and Executive Officers – Portfolio Management – OHA Adviser” for a more detailed discussion.

•

Industry-Specialist Investment Team Model: A central component of the OHA Adviser’s and OHA’s investment process is deep and experienced industry-focused investment teams. These teams are typically comprised of three to six professionals and are charged with having a deep understanding of all relevant companies in their sectors. OHA believes that the depth of their expertise meaningfully enhances all aspects of its investment process, contributing to attractive returns with minimal credit losses over time. OHA believes that sponsors and management teams view its industry teams as possessing differentiated perspectives on industry and company-specific matters, deal structures, pricing and other important transaction dynamics. OHA believes this facilitates early discussions with such sponsors and companies, which OHA believes enables OHA to drive key deal terms, access greater size in transactions and, in certain cases, achieve more favorable economics. A deep understanding of industries and companies also positions OHA to suggest proactively creative financing solutions that can drive significant potential value for borrowers, private equity sponsors and, in turn, investors. Finally, OHA believes that its sector knowledge also meaningfully enhances the quality of its due diligence. OHA often has a prior relationship with a corporate borrower or its management team, deep knowledge of its competitors and/or ongoing dialogue with key customers, suppliers, industry consultants and other contacts that can offer differentiated perspectives.

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Scaled, “One-stop Shop”: OHA believes that the size and breadth of its platform solving diverse, often complex financing needs of corporate borrowers across both private and liquid markets is a distinct sourcing advantage. The resulting frequent dialogue and active engagement contribute to proprietary deal flow with significant repeat lender roles for OHA. These capabilities help maximize the number of opportunities that OHA sources, which it considers critical given the highly selective nature of its investment process. OHA’s industry teams are responsible for investments in the private and liquid credit markets, which includes working closely with OHA’s private credit specialists. This framework allows the relevant investment professional to serve as a single point of contact for a borrower that can deliver OHA’s scale and flexible solutions across the range of the corporate borrower’s financing needs over time. In many cases, OHA believes that management teams and sponsors do not know which financing solution will ultimately prove optimal and/or actionable as they assess their options. OHA can seamlessly partner across a full range of private, liquid or hybrid liquid/private solutions, positioning it to be a true partner of choice that can customize the best credit solution, regardless of the structure or complexity. In turn, OHA believes that it is viewed as a trusted, creative and thoughtful long-term lending partner, strongly positioning it when sponsors and management teams seek partners for proprietary financings or when assembling a small lending group. OHA’s flexibility on structure, combined with size to drive transactions, enable it to be a “one-stop shop,” which is particularly relevant for Larger Borrowers who access both private and syndicated markets.

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Transaction Leadership: OHA has demonstrated experience leading private credit transactions which it attributes to the competitive advantages described above. OHA’s scale, company- and sector-specific insights, underwriting strength, and structuring expertise position it to engage in complex situations and deliver customized financing solutions that address the unique financing needs of corporate borrowers. Since 2018, OHA has held a leadership position in the vast majority of its private lending investments. Being a sole or primary lender in size fosters and enhances a partnership mentality with the corporate borrower that is differentiated from traditional lending relationships. OHA believes that its ability to lead transactions is a potential source of incremental return as it allows OHA to influence deal terms and structures to the benefit of the Company.

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Larger Borrower Focus: OHA typically focuses on investments in companies with EBITDA of $75 million or greater, which has been a consistent aspect of OHA’s investment process throughout its history. OHA believes this focus and positioning to work with Larger Borrowers benefits the Company in several ways. OHA believes that credit profiles of Larger Borrowers generally benefit from greater business diversification, stronger market positions, experienced management teams and a greater ability to navigate challenging markets. At the same time, many larger companies have complex financing needs to which OHA’s capabilities and solutions are well-suited. In addition, OHA believes that fewer capital providers possess the required scale to effectively operate in this segment of the private credit market. In turn, scaled private lending platforms, like OHA, focused on Larger Borrowers currently face less competition than in the market for smaller companies. In particular, OHA observes that demand for private unitranche financings from Larger Borrowers continues to grow significantly, presenting OHA with many attractive investment opportunities in these well-structured facilities. OHA believes that this expanding universe of borrowers offers opportunities to secure more favorable pricing and rigorous structural protections on behalf of investors relative to the public markets where Larger Borrowers historically addressed their financing needs.

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Downside Protection: OHA believes that a key driver of success in private credit investing is the ability to limit credit mistakes and preserve capital. Accordingly, a focus on downside protection has been a core tenet of OHA’s investment process since inception. This time-tested approach employs a highly disciplined bottom-up, “private equity-style” due diligence process, combined with rigorous transaction structuring to mitigate risk. OHA’s extensive structuring expertise and flexibility combined with its trusted financing partner relationships position it to negotiate highly structured financing solutions that address the unique risks presented by a borrower. OHA believes that this focus on downside protection is evidenced by the low losses across its corporate credit strategies, historically including its private lending strategies.

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Significant Workout and Restructuring Expertise: OHA believes that the expertise gained as a leading distressed investor since 1990 offers a competitive advantage in the execution of its private credit strategy. OHA seeks to capitalize on this capability when evaluating and structuring private credit investments to ensure that the transaction documentation offers protection across a broad range of outcomes. OHA believes its expertise as a distressed investor also enhances its ability to move with conviction to seize on opportunities resulting from market volatility in its performing investment activities, including private credit. OHA believes that its distressed investment expertise also provides it with a distinct advantage monitoring and managing investments. Should one of OHA’s performing credit investments encounter difficulty, the relevant industry team will leverage OHA’s extensive workout capabilities. The distressed team will work with the industry team to re-evaluate the company and capital structure from a distressed investing perspective and implement a strategy to optimize results.

Aranda Adviser – Market Opportunity

The Aranda Adviser believes that several key features of its platform will allow it to capitalize on the current market opportunity for the Company:

Leading platform and access to proprietary deal flow. The Aranda Adviser expects that a substantial number of its investments will not be intermediated, and instead will be originated without the assistance of investment banks or other traditional Wall Street sources. The Aranda Adviser has a team of investment professionals (the “Aranda Investment Team”) responsible for originating, underwriting, executing and managing direct lending transactions. The Aranda Investment Team is responsible for sourcing and executing investment opportunities that will comprise the Aranda Assets.

In addition to executing direct calling campaigns to potential portfolio companies based on the Aranda Adviser’s industry sector knowledge and macroeconomic views, the Aranda Investment Team also maintains direct contact with financial sponsors, banks, corporate advisory firms, industry consultants, attorneys, investment banks, “club” investors, credit partners, and other potential sources of lending opportunities. By sourcing potential investments through multiple channels, the Aranda Adviser believes it is able to generate investment opportunities that have more attractive risk-adjusted return characteristics than those opportunities that are available when relying solely on origination flow from investment banks or other intermediaries.

Disciplined investment and underwriting process. Through the Aranda Adviser, we will seek to achieve the highest risk-adjusted returns available, as opposed to the highest absolute return available. The Aranda Adviser’s investment approach will seek to combine a rigorous analysis of macroeconomic and market factors with a deep understanding of individual companies and their assets, management, and prospects. The Aranda Adviser believes several factors distinguish its investment approach:

•	Flexibility. The Aranda Adviser’s broad middle-market to upper middle-market private company focus will allow it to focus its determination of current market opportunities and identify relative value.

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Risk pricing. The risk profile of the Aranda Adviser’s portfolio will evolve across credit cycles as credit tightens and loosens. During periods when risk premiums are tight and pricing alone may not reflect the possibility for volatility, the Aranda Adviser typically focuses on investing at a senior position in deals that permit the Aranda Adviser to control their duration (that is, price sensitivity serving as a function of time and changes in interest rates, expressed as a number of years). Conversely, during periods when risk premiums are wide, the Aranda Adviser will seek to capture an incremental risk premium by focusing more on junior instruments that have higher rates and longer durations.

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Emphasis on capital preservation. Capital preservation is a core component of the Aranda Adviser’s investment philosophy. In addition to its focus on stable, established middle-market to upper middle-market private companies, when evaluating directly originated investments, the Aranda Adviser employs a highly selective and rigorous “private equity-like” diligence and investment evaluation process focused on the identification of potential risks. The Aranda Adviser believes tight credit structuring is a fundamental part of the risk and recovery calculus, as the illiquidity inherent to private credit means that secondary market liquidity is not a reliable risk mitigant.

Carefully constructed and diversified portfolio. The Aranda Adviser believes that it is well-suited to construct a portfolio consisting predominantly of senior floating rate loans across a broad range of industries and borrowers. The Aranda Adviser believes that such a portfolio will allow it to generate meaningful investment income for us.

Experienced management team. The Aranda Adviser has a highly experienced management team with deep experience identifying and executing transactions across a broad range of industries and types of financings. Over their careers, the Aranda Investment Team has developed unique relationships and access to proprietary sourcing and servicing channels. Most senior team members have many years of experience on the buy-side and in credit. The more junior members of the Aranda Investment Team come from highly reputable banks and other advisory firms. The Aranda Adviser believes that the broad knowledge of this group from investing across asset classes through numerous credit cycles provides it with sound decision-making and invaluable insights into the investment process.

Aligned investment professionals. The Aranda Adviser believes its investment professionals are aligned with our investment objective.

Our Business Strategy

Investment Objective and Strategy

Our investment objective is to generate attractive risk-adjusted returns, predominately in the form of current income, with select investments exhibiting the ability to capture long-term capital appreciation with a focus on downside protection. We will invest in a diversified portfolio of primarily senior secured, privately originated floating rate loans to well-established companies in North America. We will seek to offer investors an all-weather investment solution positioned to generate premium yields and capture investment opportunities through different market environments, including periods of market volatility and fluctuating interest rates.

We will seek to capitalize on the deep expertise and extensive relationships with management teams and key market participants that OHA has developed over more than 30 years as a credit specialist, and that Aranda has also developed, to generate attractive risk-adjusted returns by providing private financing solutions. The Advisers believe that transformative change in financing markets is driving dramatic growth in private credit, particularly for Larger Borrowers, and both Advisers believe they are well-positioned to continue capitalizing on this evolution.

Since its inception, OHA has developed deep knowledge across the credit markets at the industry and company level, as well as deep relationships with management teams, private equity sponsors and other key industry participants, all of which it seeks to harness for the benefit of the Unitholder. OHA believes it is one of the few investment managers with the scale, depth of expertise, flexible capital and experience driving transactions and structuring complex solutions to be a financing partner of choice for Larger Borrowers seeking private solutions. Due to OHA’s deep expertise and extensive relationships developed throughout the industry, it is often the lead lender or part of a small group of lenders in a transaction. OHA is also well-positioned to mitigate downside risk by leveraging its world-class workout and restructuring expertise, developed as a leading distressed investor since the early 1990s, to optimize outcomes should an investment become challenged.

Similarly, the Aranda Adviser’s highly experienced management team retains a wealth of experience utilizing proprietary sourcing and servicing channels to identify and execute a wide variety of financing transactions across a broad range of market sectors, and it expects to continue to deploy this group’s broad knowledge in its advisory relationship with us to the benefit of the Company and, ultimately, the Unitholder. As part of this process, the Aranda Adviser combines a rigorous analysis of macroeconomic and market factors with a deep understanding of individual companies and their assets, management, and prospects, with a continued emphasis on capital preservation.

As mentioned, our investment strategy will focus primarily on directly originated and customized private financing solutions for middle-market to upper middle-market companies. By “middle-market companies,” we mean companies that have annual EBITDA (which we believe is a useful proxy for cash flow) of greater than $25 million, although we may invest in smaller companies on occasion. We refer to companies with annual EBITDA equal to or greater than approximately $125 million as “upper middle-market companies.” The Advisers believe their flexible, highly opportunistic approaches will position us to capitalize on a broad range of deal types including, but not limited to, acquisition-related financings, refinancings, recapitalizations, and other opportunistic solutions across a range of market environments. Both Advisers believe that this approach will best position them to identify attractive investments while remaining highly selective and retaining a central focus on loss avoidance.

While most of our investments will be in U.S. companies, we may also invest in non-U.S. companies to the extent permissible under the 1940 Act. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options, which generally would be obtained as part of our providing a broader financing solution. Under normal circumstances, we will not, however, invest in public equity except in connection with a restructuring, recapitalization, refinancing or similar transaction, and/or if the public equity is attached to a debt investment. Most of the debt instruments we intend to invest in will be unrated or rated below investment grade, which is often an indication of size, creditworthiness and speculative nature relative to the capacity of the borrower to pay interest and principal. Generally, if our unrated investments were rated, they would be rated below investment grade. These securities, which are often referred to as “junk” or “high yield,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are typically not readily traded.

Given our focus on senior secured private lending and the expected illiquidity of the assets, the Advisers anticipate the majority of our investments will either be held to maturity or until refinancing of the debt. As a result, the average holding period will vary, but based on the OHA Adviser’s historical private lending investments, the average holding period has been approximately three (3) years. However, the OHA Adviser’s private lending investments are typically issued with contractual maturities of six (6) to eight (8) years. We expect the vast majority of our portfolio to be comprised of floating rate loans.

We will seek to create a portfolio that includes primarily senior secured loans by primarily investing approximately $100 million of capital, on average, in the securities of middle-market and upper middle-market companies.

We may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements we enter into for speculative purposes are not expected to be material to our business or results of operations. These hedging activities, if any, will be in compliance with applicable legal and regulatory requirements, and may include the use of futures, options and forward contracts. There can be no assurance any hedging strategy we employ will be successful. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. We intend to qualify as a “limited derivatives user” under Rule 18f-4 under the 1940 Act, which generally will require us to limit our derivatives exposure to 10% of our net assets at any time, excluding certain currency and interest rate hedging transactions. In addition, the Advisers have claimed an exception from commodity pool operator (“CPO”) registration pursuant to Commodity Futures Trading Commission (“CFTC”) Rule 4.5; as such, the Advisers will not be regulated as CPOs and our derivatives trading will fall below de minimis derivatives trading thresholds imposed thereby.

We intend to employ leverage as market conditions permit and at the ultimate discretion of the Aranda Adviser, but in no event will the leverage we employ exceed the limitations set forth in the 1940 Act. Pursuant to the 1940 Act, we are required to have asset coverage of at least 150% (i.e., the amount of debt may not exceed two-thirds of the value of our assets). We intend to use leverage in the form of borrowings, including loans from certain financial institutions and the issuance of debt securities. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by us.

Structure of Investments

Debt Investments

The terms of our debt investments are tailored to the facts and circumstances of each transaction and prospective portfolio company. The Advisers negotiate the structure of each investment to protect our rights and manage our risk while providing funding to help the portfolio company achieve its business plan. We will invest in the following types of debt:

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First-lien debt. First-lien debt is typically senior on a lien basis to other liabilities in the issuer’s capital structure and has the benefit of a first-priority security interest in assets of the issuer. The security interest ranks above the security interest of any second-lien lenders in those assets. Our first-lien debt may include stand-alone first-lien loans, “last out” first-lien loans, “unitranche” loans, and secured corporate bonds with similar features to these categories of first-lien loans.

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Stand-alone first-lien loans. Stand-alone first-lien loans are traditional first-lien loans. All lenders in the facility have equal rights to the collateral that is subject to the first-priority security interest.

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“Last out” first-lien loans. “Last out” first-lien loans have a secondary priority behind super-senior “first out” first-lien loans in the collateral securing the loans in certain circumstances. The arrangements for a “last out” first-lien loan are set forth in an “agreement among lenders,” which provides lenders with “first out” and “last out” payment streams based on a single lien on the collateral. Since the “first out” lenders generally have priority over the “last out” lenders for receiving payment under certain specified events of default, or upon the occurrence of other triggering events under intercreditor agreements or agreements among lenders, the “last out” lenders bear a greater risk and, in exchange, receive a higher effective interest rate, through arrangements among the lenders, than the “first out” lenders or lenders in stand-alone first-lien loans. Agreements among lenders also typically provide greater voting rights to the “last out” lenders than the intercreditor agreements to which second-lien lenders often are subject.

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“Unitranche” loans. Unitranche loans combine features of first-lien, second-lien, and mezzanine debt, generally in a first-lien position. In many cases, we may provide the borrower most, if not all, of the capital structure above the equity. The primary advantages to the borrower are the ability to negotiate the entire debt financing with one lender and the elimination of intercreditor issues.

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Second-lien debt. Our second-lien debt may include secured loans, and, to a lesser extent, secured corporate bonds, with a secondary priority behind first-lien debt. Second-lien debt typically is senior on a lien basis to other liabilities in the issuer’s capital structure and has the benefit of a security interest over assets of the issuer, though such interest ranks junior to first-lien debt secured by those assets. First-lien lenders and second-lien lenders typically have separate liens on the collateral, and an intercreditor agreement provides the first-lien lenders with priority over the second-lien lenders’ liens on the collateral.

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“Mezzanine” and “unsecured” debt. Structurally, mezzanine debt usually ranks subordinate in priority of payment to first-lien and second-lien debt, and may not have the benefit of financial covenants common in first-lien and second-lien debt. Unsecured debt may rank junior as it relates to proceeds in certain liquidations where it does not have the benefit of a lien in specific collateral held by creditors (typically first-lien and/or second-lien lenders) who have a perfected security interest in such collateral. However, both mezzanine and unsecured debt ranks senior to common and preferred equity in an issuer’s capital structure. Mezzanine and unsecured debt investments generally offer lenders fixed returns in the form of interest payments, and mezzanine debt will often provide lenders an opportunity to participate in the capital appreciation, if any, of an issuer through an equity interest, which typically takes the form of an equity co-investment or warrants. Due to its higher risk profile and often less restrictive covenants compared to senior secured loans, mezzanine and unsecured debt generally bears a higher stated interest rate than first-lien and second-lien debt.

Our debt investments are typically structured with the maximum seniority and collateral that we can reasonably obtain while seeking to achieve our total return target. We seek to limit the downside potential of our investments by:

•	requiring a total return on our investments (including both interest and potential equity appreciation) that compensates us for credit risk; and

•	negotiating covenants in connection with our investments that afford our portfolio companies as much flexibility in managing their businesses as possible, consistent with preservation of our capital.

We believe that these parameters may serve to limit “downside potential” (i.e., the risk that our portfolio companies may be unable to repay some or all of their obligations to us) in the long run. Covenants that we negotiate may include affirmative covenants (including reporting requirements), negative covenants (including financial covenants), lien protection, change of control provisions, and board rights, including either observation rights or rights to a seat on the board of the portfolio company.

Within our portfolio, we will aim to maintain an appropriate proportion among the various types of first-lien debt, unitranche loans, second-lien debt, and mezzanine and unsecured debt to allow us to achieve our target returns while maintaining our targeted amount of credit risk.

Equity and Other Investments

Our loan agreements with our portfolio companies may also provide for an equity interest in the issuer, such as a warrant or profit participation right. In certain instances, we also will make equity investments, although those situations are generally limited to those cases where we are also making an investment in mezzanine debt or a more senior part of the capital structure of the issuer. In addition, there may be instances where we invest in liquid securities of a portfolio company.

Management

The Board

Overall responsibility for our oversight rests with the Board. We have entered into the OHA Advisory Agreement with the OHA Adviser and the Aranda Advisory Agreement with the Aranda Adviser, pursuant to which each Adviser (individually and collectively) is responsible for our day-to-day management functions.

The Board is responsible for overseeing the Advisers and other service providers for our operations in accordance with the provisions of the 1940 Act, our limited liability company agreement (the “LLC

Agreement”), and applicable provisions of state and other laws. The Advisers will keep the Board informed as to their activities on our behalf and our investment operations and provide the Board with additional information as the Board may request from time to time. The Board is currently composed of 4 members, 3 of whom are Independent Directors.

Executive Officers

We do not have any employees and we do not expect to have any employees. Our day-to-day investment and administrative operations are managed by the Advisers pursuant to their respective Advisory Agreements and the Administrator pursuant to the Administration Agreement, respectively. In the future, each of the Advisers may hire additional investment professionals, and the Administrator may hire additional administrative professionals, to provide services to us based upon our needs. See “— Management Agreements —Advisory Agreements” and “— Management Agreements — Administration Agreement.” Each of our executive officers described under “Item 5. Directors and Executive Officers” is an employee of either the OHA Adviser or the Aranda Adviser.

The Advisers

As discussed above, our investment activities are managed by the Advisers. Our Advisers, within their respective mandates as provided in their respective Advisory Agreements, are responsible for sourcing and conducting due diligence on prospective portfolio companies and investments, analyzing investment opportunities, structuring investments, and monitoring their respective portions of our portfolio on an ongoing basis.

During Phase 1 and Phase 2, the OHA Adviser will act as an investment adviser to us pursuant to the OHA Advisory Agreement until such time that all of the OHA Assets mature, are sold or otherwise disposed of. The OHA Adviser is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Aranda Adviser will as act as an investment adviser to us pursuant to the Aranda Advisory Agreement in Phase 1, Phase 2 and beyond. The Aranda Adviser is not registered with the SEC under the Advisers Act.

OHA Adviser - Investment Process Overview

Origination and Sourcing

OHA believes that it has developed a strong sourcing network over its more than 30 years as a credit market specialist in the U.S. and Europe, which enhances its ability to generate a wide range of differentiated investment ideas. OHA has developed deep strategic relationships partnering with private equity sponsors, company management teams, bankers, attorneys, consultants, restructuring advisors and other key industry participants. OHA believes that having a broad sourcing strategy that focuses on direct origination from sponsors and management teams, as well as working with banks, advisors and other market participants, positions OHA to source the greatest number of potentially attractive investments for us. This robust and diversified deal flow is particularly important given OHA’s highly selective investment process and focus on risk-adjusted returns. Moreover, OHA believes that it has proven, and is viewed, to be a creative and thoughtful partner that can work quickly and constructively to meet the needs of its counterparties.

OHA believes that the integration of its liquid and private credit investment strategies into its credit specialist platform solving diverse, often complex financing needs across these markets is a distinct sourcing advantage. Notably, the scale of OHA’s firm-wide investment activities creates a high volume and frequency of engagement with sponsors, borrowers and other partners and counterparties. This framework continuously enriches knowledge of issuers, sponsors and their strategic and financing objectives across the OHA platform which drives private lending deal flow. For example, at any given time, OHA may be in dialogue with a sponsor on a private new issue transaction, a syndicated new issue transaction and a stressed or distressed investment that OHA acquired in the secondary market. That dialogue may be focused on existing portfolio companies, potential new buy-out or M&A opportunities. OHA believes that this frequency of dialogue not only enhances its relationships, but also positions it to engage early when the next financing opportunity arises.

OHA further believes that its industry-specialist investment model facilitates the working relationship and optimizes connectivity between market participants and OHA, further enhancing deal flow and proprietary sourcing. A private equity sponsor does not need to contact a separate team at OHA or be concerned that OHA may not have the appropriate capital to participate. OHA’s integrated model fosters a highly efficient and consistent process for counterparties. For example, as the financing strategy evolves for a company, a transaction can shift from the liquid to private markets or from a second lien loan to a streamlined unitranche solution, and OHA believes that it can drive and transition nimbly with the opportunity toward the ultimate outcome. Given these dynamics, OHA believes that it has developed particularly strong relationships with the more active sponsors and transaction partners who work on larger transactions, which will be the focus of the Company. Overall, OHA believes it is positioned to see both a large number of opportunities and a broad range of investment types across the capital structure.

Screening and Due Diligence Process

A critical component of the investment process is screening to determine which opportunities will advance to the full due diligence process. Given the large number of potential opportunities that OHA expects to source for us and the highly rigorous nature of its credit process, initial investment screening is highly selective. The screening process, which typically will include one or more members of the OHA Adviser’s portfolio management team and the relevant industry team, will seek to ensure appropriate prioritization of opportunities and resources for us. At this initial phase, the relevant team members will assess the likelihood that the opportunity may meet our return objectives while offering appropriate downside protection. OHA believes its industry expertise and deep “library of knowledge” across companies and capital structures is particularly helpful in assessing opportunities.

OHA emphasizes sectors it believes to be recession-resistant and in which it has significant experience by virtue of its industry specialization. OHA seeks to concentrate its investments in market leading businesses or unique assets and typically focuses on significant asset collateralization, protection through seniority in the capital structure, the quality of transaction documentation, attractive creation multiples and/or a current yield component. OHA believes its expertise across the capital structure also enhances its ability to assess relative value, price risk and, in turn, prioritize opportunities that meet OHA’s standards for full underwriting.

Opportunities that screen positively for OHA’s investment criteria proceed to the rigorous due diligence process by which OHA “surrounds” the credit with its full capabilities and resources. As noted, OHA’s relevant industry team typically leads the analysis, leveraging its extensive knowledge and other teams as relevant.

Each industry team focuses on understanding the full competitive landscape of their sector, regulatory considerations, key performance drivers and other industry-specific risks and opportunities. They maintain relationships with management teams, sponsors and other relevant constituents, including customers, suppliers, industry consultants, bankers and rating agencies. Active dialogue with companies and industry participants allows OHA to better understand the drivers of a company’s success, risks, strategy, culture and management team dynamics, which OHA believes leads to a better assessment of a company’s long-term business prospects and value. OHA seeks to engage with management teams prior to making an investment and on a regular basis thereafter as part of its investment process. Sustainability matters are discussed and, if relevant, pursued with the company with the purpose of contributing to positive change.

Investment decisions in respect of the OHA Commitment will generally be made by the OHA Adviser, subject to review by the Aranda Adviser. In reaching its decisions, the OHA Adviser will seek to draw upon all relevant expertise developed throughout their careers and across OHA for any given investment, with primary input coming from industry team members, asset class specialists and other OHA portfolio managers.

Structuring/Execution

OHA believes its scale, integrated approach, structuring expertise and flexibility across capital structures position it to move quickly and drive transaction processes and optimal outcomes for all parties. In many cases, OHA has accumulated information on a specific company or investment opportunity over multiple years prior to making an investment, positioning it to execute more quickly than other potential financing providers. OHA typically works with lender groups that are small and seeks true partnerships between the lenders and sponsors and management teams, reinforcing its ability to drive transaction processes. OHA believes that its demonstrated ability to lead transactions is a potential source of incremental return as it allows OHA to influence deal terms and structures to the benefit of the Company. OHA further believes that benefits of its private solutions to borrowers, including process and customization advantages, better position it to structure legal documentation with covenants and other forms of downside protection in addition to negotiating attractive pricing. OHA’s breadth and expertise also often enable it to offer multiple financing solutions increasing the opportunity to develop a structure that satisfies borrower objectives and OHA’s return and downside protection priorities.

OHA is actively involved in structuring and negotiates pricing, covenants and other terms directly with the sponsor and/or company. Industry teams work alongside our highly experienced and dedicated in-house documentation experts to ensure we are securing the protections we require for completed investments. Every investment memorandum contains a detailed covenant analysis which is discussed in depth with the OHA Adviser’s portfolio management team. If the team is unable to negotiate changes to weaker documentation relative to OHA’s high standard, OHA often declines the investment opportunity on that basis.

Portfolio Monitoring

Once an investment is made, OHA continuously monitors the activities and the financial condition of each portfolio company with the consistent analytical rigor of its credit underwriting process to proactively manage risk and optimize investment results. The monitoring process benefits from OHA’s industry-specialist model as the same team that underwrote the investment monitors it until exited, which OHA believes leads to greater connectivity with the borrowers, advantaged access to company information, increased accountability and enhanced ability to anticipate and manage borrower challenges. Maintaining team consistency between the underwriting and post-investment phases ensures seamless monitoring of a portfolio company. The industry-specialist team is responsible for staying abreast of all news flow and keeping the portfolio managers informed of all relevant and material developments on the names they cover. In many cases, monitoring also involves significant dialogue with management and may involve more direct involvement with management and decision making, potentially including participation in management meetings and/or Board-level discussion. Typically, research analysts will attempt to meet with issuer management teams several times during the year. In addition, analysts will seek to leverage the breadth of their knowledge and their industry contacts to stay abreast of trends and anticipate how changes at suppliers and customers might impact the portfolio. OHA continues to leverage its role as a trusted financing partner to enhance this dialogue with management teams.

OHA believes that its distressed investment expertise, which it has developed and honed in the North American and European markets since its inception, provides it with a distinct advantage monitoring investments. When one of OHA’s performing credit investments encounters difficulty, OHA’s distressed team will work directly with the relevant industry team to re-evaluate the company and capital structure from a distressed investing perspective and implement a strategy to optimize results. The industry team continues to maintain responsibility for their investment, sharing their accumulated knowledge and monitoring the investment through its entire life. OHA believes this collaborative approach is critical to forming a comprehensive understanding of a company’s options in a stressed or distressed scenario, with the goals of preserving capital and capitalizing on opportunities to enhance returns if possible. OHA believes this is a key differentiating factor that has historically benefited performance across its strategies.

OHA Portfolio Management Team

The OHA Adviser manages the OHA Assets. The OHA Adviser’s portfolio management team will meet regularly to vet new investment opportunities on our behalf. The day-to-day management of investments will be overseen by the portfolio managers.

All of the OHA Adviser’s portfolio management team members have ownership and financial interests in, and may receive compensation and/or profit distributions from, the OHA Adviser. None of the portfolio management team members receive any direct compensation from the Company.

Aranda Adviser – Investment Process Overview

Origination and Sourcing

We expect a substantial number of our investments will not be intermediated, and instead will be originated without the assistance of investment banks or other traditional Wall Street sources. In addition to executing direct calling campaigns to potential portfolio companies based on the Aranda Adviser’s industry sector knowledge and macroeconomic views, the Aranda Investment Team also maintains direct contact with financial sponsors, banks, corporate advisory firms, industry consultants, attorneys, investment banks, “club” investors, credit partners, and other potential sources of lending opportunities. Over their careers, the Aranda Investment Team has developed unique relationships and access to proprietary sourcing and servicing channels. Most senior members of the Aranda Investment Team have many years of experience on the buy-side and in credit, and the more junior members of the Aranda Investment Team come from highly reputable banks and other advisory firms. The Aranda Adviser expects this experience to benefit the Aranda Investment Team as it seeks to originate and source investment opportunities for the Company.

Due Diligence Process

The process through which an investment decision is made involves extensive research into the prospective portfolio company, its industry, its growth prospects, and its ability to withstand adverse conditions. If the Aranda Investment Team responsible for the potential transaction determines that an investment opportunity should be pursued, we will engage in an intensive due diligence process. Though each transaction will involve a somewhat distinct approach, diligence of each opportunity may include:

•	understanding the purpose of the prospective portfolio company’s capital requirement, the key personnel and variables, and the expected sources and uses of the proceeds of the investment;

•	meeting the company’s management, including top and middle-level executives, to get an insider’s view of the business, and to probe for potential weaknesses in business prospects;

•	checking management’s backgrounds and references;

•	performing a detailed review of the prospective portfolio company’s historical financial performance, including performance through various economic cycles, and the quality of earnings;

•	contacting customers and vendors to assess both business prospects and standard practices;

•	conducting a competitive analysis, and comparing the prospective portfolio company to its main competitors on an operating, financial, market share, and valuation basis;

•	researching the industry for historic growth trends and future prospects as well as to identify future exit alternatives;

•	assessing asset value and the ability of physical infrastructure and information systems to handle anticipated growth; and

•	investigating legal and regulatory risks and financial and accounting systems and practices.

Selective Investment Process

After an investment has been identified and preliminary diligence has been completed, a credit research and analysis report is prepared. This report is reviewed by senior investment professionals of the Aranda

Investment Team. If these senior and other investment professionals support the pursuit of the potential investment, then a more extensive due diligence process is employed. Additional due diligence with respect to any investment may be conducted on the Aranda Adviser’s behalf by attorneys, independent accountants, and other third-party consultants and research firms prior to the closing of the investment, as appropriate, on a case-by-case basis.

Once the Aranda Investment Team determines that a prospective portfolio company is suitable for investment, they work with the management or sponsor of that company and its other capital providers, including senior, junior, and equity capital providers, if any, to finalize the structure and terms of the investment.

Issuance of Formal Commitment

Approval of an investment requires the approval of the Aranda Adviser’s investment committee (the “Aranda Investment Committee”). The Aranda Investment Committee approves both the suitability of the investment, as well as the structure and terms of the investment as presented by the Aranda Investment Team.

Portfolio Monitoring

The Aranda Adviser monitors the Aranda Assets on an ongoing basis. The Aranda Adviser monitors the financial trends of each such portfolio company to determine if it is meeting its business plan and to assess the appropriate course of action for each company.

The Aranda Adviser has a number of methods of evaluating and monitoring the performance of these investments, which may include the following:

•	assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;

•	periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;

•	comparisons to other companies in the industry;

•	attendance at, and participation in, board meetings; and

•	review of monthly and/or quarterly financial statements and financial projections for our portfolio companies.

Aranda Investment Committee

The Aranda Adviser manages the Aranda Assets under the general oversight of the Aranda Investment Committee. The Aranda Investment Committee includes certain individuals who are senior personnel of the Aranda Adviser, as well as certain other persons to the extent appointed by the Aranda Adviser from time to time.

Payment of our Expenses

All investment professionals of the Advisers, when and to the extent engaged in providing investment advisory and management services to us, and the compensation and routine compensation-related overhead expenses of personnel allocable to these services to us, are provided and paid for by the Advisers as they incur such expenses, and not by us. We bear all other out-of-pocket costs and expenses of our operations and transactions, including, without limitation, those relating to:

•

investment advisory fees, including management fees and incentive or performance fees, as applicable, to the OHA Adviser and Aranda Adviser pursuant to the OHA Advisory Agreement and Aranda Advisory Agreement, respectively;

•

all costs and expenses associated with the establishment of the separately managed account arrangement and the acquisition of the Seed Portfolio by the Affiliated Fund and any related maintenance of or amendments to such agreement, including any fees, costs, and expenses, retainers and/or other payments of legal counsel and other advisors (as applicable);

•

all costs and expenses associated with the Matterhorn Formation Transaction, including any fees, costs, and expenses, retainers and/or other payments of legal counsel and other advisors (as applicable);

•	administration fees payable under the Administration Agreement and any future administration agreement;

•	organizational and offering expenses associated with this offering;

•	calculating our net asset value (“NAV”) (including the cost and expenses of any third-party valuation services);

•

fees and expenses, including travel expenses, incurred by the Advisers, members of their respective investment teams, or payable to third parties in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing our rights;

•

all fees, costs and expenses (including the allocable portions of salaries/compensation, overhead and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof, of employees of the Advisers, to the extent such expenses relate to attendance at meetings of the Board or any committees thereof;

•

all fees, costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by the Advisers or their affiliates for meetings with existing investors and any intermediaries, registered investment advisors, financial and other advisors representing such existing investors;

•

due diligence and research expenses (including an allocable portion of any research or other service that may deemed to be bundled for our benefit), as well as the information technology systems used to obtain such research and other information;

•	the costs of any private or public offerings of our Units and other securities, including registration and listing fees;

•	costs incurred in connection with the creation and maintenance of legal entities to hold our assets;

•	debt service and other costs of borrowings or other financing or derivative transactions (including, for the avoidance of doubt, interest, fees, and related legal expenses);

•	the Administrator’s allocable share of costs incurred in providing significant managerial assistance to those portfolio companies that request it;

•	amounts payable to third parties relating to, or associated with, making or holding investments;

•	transfer agent, dividend agent and custodial fees;

•	all federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

•	costs of derivatives and hedging;

•	commissions and other compensation payable to brokers or dealers;

•	taxes and governmental fees;

•	Independent Director fees and expenses;

•	costs of preparing financial statements and maintaining books and records, costs of compliance and attestation under the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and costs of preparing and submitting periodic filings, reports or other documents with the CFTC, SEC, European Securities and Markets Authority (“ESMA”), or other regulatory bodies, and other reporting and compliance costs, but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to us or our activities;

•

all fees, costs and expenses associated with the preparation and issuance of our periodic reports and related statements and other internal and third-party printing, publishing and reporting-related expenses in respect of us and our activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by us, the Advisers, or their affiliates in connection with such provision of services thereby);

•	the costs of any reports, proxy statements or other notices to unitholders (including printing and mailing costs) and the costs of any Board meetings;

•	all proxy voting fees, costs and expenses;

•

all insurance fees, costs and expenses (including fidelity bond, directors’ and officers’ / errors and omissions liability insurance and other insurance premiums incurred for the benefit of the OHA Adviser or Aranda Adviser);

•

all fees, costs and expenses associated with our information, obtaining and maintaining technology, third party or proprietary hardware/software, data-related communication, market data and research, and expenses and fees charged or specifically attributed or allocated by the OHA Adviser, Aranda Adviser and/or their respective affiliates for data-related services provided to us and/or our portfolio companies;

•

all fees, costs and expenses of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs incurred prior to the filing of our election to be treated as a BDC;

•	all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

•

costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with our business or that of our portfolio companies and the amount of any judgment or settlement paid in connection therewith, including directors’ and officers’ / errors and omissions liability or other insurance and indemnification or extraordinary expense or liability relating to our affairs;

•

all fees, costs and expenses, if any, incurred by us or on our behalf in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation, any legal, tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory, consulting and printing expenses, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading, settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal (including any retainers), filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the OHA Adviser or Aranda Adviser are not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction);

•	costs associated with winding up and liquidating our assets;

•	all fees, costs and expenses associated with individual or group investors in us;

•	all fees, costs and expenses (including travel) in connection with the diligence and oversight of our service providers;

•

direct costs and expenses of administration, including audit, accounting (including ratable share of the cost of valuation personnel), compliance, consulting and legal costs (including expenses of in-house audit, accounting, compliance, consulting, legal and other professionals of the Administrator or its affiliates, inclusive of their allocated overhead, engaged to provide services either directly or indirectly in respect of us and/or our portfolio companies); and

•	all other expenses reasonably incurred by us in connection with making investments and administering our business.

Pursuant to the Administration Agreement, we will also reimburse the Administrator for the allocable portion of compensation, overhead (including rent, IT assistance, office equipment and utilities), and other expenses incurred by the Administrator in performing management and administrative services for us, including compensation paid by the Administrator or its affiliates to our Chief Financial Officer, Chief Compliance Officer and their respective teams (including any third-party staff leveraged by such personnel to perform services for us), investor relations personnel, operations personnel and other non-investment professionals who spend time on services for us (based on the percentage of time those individuals devote, on an reasonable estimated basis, to our business and affairs).

Pursuant to the Administration Agreement, the costs of the OHA personnel, overhead, or other expenses incurred by OHA or the OHA Adviser that are not attributable to third parties are subject to a cap of (i) $375,000 for our organizational expenses on an upfront basis and (ii) $375,000 per quarter for our operating expenses following the commencement of our operations. No expenses other than the OHA personnel, overhead, or other expenses incurred by OHA or the OHA Adviser that are not attributable to third parties will be subject to a cap. From time to time, the OHA Adviser, in its capacity as an investment adviser to us or in its capacity as the Administrator, or its affiliates may pay third-party providers of goods or services. We will reimburse the OHA Adviser or such affiliates thereof for any such amounts paid on our behalf. From time to time, the OHA Adviser, in its capacity as an investment adviser or in its capacity as the Administrator, may defer or waive fees and/or rights to be reimbursed for expenses.

Distributions

Distributions will be made to the Unitholder at such times and in such amounts as determined by the Board. We generally intend to actually or deem to distribute substantially all of our available earnings annually by periodically paying distributions to our Unitholder, as determined by the Board in its discretion.

Allocation of Co-Investment Opportunities

General

The OHA Adviser and its affiliates provide investment management services to other BDCs, registered investment companies, investment funds, client accounts and proprietary accounts that the OHA Adviser or its affiliates may establish.

The OHA Adviser and its affiliates will share any investment and sale opportunities with their other clients and us in accordance with the Advisers Act and OHA’s firm-wide allocation policies, which generally provide for sharing pro rata based on targeted acquisition size or targeted sale size. Subject to the Advisers Act and as further set forth in this Registration Statement, certain other clients may receive certain priority or other allocation rights with respect to certain investments, subject to various conditions set forth in such other clients’ respective governing agreements.

In addition, as a BDC regulated under the 1940 Act, we are subject to certain limitations relating to co-investments and joint transactions with affiliates, which may in certain circumstances limit our ability to make investments or enter into other transactions alongside other clients.

Co-Investment Relief

The OHA Adviser and its affiliates have received an exemptive order from the SEC (the “Order”) that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the OHA Adviser and certain funds advised by the OHA Adviser and its affiliates, subject to certain terms and conditions. Pursuant to the terms of the Order, and in accordance with other provisions of the 1940 Act, we expect to co-invest with such funds unless doing so is impermissible under existing regulatory guidance, applicable regulations, the terms of the Order, or applicable policies and procedures, including the OHA Adviser’s allocation policies and procedures.

Our Independent Directors will approve and will regularly review these policies and procedures in accordance with the Order, the 1940 Act, and applicable regulations.

Management Agreements

The Advisers will serve as investment advisers to us pursuant to their respective Advisory Agreements with us governing each such role, and the Administrator will serve as our administrator in Phase 1 pursuant to the Administration Agreement.

Investment Advisory Agreements

Subject to the overall supervision of the Board and in accordance with the 1940 Act, the Advisers manage our day-to-day operations and provide investment advisory services to us. Each Adviser’s services are provided pursuant to their respective Advisory Agreement.

Aranda Advisory Agreement

The Aranda Adviser is located at 550 Madison Avenue, 34th Floor, New York, NY 10022. Under the terms of the Aranda Advisory Agreement, the Aranda Adviser:

•	formulates and implements our investment program;

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio, and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of the investments we make;

•	executes, closes, services, and monitors the investments we make;

•	determines the securities and other assets that we purchase, retain or sell;

•	performs due diligence on prospective portfolio companies;

•	exercises voting rights in respect of portfolio securities and other investments for us; and

•	provides us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.

The Aranda Adviser’s services under the Aranda Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, so long as its services to us are not impaired.

Under the Aranda Advisory Agreement, we will pay the Aranda Adviser fees for investment management services consisting of a base management fee (the “Aranda Base Management Fee”) and a performance fee (the “Aranda Performance Fee”). The Aranda Base Management Fee and Aranda Performance Fees that are payable under the Aranda Advisory Agreement for any partial period will be appropriately prorated. The cost of both the Aranda Base Management Fee and Aranda Performance Fees will ultimately be borne by our Unitholder.

Aranda Base Management Fee

The Aranda Base Management Fee in respect of the Aranda Assets will be payable quarterly in advance at an annual rate of (1) 1.50% of the gross asset value of the Aranda Non-Seed Portfolio and the Aranda Seed Portfolio assets acquired after April 1, 2024, subject to certain exceptions (the Aranda Non-Seed Portfolio assets and such Aranda Seed Portfolio assets collectively, the “New Aranda Portfolio”) and excluding cash and cash equivalents, and (2) 1.25% of the gross asset value of the Aranda Seed Portfolio assets acquired prior to April 1, 2024, subject to certain exceptions (such assets, the “Legacy Aranda Portfolio”) and excluding cash and cash equivalents, both as of the first day of each fiscal quarter and payable at the beginning of such fiscal quarter. In addition, the Aranda Base Management Fee will include an amount equal to an annual rate of 1.0% of net invested capital in the OHA Assets, subject to certain step-downs.

Aranda Performance Fee

The Aranda Performance Fee in respect of the Aranda Assets will consist of two components: an investment income-based allocation (the “Aranda Investment Income Allocation”) and a capital gains-based allocation (the “Aranda Capital Gains Allocation”) that are independent of each other, with the result that one component may be payable even if the other is not. In addition, the Aranda Performance Fee shall also include an amount equal to 10.0% multiplied by the OHA Incentive Fee Base (as defined below), calculated annually. The “OHA Incentive Fee Base” is the difference between (x) the incentive fee payable to the OHA Adviser (as described below, the “Applicable OHA Incentive Fee”) divided by 10%, less (y) the Applicable OHA Incentive Fee.

Aranda Investment Income Allocation. The Aranda Investment Income Allocation shall be calculated and payable annually in arrears based on the Investment Income (as defined below) attributable to the Aranda Assets for the immediately preceding fiscal year, and shall be equal to zero unless the Investment Income for the fiscal year exceeds the product of 6% per annum times the average of the NAV of the Company (including cash and cash equivalents), in ease case attributable to the Aranda Assets, as of the last day of each quarter of the applicable fiscal year (the “Aranda Hurdle Amount”). Thereafter, if the Investment Income attributable to the Aranda Assets for the fiscal year exceeds the Aranda Hurdle Amount, the Aranda Investment Income Allocation shall equal the sum of the Investment Income Catch-Up and the Investment Income Remainder (each as defined below).

Although the Aranda Hurdle Amount is calculated on an aggregate basis across the New Aranda Portfolio and Legacy Aranda Portfolio, for purposes of the remainder of this section, the Aranda Hurdle Amount for any fiscal year will be apportioned between the New Aranda Portfolio and Legacy Aranda Portfolio assets pro rata based on their respective NAVs as of the commencement of such fiscal year.

For purposes of this discussion:

“Investment Income,” which is calculated with respect to a given period and is calculated separately for the New Aranda Portfolio and Legacy Aranda Portfolio, means all interest (including the relevant portion of any amounts which constitute payment of both interest and principal), dividends, cash yield and other income (including accrued income with respect to original issue discount (“OID”), payment-in-kind (“PIK”) interest or other accrued income and zero-coupon securities (collectively, “Constructive Income”)) received or realized (or, solely with respect to Constructive Income, accrued) by the Company and by any of its subsidiaries with respect to the Aranda Assets, but excludes any realized capital gains/losses and any capital appreciation or depreciation, and is calculated net of Aranda Base Management Fees actually used by the Aranda Adviser to satisfy expenses (but excluding amounts of any excess Aranda Base Management Fees) and all other expenses of the Company (other than those attributable to the OHA Assets, including amounts payable to the OHA Adviser pursuant to the OHA Advisory Agreement). Any such expenses which are not directly attributable to a given portfolio investment shall be apportioned between the New Aranda Portfolio and Legacy Aranda Portfolio pro rata based on their relative NAV as of the commencement of the applicable period.

“Investment Income Catch-Up” means an amount, calculated separately for the New Aranda Portfolio and Legacy Aranda Portfolio, equal to the lesser of (x) the Investment Income of the New Aranda Portfolio or Legacy Aranda Portfolio (as applicable), less the Aranda Hurdle Amount applicable thereto, and (y) the remainder of (I) the applicable Aranda Hurdle Amount divided by the remainder of (A) one hundred percent (100%), less (B) the applicable Performance Fee Percentage (as defined below), less (II) the applicable Aranda Hurdle Amount.

“Investment Income Remainder” means an amount, calculated separately for the New Aranda Portfolio and Legacy Aranda Portfolio, equal to the product of (1) the remainder of (A) the Investment Income of the New Aranda Portfolio or Legacy Aranda Portfolio (as applicable) during the applicable fiscal year, less (B) the sum of the Aranda Hurdle Amount in respect of such assets plus the Investment Income Catch-Up in respect of such assets, multiplied by (2) the applicable Performance Fee Percentage in respect of such assets.

“Performance Fee Percentage” means (i) 15% with respect to the Legacy Aranda Portfolio and (ii) 17.5% with respect to the New Aranda Portfolio.

Legacy Aranda Portfolio

New Aranda Portfolio

Aranda Capital Gains Allocation. The second component of the Aranda Performance Fee, the Aranda Capital Gains Allocation, is determined and payable in arrears as of the end of each fiscal year. The amount payable shall be calculated separately for the New Aranda Portfolio and Legacy Aranda Portfolio and shall equal the product of the applicable Performance Fee Percentage multiplied by the Company’s Capital Gains (as defined below), if any, for such assets for such fiscal year.

If, at the end of any fiscal year, the sum of our Capital Gains in respect of the New Aranda Portfolio plus our Capital Gains in respect of the Legacy Aranda Portfolio is a negative number (i.e., we have Capital Losses (as defined below) when combined across the two sets of assets), then (i) the aggregate amount of such Net Loss (as defined below) will be apportioned between the assets contained in the New Aranda Portfolio and the Legacy Aranda Portfolio pro rata based on their respective NAVs as of the commencement of such fiscal year; (ii) the Aranda Investment Income Allocation in respect of each such portfolio will be reduced by the allocable portion of such Net Loss, multiplied by the applicable Performance Fee Percentage (provided, however, that such reduction will not exceed 15% of the Aranda Investment Income Allocation which would have resulted in the absence of this clause (ii)); and (iii) the cost basis for the assets contained in the New Aranda Portfolio and Legacy Aranda Portfolio will be deemed adjusted downwards to reflect the operation of clause (ii) so that Capital Gains will be calculated using the lower deemed cost basis for all future fiscal years. For the avoidance of doubt, (x) any such Capital Loss in a fiscal year will not reduce the Aranda Performance Fee in any subsequent fiscal year and (y) any Capital Loss realized in any fiscal year shall first be taken into account in reducing the Aranda Capital Gains Allocation before reducing the Aranda Investment Income Allocation.

For purposes of this discussion:

“Capital Gains” shall be calculated with respect to a given period and calculated separately for the assets contained in the New Aranda Portfolio and Legacy Aranda Portfolio and means realized gains in respect of such assets during the period, less all realized losses in respect of such assets and unrealized losses in respect of such assets based on reductions in the value of such assets during such period, in each case by us and/or any subsidiary; provided that, without duplication, any repayment of principal or return of capital with respect to a portfolio investment shall not be considered as Capital Gains until the cumulative amount of any such repayment of principal or return of capital in respect of such portfolio investment exceeds the original principal amount actually invested in such portfolio investment. For the avoidance of doubt, Capital Gains will not be calculated net of our expenses (including, for the avoidance of doubt, any Aranda Base Management Fees), as all of our expenses will be deducted from Investment Income. In the event of any unrealized loss in respect of a portfolio investment, or that any amounts above constitute a repayment of principal or return of capital of a portion of the capital invested into the applicable portfolio investment, the cost basis for such portfolio investment will be deemed adjusted downwards to reflect such unrealized loss, repayment of principal or return of capital, as applicable, so that Capital Gains will be calculated using the lower deemed cost basis for all future periods. The cost basis for a portfolio investment will be deemed adjusted upwards to reflect any previously accrued Constructive Income that actually gave rise to an Aranda Investment Income Allocation; provided that, for the avoidance of doubt, such upward adjustment shall not be deemed to have been made in the event such Constructive Income did not actually give rise to an Investment Income Reallocation (as defined in the Aranda Advisory Agreement), in which case the amount of such Constructive Income shall be treated instead as realized gain (based on the original principal amount actually invested in such portfolio investment) upon a repayment of the portfolio investment, and provided that, for the further avoidance of doubt, any item of repayment of principal, return of capital or gain will not be subject to both an Investment Income Reallocation and an Aranda Capital Gains Allocation. If Capital Gains is a negative number, it will be referred to as a negative Capital Gain, or as a “Capital Loss.”

Duration and Termination

Unless earlier terminated, the Aranda Advisory Agreement will continue in effect for a period of two years from its effective date. It will remain in effect from year to year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in either case, if also approved by a majority of the Independent Directors. The Aranda Advisory Agreement shall automatically terminate in the event of its assignment, as defined in the 1940 Act, by the Aranda Adviser, and may be terminated by the Board or the Aranda Adviser without penalty upon 60 days’ written notice to the other. The Unitholder may also terminate the Aranda Advisory Agreement without penalty upon 60 days’ written notice.

Indemnification

The Aranda Advisory Agreement provides that the Aranda Adviser and its officers, managers, partners, agents, employees, controlling persons, and members, and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Aranda Adviser’s services under the Aranda Advisory Agreement or otherwise as our investment adviser, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty.

Example Fee Calculations

Example 1: Income Related Portion of Incentive Fee(1):

Alternative 1 – Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.50%

Hurdle rate(2) = 1.50%

Aranda Base Management Fee(3) = 0.35%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.10%

Pre-incentive fee net investment income =

(investment income - (Aranda Base Management Fee + other expenses)) = 1.05%

Pre-incentive net investment income does not exceed the hurdle rate; therefore, there is no Aranda Investment Income Allocation.

Alternative 2 – Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.15%

Hurdle rate(2) = 1.50%

Aranda Base Management Fee(3) = 0.35%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.10%

Pre-incentive fee net investment income =

(investment income - ( Aranda Base Management Fee + other expenses)) = 1.70%

Incentive Fee = 16.0% × Pre-Incentive Fee Net Investment Income, subject to “catch-up”(5)

= 100% × (1.70% – 1.50%)

= 0.20%

(1)	The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of total net assets.
(2)	Represents 6% annualized hurdle rate.
(3)

Represents a 1.50% annualized base management fee on the gross asset value of the New Aranda Portfolio and 1.25% annualized base management fee on the Legacy Aranda Portfolio. For illustration purposes, we assumed a blended annualized Aranda Base Management Fee rate of 1.40%. In addition, the Aranda Adviser receives a 1.00% annualized management fee on net invested capital in the OHA Assets, subject to certain step-downs.

(4)	Excludes organizational and offering expenses.
(5)

The “catch-up” provision is intended to provide Aranda Adviser with an incentive fee of 15.0% on all of pre-incentive fee net investment income from Aranda Legacy Assets and 17.5% on all of pre-incentive fee net investment income from New Aranda Assets as if a hurdle rate did not apply when our net investment income exceeds 1.786% in any calendar quarter. For illustration purposes, we assumed a blended incentive fee rate of 16.0%. In addition, the Aranda Adviser also receives an incentive fee an amount equal to 10.0% multiplied by the OHA Incentive Fee Base. The “OHA Incentive Fee Base” is the difference between (x) the incentive fee payable to the OHA Adviser divided by 10% less (y) the Applicable OHA Incentive Fee.

Alternative 3 – Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.50%

Hurdle rate(2) = 1.50%

Base management fee(3) = 0.35%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.10%

Pre-incentive fee net investment income =

(investment income - (base management fee + other expenses)) = 2.05%

Incentive fee = 16.0% × pre-incentive fee net investment income, subject to “catch-up”(5)

= 100% × “catch-up” + (16.0% × (pre-incentive fee net investment income - 1.786%))

Catch-up = 1.786% – 1.50% = 0.286%

Incentive fee = (100% × 0.286%) + (16.0% × (2.05% – 1.786%))

= 0.286% + (16.0% × 0.2643%)

= 0.286% + 0.0423%

= 0.328%

Example 2: Capital Gains Portion of Incentive Fee:

Alternative 1 – Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)

•	Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $25 million

•	Year 3: Investment B sold for $32 million

The capital gains portion of the incentive fee, if any, would be:

Year 1: None

Year 2: $4 million capital gains incentive fee, calculated as follows: 4 million ($30 million realized capital gains on Investment A less $5 million unrealized depreciation on Investment B) multiplied by 16.0%

Year 3: $1.12 million capital gains incentive fee; calculated as follows: $1.12 million fee ($7 million realized capital gains multiplied by 16.0%). $5 million unrealized capital depreciation on Investment B was used to offset in Year 2, reducing cost basis of Investment B from $30 million to $25 million for incentive fee purposes.

Alternative 2 – Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

•	Year 2: Investment A sold for $45 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

•	Year 3: FMV of Investment B determined to be $20 million and Investment C sold for $30 million

•	Year 4: Investment B sold for $25 million

The capital gains portion of the incentive fee, if any, would be:

Year 1: None

Year 2: $3.2 million capital gains incentive fee, calculated as follows: 16.0% multiplied by $20 million ($25 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B)

Year 3: $0.0 million capital gains incentive fee, calculated as follows: $0.0 million cumulative fee (16.0% multiplied by $0 million ($5 million realized capital gains on Investment C less $5 million unrealized capital depreciation on Investment B))

Year 4: $0.8 million capital gains incentive fee, calculated as follows: $0.8 million cumulative fee (16.0% multiplied by $5 million realized capital gains on Investment B)

OHA Advisory Agreement

The OHA Adviser is located at 1 Vanderbilt Avenue, 16th Floor, New York, NY 10017. The OHA Adviser is registered as an investment adviser under the Advisers Act. Under the terms of the OHA Advisory Agreement, the OHA Adviser is responsible for:

•

determining the composition of the OHA Assets, the nature and timing of the changes to the OHA Assets, and the manner of implementing such changes in accordance with our investment objective, policies and restrictions;

•

identifying investment opportunities and making investment decisions for us with respect to the OHA Assets, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on our behalf in respect of the same, subject to the oversight of the Aranda Adviser;

•	monitoring the OHA Assets;

•	performing due diligence on prospective portfolio companies with respect to the OHA Commitment and potential Additional Co-Investments;

•	exercising voting rights in respect of the OHA Assets;

•	serving on, and exercising observer rights for, boards of managers and similar committees of our portfolio companies that are OHA Assets;

•	from time to time and in accordance with the OHA Adviser’s allocation policies, offering, subject to our approval in our sole discretion, Additional Co-Investments;

•	calling capital from investors from time to time in accordance with the terms of the OHA Commitment;

•

determining, as valuation designee (to the extent applicable) of the Company pursuant to Rule 2a-5 under the 1940 Act, the fair market value of the Company’s assets for which market quotations are not readily available, using its fair valuation procedures and fair valuation methodologies, as approved by the Board; and

•	providing us with such other investment advisory and related services as we may, from time to time, reasonably require for the investment of capital.

The OHA Adviser’s services under the OHA Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired.

Under the terms of the OHA Advisory Agreement, we will pay the OHA Adviser a base management fee (the “OHA Base Management Fee”) for the OHA Assets, and incentive fees (the “OHA Incentive Fees”) for the OHA Assets (but excluding from the asset base for calculating both the OHA Base Management Fee and the OHA Incentive Fees any Additional Co-Investments allocated to us). The OHA Base Management Fee and OHA Incentive Fees that are payable under the OHA Advisory Agreement for any partial period will be appropriately prorated.

For the avoidance of doubt, the OHA Assets shall include assets purchased with borrowed amounts and shall reflect any allowances for loan losses or similar impairments that may be recognized under GAAP. Under the terms of the OHA Advisory Agreement, the OHA Adviser will not receive any management fee or incentive fees (or other fees) for the Aranda Assets.

The cost of both the OHA Base Management Fee and OHA Incentive Fees will ultimately be borne by our Unitholder.

OHA Base Management Fee

Under the terms of the OHA Advisory Agreement, we will pay the OHA Adviser an OHA Base Management Fee for the OHA Assets quarterly in arrears at an annual rate of 1.25% (during Phase 1) and 1% (during Phase 2) of the fair market value attributable to the OHA Assets (but excluding Additional Co-Investments allocated to us, cash and cash equivalents) as of the beginning of the first business day of the quarter, as determined in accordance with GAAP, less the Deemed Leverage Assumption (as defined below).

OHA Incentive Fees

Under the terms of the OHA Advisory Agreement, we will pay the OHA Incentive Fees for the OHA Assets (but excluding Additional Co-Investments allocated to us) as described below. During Phase 1 and Phase 2, the OHA Incentive Fee will be in an amount equal to (x) 10.0% of our Investment Income Returns (as defined below) in respect of the OHA Assets over a 6.0% annualized hurdle rate on the NAV of the OHA Assets, inclusive of deemed borrowing at a 1:1 debt-to-equity ratio in respect of the OHA Assets (as discussed below, the “Deemed Leverage Assumption”), payable quarterly in arrears, and (y) 10.0% of realized capital gains in respect of the OHA Assets, if any, net of realized capital losses and unrealized capital depreciation from inception, payable annually in arrears. During Phase 2, we will continue to pay the OHA Adviser the OHA Incentive Fees for deploying any remaining OHA Commitments and/or managing any existing OHA Assets until such time as all OHA Assets are disposed of.

For the avoidance of doubt, the OHA Assets may include assets purchased with borrowed amounts, which shall be deemed to be in a 1:1 debt-to-equity ratio with each OHA Originated Loan and shall reflect any allowances for loan losses or similar impairments that may be recognized under GAAP.

Incentive Fee Based on Income – OHA Adviser. The first part of the OHA Incentive Fee is based on income, whereby we will pay the OHA Adviser quarterly in arrears 10.0% of our Investment Income Returns for the relevant calendar year subject to a 6.0% annualized hurdle rate on the average NAV of the OHA Assets, inclusive of deemed borrowing at a 1:1 debt-to-equity ratio (the “Hurdle Rate”). “Investment Income Returns” means dividends, cash interest or other distributions or other cash income and any third-party fees received from portfolio companies (such as upfront fees, commitment fees, origination fee, amendment fees, ticking fees and break-up fees, as well as prepayment premiums) accrued during the quarter with respect to OHA Assets, less the Deemed Cost of Leverage (as defined below), attributable to the OHA Assets during the quarter. The “Deemed Cost of Leverage” shall be the product of (i) an amount equal to the deemed borrowing resulting from the Deemed Leverage Assumption (ii) times (a) our weighted average cost of outstanding indebtedness during the applicable quarter or (b) if no indebtedness is outstanding during the quarter, the Secured Overnight Financing Rate (“SOFR”) + 2.00%. Investment Income Returns includes, in the case of investments with a deferred interest feature (such as OID, debt instruments with PIK interest and zero-coupon securities), accrued income that we have not yet received in cash. Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

We will pay the OHA Adviser an incentive fee with respect to our Investment Income Returns as follows:

•	no incentive fee based on Investment Income Returns in any calendar quarter in which our Investment Income Returns does not exceed the Hurdle Rate;

•

100% of Investment Income Returns with respect to that portion of such Investment Income Returns, if any, that exceeds the Hurdle Rate but is less than 1.667% in any calendar quarter. This portion of the Investment Income Returns (which exceeds the Hurdle Rate but is less than 1.667% per quarter) is referred to as the “catch-up.” The “catch-up” is meant to provide the OHA Adviser with approximately 10.0% of our Investment Income Returns as if a Hurdle Rate did not apply if Investment Income Returns exceeds 1.667% in any calendar quarter; and

•

10.0% of the Investment Income Returns, if any, that exceeds 1.667% in any calendar quarter, which reflects that once the Hurdle Rate is reached and the catch-up is achieved, 10.0% per quarter (of all Investment Income Returns for such quarter) are paid to the OHA Adviser.

Incentive Fee Based on Capital Gains – OHA Adviser. The second component of the OHA Incentive Fee, the capital gains incentive fee, is payable annually in cash at the end of each calendar year in arrears. The amount payable is equal to 10.0% of cumulative realized capital gains with respect to the OHA Assets from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.

Each year, the fee paid to the OHA Adviser in respect of the capital gains incentive fee is computed net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation, because a capital gains incentive fee would be owed to the OHA Adviser if we were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the OHA Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

Duration and Termination

Unless earlier terminated, the OHA Advisory Agreement will continue in effect for a period of two years from its effective date. It will remain in effect from year to year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in either case, if also approved by a majority of the Independent Directors. The OHA Advisory Agreement shall automatically terminate in the event of its assignment, as defined in the 1940 Act, by the OHA Adviser, and may be terminated by the Board or the OHA Adviser without penalty upon 60 days’ written notice to the other. The Unitholder may also terminate the OHA Advisory Agreement without penalty upon 60 days’ written notice.

Indemnification

The OHA Advisory Agreement provides that the OHA Adviser and its officers, managers, partners, agents, employees, controlling persons, and members, and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the OHA Adviser’s services under the OHA Advisory Agreement or otherwise as our investment adviser, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty.

Example Fee Calculations

Example 1: Income Related Portion of Incentive Fee(1):

Income Related Portion of Incentive Fee(1):

Alternative 1 – Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.50%

Hurdle rate(2) = 1.50%

Base management fee(3) = 0.25%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.10%

Pre-incentive fee net investment income =

(investment income - (base management fee + other expenses)) = 1.15%

Pre-incentive net investment income does not exceed hurdle rate, therefore there is no incentive fee.

Alternative 2 – Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.00%

Hurdle rate(2) = 1.50%

Base management fee(3) = 0. 25%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.10%

Pre-incentive fee net investment income =

(investment income - (base management fee + other expenses)) = 1.65%, which exceeds the hurdle rate

Incentive fee = 10.0% × pre-incentive fee net investment income, subject to the “catch-up”(5)

= 100% × (1.65% – 1.50%)

= 0.15%

Alternative 3 – Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.50%

Hurdle rate(2) = 1.50%

Base management fee(3) = 0.25%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.10%

Pre-incentive fee net investment income =

(investment income - (base management fee + other expenses)) = 2.15%

Incentive fee = 10.0% × pre-incentive fee net investment income, subject to “catch-up”(5)

= 100% × “catch-up” + (10.0% × (pre-incentive fee net investment income - 1.667%))

Catch-up = 1.667% – 1.50% = 0.167%

Incentive fee = (100% × 0.167%) + (10.0% × (2.15% – 1.667%))

= 0.167% + (10.0% × 0.4833%)

= 0.167% + 0.0483%

= 0.215%

(1)	The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of total net assets.
(2)	Represents 6% annualized hurdle rate.
(3)	Represents 1.00% annualized base management fee.
(4)	Excludes organizational and offering expenses.
(5)

The “catch-up” provision is intended to provide OHA Adviser with an incentive fee of 10.0% on all of pre-incentive fee net investment income from OHA Assets as if a hurdle rate did not apply when our net investment income exceeds 1.667% in any calendar quarter.

Example 2: Capital Gains Portion of Incentive Fee:

Alternative 1 – Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)

•	Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million

•	Year 3: FMV of Investment B determined to be $25 million

•	Year 4: Investment B sold for $31 million

The capital gains portion of the incentive fee, if any, would be:

Year 1: None

Year 2: $3.00 million capital gains incentive fee, calculated as follows: $30 million realized capital gains on sale of Investment A multiplied by 10.0%

Year 3: None, calculated as follows: $2.5 million cumulative fee (10.0% multiplied by $25 million ($30 million Cumulative Capital Gains less $5 million cumulative capital depreciation)) less $3.00 million (previous capital gains fee paid in Year 2)

Year 4: $0.10 million capital gains incentive fee, calculated as follows: $3.10 million cumulative fee ($31 million cumulative realized capital gains multiplied by 10.0%) less $3.00 million (previous capital gains fee paid in Year 2)

Alternative 2 – Assumptions

•	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

•	Year 4: FMV of Investment B determined to be $35 million

•	Year 5: Investment B sold for $20 million

The capital gains portion of the incentive fee, if any, would be:

Year 1: None

Year 2: $2.5 million capital gains incentive fee, calculated as follows: 10.0% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less $5 million unrealized capital depreciation on Investment B)

Year 3: $0.700 million capital gains incentive fee, calculated as follows: $3.2 million cumulative fee (10.0% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $2.5 million (previous capital gains fee paid in Year 2)

Year 4: $0.300 million capital gains incentive fee, calculated as follows: $3.5 million cumulative fee (10.0% multiplied by $35 million cumulative realized capital gains) less $3.2 million (previous cumulative capital gains fees paid in Year 2 and Year 3)

Year 5: None, calculated as follows: $2.5 million cumulative fee (10.0% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $3.5 million (previous Cumulative Capital Gains fee paid in Year 2, 3 and Year 4)

Administration Agreement

Pursuant to the Administration Agreement, the OHA Adviser will serve as our Administrator in Phase 1. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for our operation. Without limiting the generality of the foregoing, the Administrator shall:

•	provide us with office facilities, equipment, and clerical, bookkeeping, and recordkeeping services at such facilities;

•	identify and/or select, subject to the Board’s approval, a Chief Compliance Officer for us within the meaning of Rule 38a-1 under the 1940 Act;

•	assist with and/or oversee the establishment of our compliance program under Rule 38a-1 of the 1940 Act and the Chief Compliance Officer’s administration and enforcement of the compliance program;

•

conduct relations with sub-administrators, custodians, depositories, transfer agents, dividend disbursing agents, other unitholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks, and other such persons in any such other capacity deemed necessary or desirable, on our behalf and subject to oversight by the Board;

•

provide transaction legal and tax services, administrative and accounting services (including, to the extent applicable, the provision of valuation, shadow accounting, investor reporting, meeting preparation, corporate and tax structuring and related services, and support with respect to our credit facility, including the management thereof and the payment of interest expenses thereunder), treasury, leveraged purchasing, information technology system support, system implementation, anti-money laundering and know-your-customer services and monitoring and compliance, local and state filing services, asset management and operations, hedging and currency management and compliance, and services related to transfers of Units, for us or for our portfolio companies (that could otherwise be performed by third parties) as necessary;

•

make reports to the Board of its performance of its obligations to us under the Administration Agreement and furnish advice and recommendations with respect to such other aspects of our business and affairs as it determines to be desirable; provided that the Administrator will not provide any advice or recommendation relating to the securities and other assets that we should purchase, retain, or sell, or any other investment advisory services to us pursuant to its role under the Administration Agreement;

•

be responsible for the financial and other records that we are required to maintain, and prepare, print, and disseminate reports to our unitholders and reports and other materials to be filed with the SEC or any other regulatory authority;

•	provide on our behalf significant managerial assistance to those portfolio companies that request such assistance;

•

assist us in overseeing the preparation and filing of our tax returns and generally overseeing and managing the payment of our expenses and the performance of administrative and professional services rendered to us by others;

•	oversee the calculation of NAV, compliance monitoring (including pre-trade and post-trade compliance, diligence and oversight of our other service providers); and

•	prepare materials and coordinate meetings of the Board.

Under the Administration Agreement, the Company and the Administrator are each authorized to appoint and retain a third-party sub-administrator to assist with the provision of administrative services,

including the performance of some or all of the duties required of the Administrator thereunder. The sub-administrator, if any, will receive compensation for its sub-administrative services under a sub-administration agreement. The Company expects to retain, or cause to be retained, Harmonic Fund Services to perform some of the Administrator’s obligations under the Administration Agreement. In addition, the Aranda Adviser may separately facilitate our entry into agreements with service providers that it determines, in its sole discretion, are necessary to carry out the services enumerated above, subject to the prior approval of the Board.

Subject to final documentation under the Administration Agreement, we will reimburse the Administrator for services performed for it, including any fees paid to a third-party sub-administrator which the Administrator retains directly, subject to the overall cap in expenses described in “—Payment of our Expenses.” We will reimburse the Administrator for the allocable portion of compensation, overhead (including rent, IT assistance, office equipment and utilities), and other expenses incurred by the Administrator in performing its obligations to us under the Administration Agreement, including the compensation of our Chief Financial Officer and Chief Compliance Officer and their respective teams (including any third-party staff leveraged by such personnel to perform services for us), investor relations personnel, operations personnel and other non-investment professionals who spend time on services to us (based on the percentage of time those individuals devote, on an reasonable estimated basis, to our business and affairs).

Duration and Termination

The term of the Administration Agreement shall continue in effect for six (6) months from the date of execution, with the Aranda Adviser to propose upon necessity, and the Board to confirm, the option to extend the term by an additional eighteen (18) months (structured as three separate six-month extension options). The termination provisions of the Administration Agreement are the same as that of the Advisory Agreements described above; provided, however, that the Administration Agreement may be terminated, without the payment of any penalty, on 30 days written notice, by us upon our decision to enter into a new administration agreement with the Aranda Adviser in connection with our commencing Phase 2 of our operations.

Indemnification

The Administration Agreement provides that the Administrator, its affiliates, and their respective, officers, managers, partners, agents, employees, controlling persons, and members, and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Administrator’s services under the Administration Agreement or otherwise as our administrator.

Determination of NAV

The NAV of our Units will initially be equal to our cash on hand and the aggregated NAV of the Seed Portfolio that we will receive in the Aranda Formation Transaction and the OHA Formation Transaction, less any liabilities. Thereafter, NAV will be determined based on the value of our assets less liabilities, including accrued fees and expenses, as of the last calendar day of the applicable quarter or as otherwise needed. The NAV per share of our outstanding Units is determined quarterly by dividing the value of total assets minus liabilities by the total number of Units outstanding.

Pursuant to Rule 2a-5 under the 1940 Act, the OHA Adviser, in its capacity as our valuation designee, is responsible for determining the fair market value of our assets for which market quotations are not readily available using its fair valuation procedures and fair valuation methodologies, as approved by the Board, with the input of Lincoln International Valuation Research Corporation or other third-party independent valuation firms approved by the Board. The Aranda Adviser will monitor for significant events and otherwise provide inputs to assist the OHA Adviser in determining the fair value of our portfolio investments.

In calculating the value of our total assets, investment transactions will be recorded on the trade date. Realized gains or losses will be computed using the specific identification method. Investments for which market quotations are readily available may be valued at such market quotations. Debt and equity securities that are not publicly traded or whose market quotation is not readily available are valued at fair value as determined in good faith by the valuation designee, pursuant to the delegation of such functions under Rule 2a-5 by our Board. In addition, the valuation designee may retain one or more independent valuation firms to review the valuation of our portfolio investments for which a market quotation is not readily available.

We have adopted the Financial Accounting Standards Board’s (“FASB’s”) Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 requires us to assume that the portfolio investment is assumed to be sold in the principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the market in which we can exit portfolio investments with the greatest volume and level of activity is considered the investment’s principal market.

A readily available market quotation is not expected to exist for most of the investments in our portfolio, and we value these investments at fair value as determined in good faith by the valuation designee under our valuation policy and process. The types of factors that the valuation designee may take into account in determining the fair value of our investments generally include, as appropriate, comparisons of financial ratios portfolio company to peer companies that are public, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, and other relevant factors.

When an external event such as a purchase transaction, public offering, or subsequent equity sale occurs, the valuation designee will consider the pricing indicated by the external event to corroborate its valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market quotation, the fair value of the investments may differ materially from the values that would have been used had a readily available market quotation existed for such investments, and such differences may be material. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different from the valuations assigned at any particular time.

With respect to investments for which market quotations are not readily available, the valuation designee undertakes a multi-step valuation process each quarter, as described below:

•

our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of the valuation designee responsible for the portfolio investment, with the Aranda Adviser providing inputs to the OHA Adviser with respect to the Aranda Assets;

•	preliminary valuation conclusions are then documented and discussed with the senior investment professionals of the valuation designee;

•	at least twice annually, the valuation for each portfolio investment is reviewed by an independent valuation firm; and

•

the valuation designee then discusses the valuations and determines the fair value of each investment in our portfolio in good faith, based on the input of the valuation designee’s investment professionals, the Aranda Adviser, and the independent valuation firm.

In following these approaches, the types of factors that are taken into account in determining the fair value of our investments include, as relevant, but are not limited to:

•	available current market data, including relevant and applicable market trading and transaction comparables;

•	applicable market yields and multiples;

•	security covenants;

•	call protection provisions;

•	information rights;

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments, its earnings and discounted cash flows, and the markets in which it does business;

•	comparisons of financial ratios of peer companies that are public;

•	comparable merger and acquisition transactions; and

•	the principal market and enterprise values.

Certain BDC Regulatory Considerations

A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements.

SEC Reporting

We are subject to the reporting requirements of the Exchange Act, which includes, among other things, the mandatory filing of quarterly, annual, and current reports, proxy statements, and other required items.

Governance

We are a limited liability company governed under the supervision of the Board. The 1940 Act requires that a majority of our directors be persons that qualify as Independent Directors. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC, unless approved by the holders of a majority of our outstanding voting securities.

Ownership Restrictions

We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, a BDC generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of its total assets in the securities of one investment company, or invest more than 10% of the value of its total assets in the securities of investment companies in the aggregate.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which we refer to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to our business are the following:

•

Securities purchased in transactions not involving any public offering from the issuer of such securities or from any other person, as long as the issuer is an “eligible portfolio company” (as defined in the 1940 Act), subject to certain limited exceptions. An “eligible portfolio company” is defined in the 1940 Act as any issuer which:

•	is organized under the laws of, and has its principal place of business in, the United States;

•	is not an investment company (other than a small business investment company wholly owned by us) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

•	satisfies any of the following:

•	has an equity capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange;

•

is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company; or

•	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

•	Securities of any eligible portfolio company that we control.

•

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

•

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

•	Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities.

•	Cash, cash equivalents, “U.S. Government securities” (as defined in the 1940 Act) or high-quality debt securities maturing in one year or less from the time of investment.

We are permitted to invest up to 30% of our total assets opportunistically in securities or other instruments of issuers not deemed qualifying assets.

Limitations on Leverage

As a BDC, we generally must have at least 150% asset coverage for our debt after incurring any new indebtedness, meaning that for every $100 of net assets we hold, we may raise $200 from borrowing and issuing senior securities. We may use leverage for investments, working capital, expenses, and general corporate purposes (including to pay dividends or distributions).

Managerial Assistance to Portfolio Companies

A BDC must be operated for the purpose of making investments in the types of securities described in “—Qualifying Assets” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance. Where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers, or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations, or business objectives and policies of a portfolio company.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. Government securities, or high-quality debt securities maturing in one year or less from the time of investment, which are referred to collectively as “temporary investments,” such that at least 70% of our assets are qualifying assets. When investing in temporary investments, we will typically invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills, or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security, and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, certain diversification tests in order to qualify as a RIC for U.S. federal income tax purposes will typically require us to limit the amount we invest with any one counterparty.

Senior Securities

As a BDC, we generally must have at least 150% asset coverage for our “senior securities,” which includes debt and preferred equity securities, after incurring any new indebtedness, meaning that for every $100 of net assets we hold, we may raise $300 from borrowing and issuing senior securities. We may use leverage for investments, working capital, expenses, and general corporate purposes (including to pay dividends or distributions).

We are permitted, under specified conditions, to issue multiple classes of indebtedness. In addition, while any preferred stock or publicly traded debt securities are outstanding, we may be prohibited from making distributions to our investors or repurchasing such securities unless we meet the 150% minimum asset coverage ratio requirement at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. The 1940 Act permits a BDC’s issuance of preferred shares, which are considered “senior securities” subject to the 150% asset coverage requirement described above. In addition, (i) preferred shares must have the same voting rights as the Units (i.e., one share, one vote); and (ii) preferred shareholders must have the right, as a class, to appoint two directors to the Board.

Code of Ethics

As a BDC, we must adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. In addition, the OHA Adviser has adopted a code of ethics consistent with the requirements set forth under the Advisers Act, and the Aranda Adviser expects to adopt a code of ethics as well. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the applicable code’s requirements.

Other Considerations

As a BDC, we will not generally be able to issue and sell our Units at a price below NAV per Unit. We may, however, issue and sell our Units at a price below the then-current NAV per Unit of the Units, or issue and sell warrants, options, or rights to acquire such Units, at a price below the then-current NAV per Unit of the Units if the Board determines that such sale is in our best interest and in the best interests of the Unitholder, and the Unitholder has approved the policy and practice of making such sales within the preceding 12 months. In any such case, the price at which the Units are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the market value of such securities.

As a BDC, we may also be prohibited under the 1940 Act from knowingly participating in certain transactions with certain of our affiliates, including our officers, directors, investment adviser(s), principal underwriters, and certain of their affiliates, without the prior approval of the Independent Directors of the Board and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance). We intend to rely upon the exemptive relief obtained by OHA Adviser and its affiliates to co-invest with investment funds managed by OHA Adviser and/or its affiliates where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the Order). Under the terms of the Order, we may be permitted to co-invest with other funds managed by the OHA Adviser or an affiliate thereof if, in certain circumstances as required by the applicable condition of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Independent Directors makes certain conclusions in connection with the co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and the Unitholder and do not involve overreaching of us or the Unitholder on the part of any person concerned and (2) the transaction is consistent with the interests of the Unitholder and is consistent with our investment objectives and strategies.

As a BDC, we expect to be periodically examined by the SEC for compliance with the 1940 Act.

As a BDC, we will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement.

We and each of the Advisers will adopt and implement written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws. As a BDC, we will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation, as well as designate a Chief Compliance Officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act of 2002

Following the effectiveness of this Registration Statement, we will be subject to the Sarbanes-Oxley Act, which imposes a wide variety of regulatory requirements on certain companies and their insiders. Many of these requirements affect us. For example:

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pursuant to Rule 13a-14 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer will be required to certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports will be required to disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•

pursuant to Rule 13a-15 under the Exchange Act, our management will required to prepare an annual report regarding its assessment of our internal control over financial reporting after we have been subject to the reporting requirements of the Exchange Act for a specified period of time and, starting from the date on which we cease to be an “emerging growth company” under the JOBS Act, must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm should we become an accelerated filer; and

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pursuant to Item 308 of Regulation S-K and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal control over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act will require us to review our then-current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we comply therewith.

Proxy Voting Policies and Procedures

Though we intend to own equity in limited quantities and predominantly in private companies and will thus exercise our shareholder voting rights in a limited way, each Adviser votes proxies relating to the portfolio securities it manages on our behalf in what it perceives to be the best interest of our Unitholder. Each Adviser reviews on a case-by-case basis each proposal submitted to a stockholder vote with respect to its portion of the portfolio to determine its effect on the portfolio securities we hold. In most cases, each Adviser will vote in favor of proposals that it believes are likely to increase the value of the portfolio securities we hold. Although the Advisers will generally vote against proposals that may have a negative effect on our portfolio securities, they may vote for such a proposal if there exist compelling long-term reasons to do so.

JOBS Act

We will be, and expect to remain, an “emerging growth company,” as defined in the JOBS Act, until the earliest of:

•	the last day of the fiscal year which contains the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement;

•	the end of the fiscal year in which our total annual gross revenues first equal or exceed $1.235 billion;

•	the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and

•

the last day of a fiscal year in which we (1) have an aggregate worldwide market value of our Units held by non-affiliates of $700.0 million or more, computed at the end of each fiscal year as of the last business day of our most recently completed second fiscal quarter and (2) have been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act).

Under the JOBS Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting, until such time as we cease to be an emerging growth company and become an accelerated filer, as defined in Rule 12b-2 under the Exchange Act. This may increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected. In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to take advantage of the extended transition period.

Available Information

We are subject to the reporting requirements of the Exchange Act, which includes the mandatory filing of quarterly, annual, and current reports, proxy statements, and other required items. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which is available at http://www.sec.gov.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our Units. This discussion is based on the provisions of the Code and the regulations of the U.S. Department of Treasury promulgated thereunder, or “U.S. Treasury Regulations,” administrative interpretations and judicial decisions, each as in effect as of the date of this Registration Statement.

These authorities are subject to differing interpretations and change by legislative or administrative action, and any change may be retroactive. This discussion does not constitute a detailed explanation of all U.S. federal income tax aspects affecting us and the Unitholder and does not purport to deal with the U.S. federal income tax consequences that may be important to particular investors in light of their individual circumstances, or to some types of investors subject to special U.S. federal income tax rules, such as financial institutions, broker-dealers, traders in securities that elect mark to market treatment, insurance companies, tax-exempt organizations, persons subject to alternative minimum tax, U.S. unitholders (as defined below) whose “functional currency” is not the U.S. dollar, partnerships or other pass-through entities, persons holding our Units in connection with a hedging, straddle, conversion or other integrated transaction, persons required to accelerate the recognition of gross income as a result of such income being recognized on an applicable financial statement, persons who have ceased to be U.S. citizens or to be taxed as resident aliens, or individual non-U.S. investors present in the United States for 183 days or more during a taxable year. This discussion also does not address any aspects of U.S. federal estate or gift tax, or foreign, state, or local tax. This discussion assumes that our investors hold their Units as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) regarding any matter discussed herein.

For purposes of this discussion, a “U.S. unitholder” is a beneficial owner of our Units who is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax, regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) that has made a valid election under applicable U.S. Treasury Regulations to be treated as a “United States person” (within the meaning of the Code).

For purposes of this discussion, a “non-U.S. unitholder” is a beneficial owner of our Units who is neither a U.S. unitholder nor a partnership for U.S. federal income tax purposes. If an entity or other arrangement classified as a partnership for U.S. federal income tax purposes holds our Units, the U.S. federal income tax treatment of the partnership and each partner generally will depend on the status of the partner, and the activities of the partnership. A partnership, or partner of a partnership, holding or considering an investment in our Units is urged to consult its own tax advisers regarding the U.S. federal income tax consequences of an investment in our Units.

U.S. Federal Income Taxation of the Company

As a BDC, we intend to elect to be treated as a RIC under subchapter M of the Code and intend to qualify for treatment as a RIC for U.S. federal income tax purposes annually thereafter.

To qualify to be treated as a RIC for U.S. federal income tax purposes, we must, among other things, satisfy the domestic corporation requirement, registration requirement, election requirement, source-of-income requirement, asset diversification requirement, and distribution requirement, each of which is discussed below.

Domestic corporation requirement. The domestic corporation requirement generally will be satisfied if we are classified as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia for U.S. federal income tax purposes. We intend to elect to be classified as a corporation for U.S. federal income tax purposes.

Registration requirement. The registration requirement generally will be satisfied if we have in effect an election to be treated as a BDC on every day of our taxable year.

Election requirement. The election requirement generally will be satisfied if we elect to be treated as a RIC by computing our taxable income as a RIC on our U.S. federal income tax return for the taxable year or have filed such an election with respect to a previous taxable year.

Source-of-income requirement. The source-of-income requirement (the “Source-of-Income Requirement”) generally will be satisfied if we derive at least 90% of our gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or other securities or foreign currency, other income derived with respect to the business of investing in the aforementioned stock, securities, or currencies, or net income derived from an interest in a “qualified publicly traded partnership.”

Asset Diversification Requirement. The Asset Diversification Requirement (as defined below) will be met if we diversify our holdings so that at the end of each quarter of the taxable year:

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at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities, if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and

•

no more than 25% of the value of our assets is invested in (i) the securities, other than U.S. Government securities or securities of other RICs, of one issuer, (ii) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses, or (iii) the securities of one or more “qualified publicly traded partnerships” (the “Asset Diversification Requirement”).

Distribution Requirement. The Distribution Requirement (as defined below) will be met if we distribute an amount equal to at least the sum of (i) 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any realized net short-term capital gains over realized net long-term capital losses and other taxable income (other than any net capital gain (i.e., the excess of any realized net long-term capital gains over realized net short-term capital losses)), reduced by certain deductible expenses), determined without regard to the deduction for dividends paid, and (ii) 90% of our net tax-exempt interest income (the “Distribution Requirement”). We may make use of “consent dividends” to meet the Distribution Requirement, which would result in dividend income to our Unitholder for U.S. federal income tax purposes, even though our Unitholder would not receive a related cash distribution.

In the case of a RIC that furnishes capital to development corporations, there is an exception relating to the Asset Diversification Requirement described above. This exception is available only to RICs which the SEC determines to be principally engaged in the furnishing of capital to other corporations which are themselves principally engaged in the development or exploitation of inventions, technological improvements, new processes, or products not previously generally available (“SEC Certification”). We have not sought SEC Certification, but it is possible that we may seek SEC Certification in future years. If we receive SEC Certification, we generally will be entitled to include in the computation of the 50% value of our assets (as described above) the value of any securities of an issuer, whether or not we own more than 10% of the outstanding voting securities of the issuer, if the basis of the securities, when added to our basis of any other securities of the issuer that we own, does not exceed 5% of the value of our total assets.

As a RIC, we generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that we timely distribute (or are deemed to distribute) to our Unitholder as dividends. We intend to distribute annually all or substantially all of such income. Generally, if we fail to meet this Distribution Requirement for any taxable year, we will fail to be taxed as a RIC for U.S. federal income tax purposes for such taxable year. We may choose to retain our net capital gains or any investment company taxable income for investment. To the extent we meet the Distribution Requirement for a taxable year, but retain our net capital gains or any investment company taxable income for investment, we will be subject to U.S. federal income tax imposed at corporate rates, and possibly U.S. federal excise tax (described below), on such retained capital gains and investment company taxable income.

As a RIC, we are subject to a nondeductible 4% U.S. federal excise tax on certain of our undistributed income, unless we timely distribute (or are deemed to have timely distributed) an amount equal to the sum of:

•	at least 98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;

•

at least 98.2% of our capital gain net income (i.e., capital gains in excess of capital losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made by us to use our taxable year); and

•	any income and gains recognized, but not distributed, from previous years on which we paid no U.S. federal income tax (the “Excise Distribution Requirement”).

While we intend to distribute any income and capital gains in order to avoid imposition of this 4% U.S. federal excise tax, we may not be successful in entirely avoiding the imposition of this tax. In that case, we will be liable for the 4% U.S. federal excise tax only on the amount by which we do not meet the Excise Distribution Requirement.

We are authorized to borrow funds and to sell assets in order to satisfy the Distribution Requirement and the Excise Distribution Requirement. However, under the 1940 Act, we will not be permitted to make distributions to our investors while any senior securities are outstanding, unless we meet the applicable asset coverage ratios. Moreover, our ability to dispose of assets to meet either the Distribution Requirement or the Excise Distribution Requirement may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC for U.S. federal income purposes, including the Asset Diversification Requirement. If we dispose of assets in order to meet the Distribution Requirement or to avoid the 4% U.S. federal excise tax, we may make such dispositions at times and at prices that, from an investment standpoint, are not advantageous.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, net ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years, and such net operating losses do not pass through to the investors of a RIC. In addition, expenses can be used to offset only investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for U.S. federal income tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to our Unitholder, even if such income is greater than the cash or property we receive during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, the Unitholder may receive a larger capital gain distribution than it would have received in the absence of such transactions.

Failure to Qualify as a RIC for U.S. Federal Income Tax Purposes

We intend to elect to be treated as a RIC for U.S. federal income tax purposes, and we intend to qualify as a RIC annually thereafter; however, no assurance can be provided that we will qualify as a RIC for U.S. federal income tax purposes for any given taxable year. If we fail to satisfy either the Source-of-Income Requirement or the Asset Diversification Requirement for any taxable year, we may nevertheless continue to qualify as a RIC for such year if certain relief provisions are applicable (which may, among other things, require us to pay certain U.S. federal income taxes imposed at corporate rates or to dispose of certain assets). If we were unable to qualify for treatment as a RIC for U.S. federal income tax purposes and the foregoing relief provisions are not applicable, we would be subject to U.S. federal income tax on all of our taxable income imposed at regular corporate rates, regardless of whether we make any distributions to our Unitholder. In such case, distributions would not be required to be paid, and any distributions that are paid would be taxable to our Unitholder as ordinary dividend income to the extent of our current or accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, corporate investors would be eligible to claim a dividends received deduction with respect to such dividends, and non-corporate investors generally would be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. The amount of any distribution in excess of our current and accumulated earnings and profits would first be treated as a return of capital to the extent of our Unitholder’s adjusted tax basis in its Units, and the amount of any distribution that is not a dividend and that exceeds our Unitholder’s adjusted tax basis in its Units would be treated as gain from the sale or exchange of property. To requalify as a RIC for U.S. federal income tax purposes in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year in which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we will be subject to tax on any unrealized net built-in appreciation on the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent five years, unless we made a special election to pay U.S. federal income tax imposed at corporate rates on such built-in gain at the time of our requalification as a RIC. The remainder of this discussion assumes that we qualify as a RIC for U.S. federal income tax purposes for each taxable year.

Company Investments

Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction; (ii) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income; (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur for U.S. federal income tax purposes; (vi) adversely alter the U.S. federal income tax characterization of certain complex financial transactions; and (vii) produce income that will not be “good income” for purposes of the Source-of-Income Requirement. We will monitor our transactions, may make certain U.S. federal income tax elections, and may be required to borrow money or dispose of securities in order to mitigate the effect of these rules and to prevent disqualification of the Company as a RIC for U.S. federal income tax purposes; however, there can be no assurance that we will be successful in this regard.

Debt Instruments. In certain circumstances, we may be required to recognize taxable income for U.S. federal income tax purposes prior to the time at which we receive cash. For example, if we hold debt instruments that are treated under applicable U.S. federal income tax rules as having OID (such as debt instruments with an end-of-term payment and/or PIK interest payment feature or, in certain cases, debt issued with warrants), we must include in taxable income for U.S. federal income tax purposes each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our Unitholder in order to satisfy the Distribution Requirement and to avoid the 4% U.S. federal excise tax, even though we will not have received any corresponding cash amount.

Warrants. Gain or loss realized by us for U.S. federal income tax purposes from the sale or exchange of warrants acquired by us, as well as any loss attributable to the lapse of such warrants, generally are treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term generally depends on how long we held a particular warrant and on the nature of the disposition transaction.

Foreign Investments. In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the applicable requirements that would permit us to pass through to our unitholders its share of the foreign taxes paid by us.

Passive Foreign Investment Companies. We may invest in the shares of a foreign corporation which is classified as a “passive foreign investment company” (within the meaning of Section 1297 of the Code), or “PFIC.” As a result, we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. This additional tax and interest may apply even if we make a distribution in an amount equal to any “excess distribution” or gain from the disposition of such shares as a taxable dividend by us to our Unitholder. In lieu of the increased income tax and deferred tax interest charges on excess distributions on and dispositions of a PFIC’s shares, we can elect to treat the underlying PFIC as a “qualified electing fund,” provided that the PFIC agrees to provide us with adequate information regarding its annual results and other aspects of its operations. With a “qualified electing fund” election in place, we must include in our income each year our share (whether distributed or not) of the ordinary earnings and net capital gain of a PFIC. In the alternative, we can elect, under certain conditions, to mark-to-market at the end of each taxable year our PFIC shares. We would recognize as ordinary income any increase in the value of the PFIC’s shares and as ordinary loss (up to any prior income resulting from the mark-to-market election) any decrease in the value of the PFIC’s shares. With a “mark-to-market” or “qualified electing fund” election in place on a PFIC, we might be required to recognize in a year income in excess of our actual distributions on and proceeds from dispositions of the PFIC’s shares. Any such income would be subject to the Distribution Requirement and would be taken into account for purposes of the 4% U.S. federal excise tax (as described above). No assurances can be given that any “qualified electing fund” election will be available or that, if available, we will make such an election.

Income inclusions from a qualified electing fund will be “good income” for purposes of the Source-of-Income Requirement, provided that the qualified electing fund distributes such income to us out of earnings and profits in the same taxable year to which the income is included in our income or the income is derived in connection with our business of investing in stocks and securities.

Controlled Foreign Corporations. If we directly or indirectly hold 10% or more (by voting power or value) of the shares in a non-U.S. corporation that is treated as a controlled foreign corporation (a “CFC”), we may be treated as receiving a deemed distribution (taxable as ordinary income for U.S. federal income tax purposes) each year from such non-U.S. corporation in an amount equal to our pro rata share of certain of the non-U.S. corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the non-U.S. corporation makes an actual distribution during such year. In general, a non-U.S. corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly, or by attribution) by U.S. shareholders. For this purpose, a “U.S. shareholder” is any United States person (within the meaning of the Code) who possesses (actually or constructively) (a) 10% or more of the total combined voting power or (b) 10% or more of the total value of all classes of shares of a non-U.S. corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income, regardless of whether we receive any actual distributions from such CFC. Any such income would be subject to the Distribution Requirement and would be taken into account for purposes of the 4% U.S. federal excise tax (as described above).

Income inclusions from a CFC will be “good income” for purposes of the Source-of-Income Requirement, provided that the CFC distributes such income to us in the same taxable year to which the income is included in our income or the income is derived in connection with our business of investing in stocks and securities.

Foreign Currency Transactions. Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time we accrue income or other receivables or accrue expenses or other liabilities denominated in a foreign currency and the time we actually collect such receivables or pay such liabilities generally are treated as ordinary income or loss. Similarly, on the disposition of debt instruments and certain other instruments denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the instrument and the date of disposition also are treated as ordinary gain or loss. These gains and losses may increase or decrease the amount of our investment company taxable income to be distributed to our unitholders as ordinary income.

Special Tax Issues. Investments in below-investment grade debt instruments and certain equity securities may present special tax issues for us. U.S. federal income tax rules are not entirely clear about certain issues, including when we may cease to accrue interest, OID, or market discount, when and to what extent certain deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and interest income, as well as whether exchanges of debt instruments in a bankruptcy or workout context are taxable. These matters could cause us to recognize taxable income for U.S. federal income tax purposes, even in the absence of cash or economic gain, and require us to make taxable distributions to our Unitholder to maintain our RIC tax treatment or preclude the imposition of either U.S. federal income or excise tax. Additionally, because such taxable income may not be matched by corresponding cash received by us, we may be required to borrow money or dispose of other investments to be able to make distributions to our Unitholder.

U.S. Federal Income Taxation of U.S. Unitholders

Our distributions generally are taxable to U.S. unitholders as either ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income, plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. unitholders to the extent of our current or accumulated earnings and profits. To the extent such distributions paid by us to non-corporate U.S. unitholders (including individuals) are attributable to dividends from certain U.S. corporations and certain qualified foreign corporations, such distributions (“Qualified Dividends”) may be eligible for reduced rates of U.S. federal income tax. In this regard, it is anticipated that distributions paid by the Company generally will not be attributable to dividends and, therefore, generally will not qualify for the reduced rates of U.S. federal income tax applicable to Qualified Dividends. In addition, it is anticipated that distributions paid by the Company to corporate U.S. unitholders generally will not qualify for the dividends received deduction.

Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. unitholder as long-term capital gains, which are currently taxable at a maximum rate of 20% in the case of individuals and other non-corporate U.S. unitholders, regardless of the U.S. unitholder’s holding period for his, her, or its Units. The amount of a distribution in excess of our current and accumulated earnings and profits first reduces a U.S. unitholder’s adjusted tax basis in such U.S. unitholder’s Units to the extent thereof (but not below zero), and the amount of a distribution that is not a dividend and is in excess of a U.S. unitholder’s adjusted tax basis in such U.S. unitholder’s Units is treated as gain from the sale or exchange of property to such U.S. unitholder.

Although we currently intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay U.S. federal income tax on the retained amount, each U.S. unitholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. unitholder, and the U.S. unitholder will be entitled to claim a credit or refund, as the case may be, for the U.S. federal income tax so deemed to have been paid by the U.S. unitholder. Additionally, a U.S. unitholder is entitled to increase its adjusted tax basis in its Units by the difference between the amount of includible gains and the tax deemed paid by the U.S. unitholder. A unitholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a

U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our unitholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

Certain distributions reported by us as Section 163(j) interest dividends may be eligible to be treated as interest income by a U.S. unitholder for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the U.S. unitholder is generally subject to holding period requirements and other potential limitations. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income. There can be no assurance that we will report any distributions as Section 163(j) interest dividends.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if we issue shares of preferred stock, we intend to allocate capital gain dividends and Section 163(j) interest dividends, if any, between our Units and our shares of preferred stock in proportion to the total dividends paid to each class with respect to such tax year.

We or the applicable withholding agent will provide unitholders with a notice reporting the amount of any ordinary income dividends (including the amount of such dividend, if any, eligible to be treated as a Qualified Dividend) and capital gain dividends by January 31 of the following year. For purposes of determining (1) whether the Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. unitholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, if we pay a dividend in January which was declared in the previous October, November, or December to unitholders of record on a specified date in one of these months, then the dividend will be treated for U.S. federal income tax purposes as being paid by us and received by the unitholder on December 31 of the year in which the dividend was declared. If a unitholder purchases Units after a distribution has been declared but before the record date of a distribution, the price of the Units will include the value of the distribution, and the unitholder will be subject to U.S. federal income tax on the distribution even though it represents a return of its investment.

Dispositions. A U.S. unitholder generally will recognize gain or loss on the sale, exchange, or other taxable disposition of Units in an amount equal to the difference between the U.S. unitholder’s adjusted tax basis in the Units disposed of and the amount realized on their disposition. Generally, gain recognized by a U.S. unitholder on the disposition of Units will result in capital gain or loss to a U.S. unitholder and will be a long-term capital gain or loss if the Units have been held for more than one year at the time of the disposition. Any loss recognized by a U.S. unitholder upon the disposition of Units held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by the U.S. unitholder with respect to such Units. A loss recognized by a U.S. unitholder on a disposition of Units will be disallowed as a deduction if the U.S. unitholder acquires or enters into a contract or option to acquire additional Units (whether through the reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the Units are disposed of. In this case, the tax basis of the Units acquired will be adjusted to reflect the disallowed loss.

In general, individuals and other non-corporate U.S. unitholders currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in the Units. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly or $125,000 in the case of married individuals filing separately) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income” (or undistributed “net investment income” in the case of an estate or trust), which generally includes net income from interest, dividends, annuities, royalties and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. unitholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. unitholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. unitholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. unitholders generally may not deduct any net capital loss for a year, but may carry back such losses for three years or carry forward such losses for five years.

Reportable Transaction Disclosure. In certain circumstances, the Code, applicable U.S. Treasury Regulations, and certain IRS administrative guidance require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. In general, if a U.S. unitholder recognizes a loss with respect to Units of $2 million or more for a U.S. unitholder who is an individual, S corporation, trust, or partnership with at least one non-corporate partner, or $10 million or more for a U.S. unitholder who is a corporation or a partnership with solely corporate partners, in any single taxable year (or a greater loss over a combination of years), the U.S. unitholder must file with the IRS a disclosure statement on Form 8886 (or a successor form). Direct holders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. shareholders or unitholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders or unitholders of most or all RICs. The fact that a loss is reportable under these authorities does not affect the determination of whether the taxpayer’s treatment of the loss is proper for U.S. federal income tax purposes. Significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. unitholders should consult their own tax advisers to determine the applicability of these authorities in light of their individual circumstances.

We May Not be Treated as a Publicly Offered RIC for U.S. Federal Income Tax Purposes. For any period that we do not qualify as a “publicly offered regulated investment company,” as defined in the Code (or a “publicly offered RIC”), non-corporate U.S. unitholders will be taxed for U.S. federal income tax purposes as though they received a distribution of some of our expenses. A “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We anticipate that we will not qualify as a publicly offered RIC immediately after our Private Offering or in the foreseeable future; however, we may qualify as a publicly offered RIC for U.S. federal income tax purposes in future taxable years. If we are not a publicly offered RIC for any period, a non-corporate U.S. unitholder’s allocable portion of our affected expenses, including our management fees, incentive fees and performance fees, will be treated as an additional distribution to such U.S. unitholder and will be deductible by such U.S. unitholder only to the extent permitted under the limitations described below. For non-corporate unitholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, referred to as miscellaneous itemized deductions, are currently not deductible and are not deductible for alternative minimum tax purposes.

U.S. Federal Income Taxation of Tax-Exempt U.S. Unitholders. A U.S. unitholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income tax may nevertheless be subject to U.S. federal income tax to the extent that it is considered to derive “unrelated business taxable income” (“UBTI”). The direct conduct by a tax-exempt U.S. unitholder of the activities we propose to conduct could give rise to UBTI. However, we will be classified as a corporation for U.S. federal income tax purposes. Consequently, our business activities generally will not be attributed to U.S. unitholders for purposes of determining their treatment under U.S. federal income tax laws. Therefore, a tax-exempt U.S.

unitholder generally should not be subject to U.S. federal income tax solely as a result of the U.S. unitholder’s ownership of Units and receipt of dividends with respect to such Units. Moreover, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. unitholder. Therefore, a tax-exempt U.S. unitholder should not be treated as earning income from “debt-financed property,” and dividends we pay should not be treated as “unrelated debt-financed income,” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the U.S. federal income tax treatment of dividends payable to tax-exempt U.S. unitholders could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate investment trusts or other taxable mortgage pools, which we do not currently plan to do, which could result in a tax-exempt U.S. unitholder recognizing income that would be treated as UBTI.

U.S. Federal Income Taxation of Non-U.S. Unitholders

The following discussion only applies to certain non-U.S. unitholders. Whether an investment in our Units is appropriate for a non-U.S. unitholder will depend upon that person’s particular circumstances. An investment in our Units by a non-U.S. unitholder may have adverse U.S. federal income tax consequences. Non-U.S. unitholders should consult their own tax advisers before investing in our Units.

In general, distributions of our “investment company taxable income” to non-U.S. unitholders generally are subject to withholding of U.S. federal tax at a 30% rate (or a lower rate provided by an applicable treaty) to the extent of our current or accumulated earnings and profits, unless an applicable exception applies. This 30% U.S. federal income tax generally is collected by withholding at the source of payment. However, no withholding will be required with respect to certain distributions if (i) the distributions are properly reported to our unitholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends, and (iii) certain other requirements are satisfied. We anticipate that a significant amount of our dividends will qualify as “interest-related dividends” or “short-term capital gain dividends.” Therefore, our distributions of our investment company taxable income generally will not be subject to withholding of U.S. federal tax. To the extent that we make a distribution of dividends that do not qualify as “interest-related dividends” or “short-term capital gain dividends,” we will specifically identify the distribution, as it will be subject to U.S withholding tax at a 30% rate (or a lower rate provided by an applicable treaty) to the extent of our current or accumulated earnings and profits, unless an applicable exception applies, as described above.

If the distributions are effectively connected with the conduct of a U.S. trade or business by the non-U.S. unitholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. unitholder in the United States), we will not be required to withhold U.S. federal income tax if the non-U.S. unitholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. unitholders (as described below). Special certification requirements apply to a non-U.S. unitholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.

Actual or deemed distributions of our net capital gains to a non-U.S. unitholder if properly reported by us as capital gain dividends, and gains realized by a non-U.S. unitholder upon the sale, exchange, or other taxable disposition of our Units, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with the conduct of a U.S. trade or business of the non-U.S. unitholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. unitholder in the United States) or, in the case of an individual, the non-U.S. unitholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a non-U.S. unitholder will be entitled to a U.S. federal income tax credit or refund equal to the non-U.S. unitholder’s allocable share of the U.S. federal income tax we pay on the capital gains deemed to have been distributed; however, in order to obtain a refund, the non-U.S. unitholder must obtain a U.S. taxpayer identification number (“TIN”) and file a U.S. federal income tax return even if the non-U.S. unitholder would not otherwise be required to obtain a U.S. TIN or file a U.S. federal income tax return.

If any actual or deemed distributions of our net capital gains, or any gains realized upon the sale, exchange, or other taxable disposition of our Units, are effectively connected with the conduct of a U.S. trade or business of the non-U.S. unitholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. unitholder in the United States), such amounts will be subject to U.S. federal income tax on a net income basis in the same manner, and at the graduated rates, applicable to a U.S. unitholder. For a corporate non-U.S. unitholder, the after-tax amount of distributions (both actual and deemed) and gains realized upon the sale, exchange, or other taxable disposition of our Units that are effectively connected with the conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. unitholder in the United States) may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty). Accordingly, investment in our Units may not be appropriate for certain non-U.S. unitholders.

If we were unable to qualify as a RIC for U.S. federal income tax purposes, any distributions by us would be treated as dividends to the extent of our current or accumulated earnings and profits. We would not be eligible to report any such dividends as “interest-related dividends,” “short-term capital gain dividends,” or “capital gain dividends.” As a result, any such dividend paid to a non-U.S. unitholder that is not effectively connected with the conduct of a U.S. trade or business of the non-U.S. unitholder (and, if an income tax treaty applies, attributable to a permanent establishment maintained by the non-U.S. unitholder in the United States) would be subject to the 30% (or a reduced applicable income tax treaty rate) withholding tax discussed above, regardless of the source of the income giving rise to such distribution. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the non-U.S. unitholder’s adjusted tax basis, and any remaining distributions would be treated as a gain from the sale of the non-U.S. unitholder’s Units subject to taxation as discussed above. For discussion regarding the consequences to the Company for failing to qualify as a RIC for U.S. federal income tax purposes, see “Failure to Qualify as a RIC for U.S. Federal Income Tax Purposes” above.

Non-U.S. unitholders and potential non-U.S. unitholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our Units.

Backup Withholding and Information Reporting

U.S. Unitholders. A U.S. unitholder may be subject to information reporting and backup withholding when such U.S. unitholder receives dividends on their Units and proceeds from the sale or other disposition of the Units. Certain U.S. unitholders generally are not subject to information reporting or backup withholding, such as corporations and other “exempt recipients,” as defined in applicable U.S. Treasury Regulations. A U.S. unitholder will generally be subject to backup withholding if such U.S. unitholder is not otherwise exempt and:

•	such U.S. unitholder fails to furnish the U.S. unitholder’s U.S. TIN, which, for an individual, generally is his or her U.S. Social Security Number;

•	the IRS notifies the payor that such U.S. unitholder furnished an incorrect U.S. TIN;

•	the payor is notified by the IRS that the U.S. unitholder has failed properly to report payments of interest or dividends; or

•	such U.S. unitholder fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. unitholder has furnished a correct U.S. TIN and that the U.S. unitholder is not subject to backup withholding.

U.S. unitholders should consult their tax advisers regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional U.S. federal income tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Non-U.S. Unitholders. The amount of distributions that we pay to any documented non-U.S. unitholder on their Units will be reported to the non-U.S. unitholder and to the IRS annually on an IRS Form 1042-S, regardless of the amount of U.S. federal income tax withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the non-U.S. unitholder resides. However, a non-U.S. unitholder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the non-U.S. unitholder, provided that we do not have actual knowledge or reason to know that such non-U.S. unitholder is a “United States person,” within the meaning of the Code, and the non-U.S. unitholder has established that it is a non-U.S. unitholder or otherwise established an exemption from backup withholding.

If a non-U.S. unitholder sells or exchanges a Unit or Units through a United States broker or the United States office of a foreign broker, or such sale or exchange is deemed to occur through a United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding, unless the non-U.S. unitholder provides to such broker a certificate establishing that such unitholder is not a U.S. unitholder and such broker does not have actual knowledge or reason to know that such evidence is false, or the non-U.S. unitholder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a non-U.S. unitholder sells or exchanges a Unit or Units through the foreign office of a broker who is a United States person or has certain enumerated connections with the United States, the proceeds from such sale or exchange will be subject to information reporting, unless the non-U.S. unitholder provides to such broker a certificate establishing that such unitholder is not a U.S. unitholder and such broker does not have actual knowledge or reason to know that such evidence is false, or the non-U.S. unitholder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. unitholder.

A non-U.S. unitholder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. unitholder’s U.S. federal income tax liability or may claim a refund, provided that the required information is furnished to the IRS in a timely manner.

Unitholders are urged to consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

FATCA

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”), unless such FFIs either: (i) enter into an agreement with the U.S. Department of the Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) and to withhold on certain payments; or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, such as our Units, the U.S. Treasury Department has indicated its intent to eliminate this requirement in proposed U.S. Treasury Regulations, which state that taxpayers may rely on the proposed U.S. Treasury Regulations until final regulations are issued. The information required to be reported includes the identity and U.S. TIN of each account holder that is a specified U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs, unless such foreign entities certify that they do not have a greater than 10% owner that is a specified U.S. person or provide the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a non-U.S. unitholder and the status of the intermediaries through which they hold their Units, non-U.S. unitholders could be subject to this 30% withholding tax with respect to distributions on their Units. Under certain circumstances, a non-U.S. unitholder might be eligible for refunds or credits of such taxes.

Non-U.S. persons should consult their own tax advisers with respect to the FATCA consequences of an investment in our Units.

Item 1A. Risk Factors.

Investing in our Units involves significant risks. A prospective investor should consider, among other factors, the risk factors set forth below before deciding to purchase our Units. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, the NAV of our Units could decline, and investors may lose all or part of their investment.

Summary of Risk Factors

The following is a summary of the principal risk factors associated with an investment in our Units. Further details regarding each risk included in the below summary list can be found further below.

•	We are a new company and have no prior operating history.

•

Our ability to execute our investment strategies and achieve our investment objectives depends on the Advisers and their ability to manage and support our investment process. If either or both of the Advisers were to lose any of their key personnel, fail to maintain or develop strong referral relationships, or terminate either or both of the Advisory Agreements, our ability to achieve our investment objective could be significantly harmed.

•	We are subject to heightened management risk because our portfolio investments are separately managed by two investment advisers.

•	There are significant potential conflicts of interest that could negatively affect our investment returns.

•	We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

•	We will be subject to U.S. federal income tax if we are unable to qualify and thereafter maintain our tax treatment as a RIC under subchapter M of the Code.

•	Legislative or regulatory tax changes could have an adverse impact on us and the Unitholder.

•	We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.

•

Regulations governing our operation as a BDC may affect or limit our operations, including our ability to raise additional capital, the way in which we raise such capital, and our ability to enter into transactions with our affiliates.

•	We are subject to risks associated with the incurrence of leverage.

•

Provisions of any future borrowing facility we may enter may limit our discretion in operating our business, and adverse developments in the credit markets may impair our ability to enter any such facility.

•	We are subject to risks associated with fluctuations in interest rates.

•	Most of our portfolio investments are in private companies, and there may be uncertainty as to the value of such investments.

•	If we are unable to obtain additional capital to finance our growth, or if such capital is not available on terms that are favorable to us, our ability to grow may be impaired.

•	We may experience fluctuations in our annual and quarterly operating results.

•	Our Board may change our investment objectives, operating policies, and strategies without prior notice or approval from our Unitholder.

•

We are highly dependent on information systems, and systems interruptions or failures, including the failure of our cybersecurity systems due to cyberattacks or the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could disrupt or impair our ability to conduct business effectively and negatively affect our results of operations.

•	Global economic, political, and market conditions may adversely affect our business, results of operations, and financial condition, including our revenue growth and profitability.

•

Increased geopolitical unrest, terrorist attacks, or acts of war may impact our business or the businesses in which we invest, either of which would harm our business, operating results, and financial condition.

•

Our investments in middle-market and upper middle-market private companies are very risky and highly speculative, and may involve information asymmetries or gaps that limit our ability to appropriately assess and value such investments.

•	The lack of liquidity in our investments may adversely affect our business.

•

Our portfolio may be focused on a limited number of portfolio companies or industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

•	We may securitize certain of our investments, which may subject us to certain structured financing risks.

•

Because we generally will not hold controlling interests in our portfolio companies, we may not be in a position to exercise control over those portfolio companies or prevent decisions by management of those portfolio companies that could decrease the value of our investments.

•	We may not be able to realize expected returns on our invested capital.

•	By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

•	Our portfolio companies may, in some cases, incur debt or issue equity securities that rank equally with, or senior to, our investments in those companies.

•	We may be exposed to special risks associated with bankruptcy cases.

•	Our failure to make follow-on investments in our portfolio companies could impair the value of our investments.

•	We cannot guarantee that we will be able to obtain or retain various required lending licenses from U.S. states or in any other jurisdiction where such licenses may be required in the future.

•	Our investments in non-U.S. companies may involve significant risks, in addition to the risks inherent to U.S. investments.

•	We expose ourselves to risks when we engage in hedging transactions.

•	The regulatory requirements to which derivatives are subject may affect our ability to hedge.

•	Our portfolio investments may present special tax issues.

•	There are certain risks associated with holding debt obligations that have OID or PIK interest components.

•

There are certain risks applicable to the Unitholder associated with its ownership of our Units, including the risk that it may not receive distributions, that distributions may not grow over time, or that distributions may represent a return of capital.

Risks Relating to our Business and Structure

We are a new company and have no prior operating history.

We are an externally managed, non-diversified, closed-end management investment company that intends to elect to be regulated as a BDC. We are also a new company and have no prior operating history. As a result, we have limited financial information upon which prospective unitholders can evaluate an investment in us or our prior performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of our Unitholder’s investment could decline substantially or become worthless. While we believe that the past professional experiences of our Advisers, including the investment team of each Adviser, such as the investment and financial experience of each Adviser’s senior management, will increase the likelihood each respective Adviser will be able to manage us successfully, there can be no assurance that this will be the case.

We are dependent upon key personnel of each of the Advisers for our future success. If either or both of the Advisers were to lose any of their key personnel, our ability to achieve our investment objectives could be significantly harmed.

We depend on the diligence, skill and network of business contacts of the senior investment professionals of both of the Advisers to achieve our investment objectives. Each Adviser’s team of investment professionals evaluates, negotiates, structures, closes, and monitors our investments in accordance with the terms of their respective Advisory Agreements with us. We can offer no assurance, however, that either or both Adviser’s investment professionals will continue to provide investment advice to us.

The services of each Adviser are provided to us under the terms of the respective Advisory Agreement. The loss of any Adviser’s employees who are responsible for managing or overseeing our investments may limit our ability to achieve our investment objectives and operate our business. This could have a material adverse effect on our financial condition, results of operations, and cash flows.

Our business model depends to a significant extent upon strong referral relationships. Any inability of either or both Advisers to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

We depend upon the employees of both Advisers to maintain their relationships with private equity sponsors, placement agents, investment banks, management groups, and other financial institutions, and we will rely to a significant extent upon these relationships to provide us with potential investment opportunities. If such employees fail to maintain such relationships, or to develop new relationships with other sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom the employees of the Advisers have relationships are not obligated to provide them with investment opportunities, and we can offer no assurance that these relationships will generate investment opportunities for us in the future. The failure of any of these relationships to generate investment opportunities for us could hamper our ability to achieve our investment objectives, resulting in a material adverse effect on our financial condition, results of operations, and cash flows.

Our financial condition, results of operations, and cash flows will depend on our ability to manage our business effectively.

Our ability to achieve our investment objectives will depend on our ability to manage our business and to grow our investments and earnings. This will depend, in turn, on each Adviser’s ability to identify, invest in, and monitor portfolio companies that meet our investment criteria. The achievement of our investment objectives on a cost-effective basis will depend upon each Adviser’s execution of its investment process, its ability to provide competent, attentive and efficient services to us, and, to a lesser extent, our access to financing on acceptable terms. Employees of each Adviser may have substantial responsibilities in connection with their management of other investment funds, accounts, and investment vehicles. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

We are subject to heightened management risk because our portfolio investments are separately managed by two investment advisers.

Management risk is particularly significant for us because our investment program involves two components, OHA Assets and Aranda Assets, which are separately managed by the OHA Adviser and Aranda Adviser, respectively. Each Adviser will apply different investment techniques and risk analyses in making investment decisions on our behalf, and there can be no assurance that these strategies will produce the desired results. For instance, each Adviser’s ability to implement its strategy successfully may be hindered by informational barriers between the Advisers with respect to specific portfolio holdings, which adds complexity to our overall management.

There are significant potential conflicts of interest that could negatively affect our investment returns.

The members of the Aranda Investment Committee and/or the OHA Adviser’s portfolio management team serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as the Company, or of investment funds, accounts, or investment vehicles managed by either Adviser or its affiliates. Similarly, each Adviser and/or its affiliates may have other clients with similar, different, or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interests or that of the Unitholder.

The Company, the Aranda Adviser, and the Unitholder are all wholly owned by Temasek, which significantly reduces the potential for conflicts of interest with respect to those parties. However, there may be times when the Advisers and/or the respective investment professionals of each Adviser have interests that differ from those of the Unitholder, giving rise to a conflict of interest. Although each Adviser will endeavor to handle these investment and other decisions in a fair and equitable manner, we and/or the Unitholder could be adversely affected by these decisions. Moreover, given the subjective nature of the investment and other decisions made by each Adviser on our behalf, we are unable to monitor these potential conflicts of interest between us and the Advisers; however, the Board, including the Independent Directors, will review conflicts of interest in connection with its review of the performance of each of the Advisers. As a BDC, we may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates, including our officers, directors, Advisers, principal underwriters, and certain of their affiliates, without the prior approval of the Independent Directors and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance), such as the Order.

The investment professionals and other employees of the Advisers may, from time to time, possess material non-public information, limiting our investment discretion.

The investment professionals and other employees of the Advisers may serve as directors of, or in a similar capacity with, the portfolio companies in which we invest, the securities of which are purchased or sold on our behalf. In the event that material non-public information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies. This limitation of our investment discretion may hamper our ability to complete transactions in favorable market conditions, thereby resulting in material adverse effects on our financial condition and results of operations.

Our management and incentive/performance fees may induce the Advisers to incur additional leverage.

Generally, the management and incentive or performance fees payable to the Advisers may create incentives for the Advisers to use additional available leverage. For example, the fact that both of the Aranda Base Management Fee and OHA Base Management Fee are payable based upon the value of our assets could result in either or both Advisers arranging for us to invest in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns. Under certain circumstances, the use of additional leverage may increase the likelihood of us defaulting on our borrowings, which would disfavor our Unitholder.

In addition, because the incentive/performance fees payable to the Advisers (as applicable) are each calculated as a percentage of our assets subject to a hurdle, having additional leverage available may encourage an Adviser to use leverage to increase the leveraged return on our investment portfolio. To the extent additional leverage is available at favorable rates, an Adviser could use leverage to increase the size of our investment portfolio to generate additional income, which may make it easier to meet the applicable hurdle.

The Board is charged with protecting our interests by monitoring how the Advisers address these and other conflicts of interest associated with their respective management services and compensation. While the Board is not expected to review or approve each investment decision, borrowing, or incurrence of leverage, the Independent Directors will periodically review the Advisers’ services and fees as well as their portfolio management decisions and portfolio performance. In connection with these reviews, the Independent Directors will consider whether our Advisers’ fees, expenses, and decisions (including those related to leverage) remain appropriate.

We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

We compete with a number of entities to make the types of investments that we make. For example, we compete with public and private funds, commercial and investment banks, commercial financing companies, and, to the extent they provide an alternative form of financing, private equity and hedge funds. Our competitors may be substantially larger or have considerably greater financial, technical, and marketing resources than we have. For example, we believe some of our competitors may have access to funding sources that are not available to us, including outside investor commitments. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than we can. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the Source-of-Income, Asset Diversification, and Distribution Requirements we must satisfy to qualify and maintain our tax treatment as a RIC. The competitive pressures we face may have a material adverse effect on our business, financial condition, results of operations, and cash flows. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objectives.

With respect to the investments we make, we do not seek to compete based primarily on the interest rates we offer, and we believe that some of our competitors may make loans with interest rates that are lower than the rates we offer. With respect to all investments, we may lose some investment opportunities if we do not match our competitors’ pricing, terms, and structure. However, if we match our competitors’ pricing, terms, and structure, we may experience decreased net interest income, lower yields, and increased risk of credit loss. We may also compete for investment opportunities with investment funds, accounts, and investment vehicles managed by each Adviser or their respective affiliates. Although the Advisers will allocate opportunities in accordance with their respective firmwide policies and procedures, allocations to such investment funds, accounts, and investment vehicles will reduce the amount and frequency of opportunities available to us and may not be in the best interests of us and the Unitholder.

We will be subject to U.S. federal income tax if we are unable to qualify and thereafter maintain our tax treatment as a RIC under subchapter M of the Code.

To qualify and thereafter maintain our tax treatment as a RIC under subchapter M of the Code, we must meet the Source-of-Income, Asset Diversification, and Distribution Requirements. The Distribution Requirement for a RIC generally is satisfied if we distribute at least the sum of 90% of our investment company taxable income (without regard to the deduction for dividends paid) and 90% of our net tax-exempt interest income to the Unitholder on an annual basis. Because we expect to incur debt, we will be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to maintain our tax treatment as a RIC. If we are unable to obtain cash from other sources, we may fail to maintain our tax treatment as a RIC and, thus, may be subject to corporate-level income tax. To maintain our tax treatment as a RIC, we must also meet the Asset Diversification Requirement at the end of each calendar quarter. Failure to meet these tests may result in our having to dispose of certain investments quickly in order to prevent the loss of our tax treatment as a RIC. Because most of our investments will be in private or thinly traded public companies, any such dispositions may be made at disadvantageous prices and may result in substantial losses. No certainty can be provided that we will satisfy the Asset Diversification Requirement or the other requirements necessary to maintain our tax treatment as a RIC. If we fail to maintain our tax treatment as a RIC for any reason and become subject to U.S. federal income tax, the resulting income taxes could substantially reduce our net assets, the amount of income available for distributions to the Unitholder and the amount of funds available for new investments.

Legislative or regulatory tax changes could have an adverse impact on us and the Unitholder.

At any time, the U.S. federal income tax laws and regulations (including laws and regulations governing RICs and their shareholders) or the administrative interpretations of those laws or regulations may be amended. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of the Company or the Unitholder. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our Units or the value or the resale potential of our investments.

We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.

For U.S. federal income tax purposes, we may include in income certain amounts that we have not yet received in cash, such as the accrual of OID. This may arise if we receive warrants in connection with the making of a loan and in other circumstances, or through contracted PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such OID (which could be significant relative to our overall investment activities) and increases in loan balances as a result of contracted PIK arrangements are included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash.

Since in certain cases we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirement to distribute at least the sum of 90% of our investment company taxable income (without regard to the deduction for dividends paid) and 90% of our net tax-exempt interest income to qualify and thereafter maintain our tax treatment as a RIC. In such a case, we may have to sell some of our investments at times and at prices we would not consider advantageous, or raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain such cash from other sources, we may fail to qualify and/or thereafter maintain our tax treatment as a RIC, and thus we may be subject to corporate-level income tax.

PIK interest payments we receive will increase our assets under management and, as a result, will increase the amount of base management fees and incentive/performance fees payable to the Advisers, as applicable.

Certain of our debt investments may contain provisions providing for the payment of PIK interest. Because PIK interest results in an increase in the size of the loan balance of the underlying loan, our receipt of PIK interest will have the effect of increasing our assets under management. As a result, because the base management fee that we will pay to an Adviser is based on the value of our assets, our receipt of PIK interest will result in an increase in the amount of the base management fees payable to an Adviser. In addition, any such increase in a loan balance due to the receipt of PIK interest will cause such loan to accrue interest on the higher loan balance, which will result in an increase in our pre-incentive fee net investment income and, as a result, an increase in incentive or performance fees, as applicable, that are payable to an Adviser.

Regulations governing our operation as a BDC may affect our ability to, and the way in which we, raise additional capital. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.

We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we are permitted as a BDC that has satisfied certain requirements to issue senior securities in amounts such that our asset coverage ratio, as defined in the 1940 Act, equals at least 150% of our gross assets, less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we would not be able to borrow additional funds until we are able to comply with the 150% asset coverage ratio applicable to us under the 1940 Act. Also, any amounts that we use to service our indebtedness would not be available for distributions to our unitholders. If we issue senior securities, we will be exposed to typical risks associated with leverage, including an increased risk of loss.

To the extent we finance our investments with borrowed money, the potential for gain or loss on amounts invested in us is magnified and may increase the risk of investing in us.

The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in the Units. If we use leverage to partially finance our investments through banks, insurance companies, and other lenders, our unitholders will experience increased risks associated with its investment in the Units. Lenders of these funds will have a fixed dollar claims on our assets that would be superior to the claims of our Unitholder, and we would expect such lenders to seek recovery against our assets in the event of a default.

In addition, under the terms of any borrowing facility or other debt instrument that we may enter into, we are likely to be required to use the net proceeds of any investments that we sell to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not leveraged, thereby magnifying losses or eliminating our stake in a leveraged investment. Similarly, any decrease in our revenue or income will cause our net income to decline more sharply than it would have had we not borrowed. Such a decline would also negatively affect our ability to make distributions with respect to the Units. Our ability to service any debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. Moreover, as the base management fees payable to our Advisers under each of the Advisory Agreements are calculated based on the value of our assets, including those assets acquired through the use of leverage, the Advisers will have a financial incentive to incur leverage, which may not be consistent with our Unitholder’s interests. In addition, our Unitholder will bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the base management fees payable to either of our Advisers.

We are generally required to meet a coverage ratio of total assets to total borrowings and other senior securities, which includes all of our borrowings and any preferred stock that we may issue in the future, of at least 150%. If this ratio declines below 150%, we will not be able to incur additional debt until we are able to comply with the 150% asset coverage ratio applicable to us under the 1940 Act. This could have a material adverse effect on our operations, and we may not be able to make distributions. The amount of leverage that we employ will depend on the Advisers’ and the Board’s assessment of market and other factors at the time of any proposed borrowing. We can make no assurance that we will be able to obtain credit at all or on terms acceptable to us.

In addition, our future debt facilities may impose financial and operating covenants that restrict our business activities, including limitations that hinder our ability to finance additional loans and investments or to make the distributions required to qualify and thereafter maintain our tax treatment as a RIC under the Code.

Substantially all of our assets may be required to be subject to security interests under future debt financing arrangements and, if we default on our obligations thereunder, we may suffer adverse consequences, including foreclosure on our assets.

Substantially all of our assets may be required to be pledged as collateral under our future financing arrangements. If we default on our obligations under such financing arrangements, the lenders may have the right to foreclose upon and sell, or otherwise transfer, the collateral subject to their security interests. In such event, we may be forced to sell our investments to raise funds to repay our outstanding borrowings to avoid foreclosure, and these forced sales may be at times and at prices we would not consider advantageous. Moreover, such deleveraging could significantly impair our ability to effectively operate our business as previously planned. As a result, we could be forced to curtail or cease new investment activities and lower or eliminate the dividends paid to our Unitholder.

To the extent we use debt to finance our investments and issue senior securities, including preferred stock and debt securities, if market interest rates were to increase, our cost of capital could increase, which could reduce our net investment income.

Because we expect to borrow money to make investments and may in the future issue additional senior securities including preferred stock and debt securities, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates would not have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. We may also utilize instruments such as forward contracts, currency options, and interest rate swaps, caps, collars, and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates, to the extent permitted by the 1940 Act.

Provisions of any future borrowing facility may limit our discretion in operating our business.

Any future borrowing facility may be backed by all or a portion of our loans and securities on which the lenders may have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a guarantee and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral agent for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations, and cash flows.

In addition, any security interests, as well as negative covenants under any future borrowing facility, may limit our ability to incur additional liens or debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity, or to obtain additional debt or equity financing.

In addition, under any future borrowing facility, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests, and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. Furthermore, we expect that the terms of any future financing arrangement may contain a covenant requiring us to qualify and thereafter maintain compliance with RIC provisions at all times, subject to certain remedial provisions. Thus, a failure to maintain compliance with RIC provisions could result in an event of default under the financing arrangement. An event of default under any borrowing facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our revenues and, by delaying any cash payment allowed to us under any borrowing facility until the lenders have been paid in full, reduce our liquidity and cash flow and impair our ability to grow our business and maintain our tax treatment as a RIC.

We may in the future determine to fund a portion of our investments with preferred stock, which would magnify the potential for gain or loss and the risks of investing in us in the same way as borrowings.

Preferred stock, which is another form of leverage, has the same risks to the holders of our Units as borrowings, because the dividends on any preferred stock we issue must be cumulative. Payment of such dividends and repayment of the liquidation preference of such preferred stock must take preference over any dividends or other payments to our Unitholder, and preferred stockholders are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference.

Adverse developments in the credit markets may impair our ability to enter into any other future borrowing facility.

In past economic downturns, such as the financial crisis in the United States that began in mid-2007 and during other times of extreme market volatility, many commercial banks and other financial institutions stopped lending or significantly curtailed their lending activity. In addition, in an effort to stem losses and reduce their exposure to segments of the economy deemed to be high risk, some financial institutions limited routine refinancing and loan modification transactions and even reviewed the terms of existing facilities to identify bases for accelerating the maturity of existing lending facilities. If these conditions recur, it may be difficult for us to obtain desired financing to finance the growth of our investments on acceptable economic terms, or at all.

If we are unable to consummate credit facilities on commercially reasonable terms, our liquidity may be reduced significantly. If we are unable to repay amounts outstanding under any facility we may enter into and are declared in default, or are unable to renew or refinance any such facility, such events would limit our ability to initiate significant originations or to operate our business in the normal course. These situations may arise due to circumstances that we may be unable to control, such as inaccessibility of the credit markets, a severe decline in the value of the U.S. dollar, a further economic downturn, or an operational problem that affects third parties or the Company and could materially damage our business. Moreover, we are unable to predict when economic and market conditions may become more favorable. Even if such conditions improve broadly and significantly over the long term, adverse conditions in particular sectors of the financial markets could adversely impact our business.

Most of our portfolio investments will be recorded at fair value as determined in good faith by the OHA Adviser as our valuation designee; as a result, there may be uncertainty as to the value of our portfolio investments.

Most of our portfolio investments will take the form of securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable, and we value these investments at fair value as determined in good faith by the valuation designee, including to reflect significant events affecting the value of our investments, pursuant to the Board’s delegation of such function under Rule 2a-5. Most, if not all, of our investments (other than cash and cash equivalents) are classified as Level 3 under ASC 820. This means that our portfolio valuations are based on unobservable inputs and our own assumptions about how market participants would price the asset or liability in question. Inputs into the determination of fair value of our portfolio investments require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. We intend to retain the services of independent service providers, including third-party valuation firms, to review the valuation of these loans and securities. The types of factors that the OHA Adviser may take into account in determining the fair value of our investments generally include, as appropriate, comparison to publicly traded securities, including such factors as yield, maturity, and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time, and may be based on estimates, the OHA Adviser’s determination of fair value may differ materially from the values that would have been used if a ready market for these loans and securities existed. Our NAV could be adversely affected if the OHA Adviser’s determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposition of such loans and securities.

We adjust quarterly the valuation of our portfolio to reflect our determination of the fair value of each investment in our portfolio. Any changes in fair value are recorded in our statement of operations as net change in unrealized appreciation or depreciation.

We and our portfolio companies may be subjected to potential adverse effects of new or modified laws or regulations.

We and our portfolio companies are subject to regulation at the local, state, federal, and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, are likely to change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations, or any failure by us or our portfolio companies to comply with these laws or regulations, could require changes to certain of our or our portfolio companies’ business practices, negatively impact our or our portfolio companies’ operations, cash flows, or financial condition, impose additional costs on us or our portfolio companies, or otherwise adversely affect our business or the business of our portfolio companies. In addition to the legal, tax, and regulatory changes that are expected to occur, there may be unanticipated changes. The legal, tax, and regulatory environment for BDCs, investment advisers and the instruments that they utilize (including derivative instruments) is continuously evolving.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulations. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows, or financial condition, impose additional costs on us, intensify the regulatory supervision of us, or otherwise adversely affect our business.

Risks Related to our Operations

Because we intend to distribute substantially all of our income to our Unitholder to qualify and maintain our tax treatment as a RIC, we will continue to need additional capital to finance our growth. If additional funds are unavailable or not available on favorable terms, our ability to grow may be impaired.

We will need additional capital to fund new investments and grow our portfolio of investments. We intend to access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to grow. In addition, we are required to distribute at least the sum of 90% of our investment company taxable income (without regard to the deduction for dividends paid) and 90% of our net tax-exempt interest income to our Unitholder to qualify and thereafter maintain our tax treatment as a RIC. As a result, these earnings will not be available to fund new investments. An inability on our part to access the capital markets successfully could limit our ability to grow our business and execute our business strategy fully, and could decrease our earnings, if any.

We are required to meet a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities to total senior securities, which includes all of our borrowings, of at least 150%. This requirement limits the amount that we may borrow. Since we will continue to need capital to grow our investment portfolio, these limitations may prevent us from incurring debt and require us to raise additional equity at a time when it may be disadvantageous to do so. While we expect that we will be able to borrow and to issue additional debt securities and expect that we will be able to issue additional equity securities, which would in turn increase the equity capital available to us, we cannot assure investors that debt and equity financing will be available to us on favorable terms, or at all. If additional funds are not available us, we may be forced to curtail or cease new investment activities, and our NAV could decline.

The time and resources that personnel of each Adviser devote to us may be diverted, and we may face additional competition due to the fact that neither Adviser is prohibited from raising money for, or managing, another entity that makes the same types of investments that we target.

The personnel of each Adviser are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as those we target. As a result, the time and resources each Adviser could devote to us may be diverted. In addition, we may compete with any such investment entity for the same investment opportunities.

The Advisers’ liability is limited under the Advisory Agreements, and we have agreed to indemnify the Advisers against certain liabilities, which may lead the Advisers to act in a riskier manner on our behalf than they would when acting for their own account.

Under the Advisory Agreements, the Advisers have not assumed any responsibility to us other than to render the services called for under such agreements. They will not be responsible for any action of the Board in following or declining to follow the Advisers’ advice or recommendations. Under the Advisory Agreements, the Advisers, their officers, members, and personnel, and any person controlling or controlled by the Advisers will not be liable to us, any of our subsidiaries, our directors, our unitholders, or any of our subsidiaries’ shareholders or partners for acts or omissions performed in accordance with and pursuant to the Advisory Agreements, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith, or reckless disregard of the duties that the Advisers owes us under the Advisory Agreements. In addition, as part of the Advisory Agreements, we have agreed to indemnify the Advisers and each of its officers, directors, members, managers, and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of, or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Advisory Agreements, except where attributable to gross negligence, willful misfeasance, bad faith, or reckless disregard of such person’s duties under the Advisory Agreements. These protections may lead the Advisers to act in a riskier manner when acting on our behalf than they would when acting for their own account.

The Advisers can resign as our investment adviser or administrator upon 60 days’ notice, and we may not be able to find a suitable replacement within that time, or at all, resulting in a disruption in our operations that could adversely affect our financial condition, business, and results of operations.

The Advisers have the right under their respective Advisory Agreements to resign as our investment adviser at any time upon 60 days’ written notice, whether we have found a replacement or not. Similarly, the Administrator has the right under the Administration Agreement to resign from its role as our administrator at any time upon 60 days’ written notice, whether we have found a replacement or not. If the Advisers or Administrator were to resign under any of these agreements, we may not be able to find a new investment adviser or administrator, as applicable, or hire internal management with similar expertise and the ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, and our financial condition, business, and results of operations, as well as our ability to pay distributions to our unitholders, are likely to be adversely affected. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objectives may result in additional costs and time delays that may adversely affect our business, financial condition, results of operations, and cash flows.

We may experience fluctuations in our annual and quarterly operating results.

We could experience fluctuations in our annual and quarterly operating results due to a number of factors, including the interest rate payable on the loans and debt securities we acquire, the default rate on such loans and securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in the market, and general economic conditions. In light of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

The Board may change our investment objectives, operating policies, and strategies without prior notice or approval from the Unitholder.

The Board has the authority, except as otherwise provided in the 1940 Act, to modify or waive our operating policies and strategies without prior notice and without approval from the Unitholder. However, absent approval from the Unitholder, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business or operating results. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions to the Unitholder.

We are highly dependent on information systems, and systems failures could significantly disrupt our business, which may, in turn, negatively affect our results of operations.

Our business is highly dependent on the communications and information systems of the Advisers and the Administrator. In addition, certain of these systems are provided to the Advisers and/or Administrator by third-party service providers. Any failure or interruption of such systems, including as a result of the termination of an agreement with any such third-party service provider, could cause delays or other problems in our activities. This, in turn, could have a material adverse effect on our operating results and negatively affect us.

The failure of our cybersecurity systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.

The occurrence of a disaster, such as a cyberattack against us or against a third party that has access to our data or networks, a natural catastrophe, an industrial accident, failure of our disaster recovery systems, or consequential employee error, could have an adverse effect on our ability to communicate or conduct business, negatively impacting our operations and financial condition. This adverse effect can become particularly acute if those events affect our electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of our data.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems, networks, and data, like those of other companies, could be subject to cyberattacks and unauthorized access, use, alteration, or destruction, such as from physical and electronic break-ins or unauthorized tampering, malware, and computer virus attacks, or system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed, stored in, and transmitted through our computer systems and networks. Such an attack could cause interruptions or malfunctions in our operations, which could result in financial losses, litigation, regulatory penalties, client dissatisfaction or loss, reputational damage, and increased costs associated with mitigation of damages and remediation.

Third parties with which we do business may also be sources of cybersecurity or other technological risks. We outsource certain functions, and these relationships allow for the storage and processing of our information, as well as customer, counterparty, employee, and borrower information. Cybersecurity failures or breaches by either Adviser, the Administrator or other service providers (including, but not limited to, accountants, custodians, transfer agents, and administrators), and the issuers of securities in which we invest, also have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with our ability to calculate our NAV, impediments to trading, the inability of our unitholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputation damages, reimbursement of other compensation costs, or additional compliance costs. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure, or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.

Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. We currently do not maintain insurance coverage relating to cybersecurity risks, and we may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses that are not fully insured.

We and our Advisers, as well as our Administrator, and our portfolio companies, may be subject to risks associated with “phishing” and other cyberattacks.

Our business and the business of our portfolio companies rely upon secure information technology systems for data processing, storage and reporting. Despite careful security and controls design, implementation, and updating, our and our portfolio companies’ information technology systems could become subject to cyberattacks. Cyberattacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking”, malicious software coding, social engineering, or “phishing” attempts) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyberattacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users). Each Adviser and the Administrator have been and expect to continue to be the target of fraudulent calls, emails, and other forms of activities. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen information, misappropriation of assets, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships, regulatory fines or penalties, or other adverse effects on our business, financial condition or results of operations. In addition, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks related to cyberattacks.

Each Adviser’s, the Administrator’s, and other service providers’ increased use of mobile and cloud technologies could heighten the risk of a cyberattack as well as other operational risks, as certain aspects of the security of such technologies may be complex, unpredictable, or beyond their control. These service providers’ reliance on mobile or cloud technology or any failure by mobile technology and cloud service providers to adequately safeguard their systems and prevent cyberattacks could disrupt their operations and result in misappropriation, corruption or loss of personal, confidential or proprietary information. In addition, there is a risk that encryption and other protective measures against cyberattacks may be circumvented, particularly to the extent that new computing technologies increase the speed and computing power available.

Risks Related to Economic Conditions

Global economic, political, and market conditions may adversely affect our business, results of operations, and financial condition, including our revenue growth and profitability.

The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, may contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets and may cause economic uncertainties or deterioration in the U.S. and worldwide. The impact of downgrades by rating agencies to the U.S. government’s sovereign credit rating or its perceived creditworthiness, as well as potential government shutdowns, could adversely affect the U.S. and global financial markets and economic conditions.

Further downgrades of the U.S. credit rating, impending automatic spending cuts, another government shutdown or a failure to raise the statutory debt limit of the United States could negatively impact our liquidity, financial condition and earnings.

U.S. debt ceiling and budget deficit concerns have increased the possibility of additional credit-rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers have passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States.

The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the U.S. and global financial markets and economic conditions. Absent further quantitative easing by the Federal Reserve, these developments could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time. Continued adverse political and economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Increased geopolitical unrest, terrorist attacks, or acts of war may impact the businesses in which we invest, and harm our business, operating results, and financial conditions.

Terrorist activity and the continued threat of terrorism and acts of civil or international hostility, both within the United States and abroad, as well as ongoing military and other actions and heightened security measures in response to these types of threats, may cause significant volatility and declines in the global markets, loss of life, property damage, disruptions to commerce, and reduced economic activity, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results, and financial condition. Losses from terrorist attacks are generally uninsurable.

Risks Related to our Investments

Our investments are very risky and highly speculative.

We primarily invest in first-lien debt, second-lien debt, mezzanine and unsecured debt or equity, or other securities issued by middle-market or upper middle-market companies. The companies in which we intend to invest are typically highly leveraged, and, in most cases, our investments in these companies are not rated by any rating agency. If these instruments were rated, we believe that they would likely receive a rating of below investment grade (that is, below BBB- or Baa3, which is often referred to as “junk”). Exposure to below-investment grade instruments involves certain risks, including speculation with respect to the borrower’s capacity to pay interest and repay principal.

First-Lien Debt. When we make a first-lien loan, we generally take a security interest in the available assets of the portfolio company, including the equity interests of its subsidiaries, which we expect to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In some circumstances, our lien is, or could become, subordinated to claims of other creditors. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or at all, or that we will be able to collect on the loan should we need to enforce our remedies. In addition, in connection with our “last out” first-lien loans, we enter into agreements among lenders. Under these agreements, our interest in the collateral of the first-lien loans may rank junior to those of other lenders in the loan under certain circumstances. This may result in greater risk and loss of principal on these loans.

Second-Lien and Mezzanine Debt. Our investments in second-lien and mezzanine debt generally are subordinated to senior loans and will either have junior security interests or be unsecured. As such, other creditors may rank senior to us in the event of insolvency. This may result in greater risk and loss of principal.

Equity and Other Investments. When we invest in first-lien debt, second-lien debt or mezzanine debt, we may acquire equity securities, such as warrants, options and convertible instruments. In addition, we may invest directly in the equity securities of portfolio companies. We seek to dispose of these equity interests and realize gains upon our disposition of these interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Preferred Shares. To the extent we invest in preferred securities, we may incur particular risks, including:

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preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for U.S. federal income tax purposes before we receive such distributions;

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preferred securities are subordinated to bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and liquidation payments, and therefore are subject to greater credit risk than more senior debt instruments; and

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generally, preferred security holders have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer’s board; generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights.

In addition, our investments generally involve a number of significant risks, including:

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the companies in which we invest may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

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the companies in which we invest typically have shorter operating histories, narrower product lines, and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

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the companies in which we invest are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation, or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•

the companies in which we invest generally have less predictable operating results, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion, or maintain their competitive position;

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the debt investments in our portfolio generally have a significant portion of principal due at the maturity of the investment, which would result in a substantial loss to us if such borrowers are unable to refinance or repay their debt at maturity;

•	our executive officers, directors, and Advisers may, in the ordinary course of business, be named as defendants in litigation arising from our investments in our portfolio companies;

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the companies in which we invest generally have less publicly available information about their businesses, operations, and financial condition and, if we are unable to uncover all material information about these companies, we may not make a fully informed investment decision; and

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the companies in which we invest may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Subordinated Debt. Our subordinated debt investments will generally rank junior in priority of payment to senior debt and will generally be unsecured. This may result in a heightened level of risk and volatility or a loss of principal, which could lead to the loss of the entire investment. These investments may involve additional risks that could adversely affect our investment returns. To the extent interest payments associated with such debt are deferred, such debt may be subject to greater fluctuations in valuations, and such debt could subject us and our unitholders to non-cash income. Because we will not receive any principal repayments prior to the maturity of some of our subordinated debt investments, such investments will be of greater risk than amortizing loans.

Non-U.S. Securities. We may invest in non-U.S. securities, which may include securities denominated in U.S. dollars or in non-U.S. currencies, to the extent permitted by the 1940 Act. Because evidence of ownership of such securities usually is held outside the United States, we would be subject to additional risks if we invested in non-U.S. securities, which include possible adverse political and economic developments, seizure or nationalization of foreign deposits, and adoption of governmental restrictions, which might adversely affect or restrict the payment of principal and interest on the non-U.S. securities to unitholders located outside the country of the issuer, whether from currency blockages or otherwise. Because non-U.S. securities may be purchased with and payable in foreign currencies, the value of these assets as measured in U.S. dollars may be affected unfavorably by changes in currency rates and exchange control regulations.

Junior, Unsecured Securities. Our investment strategy may entail acquiring securities that are junior or unsecured instruments. While this approach can facilitate obtaining control and then adding value through active management, it also means that certain of our investments may be unsecured. If a portfolio company becomes financially distressed or insolvent and does not successfully reorganize, we will have no assurance (compared to those distressed securities investors that acquire only fully collateralized positions) that we will recover any of the principal that we have invested. Similarly, investments in “last out” pieces of unitranche loans will be similar to second lien loans in that such investments will be junior in priority to the “first out” piece of the same unitranche loan with respect to payment of principal, interest and other amounts. Consequently, the fact that debt is secured does not guarantee that we will receive principal and interest payments according to the debt’s terms, or at all, or that we will be able to collect on the debt should we be forced to enforce our remedies.

While such junior or unsecured investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking more senior to such investments and may benefit from cross-default provisions and security over the issuer’s assets, some or all of such terms may not be part of particular investments. Moreover, our ability to influence an issuer’s affairs, especially during periods of financial distress or following insolvency, is likely to be substantially less than that of senior creditors. For example, under typical subordination terms, senior creditors are able to block the acceleration of the junior debt or the exercise by junior debt holders of other rights they may have as creditors. Accordingly, we may not be able to take steps to protect investments in a timely manner or at all, and there can be no assurance that our rate of return objectives or any particular investment will be achieved. In addition, the debt securities in which we will invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity, and are not expected to be rated by a credit rating agency.

Early repayments of our investments may have a material adverse effect on our investment objectives. In addition, depending on fluctuations of the equity markets and other factors, warrants and other equity investments may become worthless.

There can be no assurance that attempts to provide downside protection through contractual or structural terms with respect to our investments will achieve their desired effect, and an investment in us is speculative and carries a high degree of risk. Furthermore, we have limited flexibility to negotiate terms when purchasing newly issued investments in connection with a syndication of mezzanine or certain other junior or subordinated investments or in the secondary market.

“Covenant-lite” Obligations. We may invest in, or obtain exposure to, obligations that may be “covenant-lite,” which means such obligations lack certain financial maintenance covenants. While these loans may still contain other collateral protections, a covenant-lite loan may carry more risk than a covenant-heavy loan made by the same borrower, as it does not require the borrower to provide affirmation that certain specific financial tests have been satisfied on a routine basis as is required under a covenant-heavy loan agreement. Should a loan we hold begin to deteriorate in quality, our ability to negotiate with the borrower may be delayed under a covenant-lite loan compared to a loan with full maintenance covenants. This may, in turn, delay our ability to seek to recover our investment.

Restructurings. Investments in companies operating in workout or bankruptcy modes present additional legal risks, including fraudulent conveyance, voidable preference, and equitable subordination risks. The level of analytical sophistication, both financial and legal, necessary for successful investment in companies experiencing significant business and financial difficulties is unusually high. There is no assurance that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action.

Investing in middle-market or upper middle-market private companies involves a number of significant risks, any one of which could have a material adverse effect on our operating results.

Investments in middle-market and upper middle-market companies involve the same risks that apply generally to investments in larger, more established companies. However, such investments have more pronounced risks in that middle-market and upper middle-market companies:

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may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing on any guarantees we may have obtained in connection with our investment;

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have shorter operating histories, narrower product lines, and smaller market shares than larger businesses, which tends to render them more vulnerable to competitors’ actions and changing market conditions, as well as general economic downturns;

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are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation, or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

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generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion, or maintain their competitive position. In addition, our executive officers, directors, and employees of either Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies; and

•	may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

An investment strategy focused primarily on privately held companies presents certain challenges, including, but not limited to, the lack of available information about these companies.

We intend to invest primarily in privately held companies. Investments in private companies may pose greater risks than investments in public companies. First, private companies have reduced access to the capital markets, resulting in diminished capital resources and the ability to withstand financial distress. Second, the depth and breadth of experience of management in private companies tends to be less than that at public companies, which makes such companies more likely to depend on the management talents and efforts of a smaller group of persons and/or persons with less depth and breadth of experience. Therefore, the decisions made by such management teams and/or the death, disability, resignation, or termination of one or more of these persons could have a material adverse impact on our investments and, in turn, on us. Third, the investments themselves tend to be less liquid. As such, we may have difficulty exiting an investment promptly or at a desired price prior to maturity or outside of a normal repayment schedule. As a result, the relative lack of liquidity and the potential diminished capital resources of our target portfolio companies may affect our investment returns. Fourth, little public information generally exists about private companies. Further, these companies may not have third-party debt ratings or audited financial statements. We must therefore rely on the ability of the Advisers to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in these companies. Each Adviser would typically assess an investment in a portfolio company based on their estimate of the portfolio company’s earnings and enterprise value, among other factors, and these estimates may be based on limited information and may otherwise be inaccurate, causing the applicable Adviser to make different investment decisions than it may have made with more complete information. These companies and their financial information will generally not be subject to the Sarbanes-Oxley Act and other rules that govern public companies. If we are unable to determine all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments.

The value of most of our portfolio securities will not have a readily available market quotation, and we value these securities at fair value as determined in good faith by the OHA Adviser, which valuation is inherently subjective, may not reflect what we may actually realize for the sale of the investment, and could result in a conflict of interest with the OHA Adviser.

Investments are valued at the end of each fiscal quarter. Substantially all of our investments are expected to be in loans that do not have readily ascertainable market quotations. Assets that are not publicly traded or whose market quotations are not readily available are valued at fair value as determined in good faith by the OHA Adviser as our valuation designee, which intends to retain independent providers of financial advisory and investment banking services to assist the Board by performing certain limited third-party valuation services. In connection with that determination, investment professionals from the OHA Adviser will prepare portfolio company valuations using sources and/or proprietary models depending on the availability of information on our assets and the type of asset being valued, all in accordance with our valuation policy. The participation of the Advisers in our valuation process could result in a conflict of interest, since the management fee payable to both Advisers is based in part on the valuation of our assets.

Factors that the OHA Adviser may consider in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to similar publicly traded companies, discounted cash flow, and other relevant factors. Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time, and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, our determinations of fair value may differ materially from the values that would have been determined if a ready market for these securities existed. This could make it more difficult to accurately value our portfolio investments and could lead to undervaluation or overvaluation of our Units. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

Decreases in the market values or fair values of our investments are recorded as unrealized losses. The effect of all of these factors on our portfolio can reduce our NAV by increasing net unrealized losses in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer unrealized losses, which could have a material adverse impact on our business, financial condition and results of operations.

The lack of liquidity in our investments may adversely affect our business.

We generally make loans to private companies. There may not be a ready market for our loans and certain loans may contain transfer restrictions, which may also limit liquidity. The illiquidity of these investments may make it difficult for us to sell positions if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. In addition, we may face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we hold a significant portion of a company’s equity or if we have material non-public information regarding that company.

Our portfolio may be focused on a limited number of portfolio companies or industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

Our portfolio is currently invested in a limited number of portfolio companies and industries and may continue to be in the near future. Beyond the Asset Diversification Requirement associated with our qualification as a RIC for U.S. federal income tax purposes, we do not have fixed guidelines for diversification. While we are not targeting any specific industries, our investments may be focused on relatively few industries. For example, although we classify the industries of our portfolio companies by end-market (such as healthcare, and business services) and not by the products or services (such as software) directed to those end-markets, many of our portfolio companies may principally provide software products or services, which will expose us to downturns in that sector. As a result, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, a downturn in any particular industry in which we are invested could significantly affect our aggregate returns.

We may securitize certain of our investments, which may subject us to certain structured financing risks.

We may securitize certain of our investments in the future, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in that entity on a non-recourse or limited-recourse basis to purchasers.

If we were to create a CLO or other securitization vehicle, we would depend on distributions from the vehicle to pay dividends to our unitholders. The ability of a CLO or other securitization vehicle to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. For example, tests (based on interest coverage or other financial ratios or other criteria) may restrict our ability, as holder of a CLO or other securitization vehicle equity interest, to receive cash flow from these investments. We can make no assurances that any such performance tests would be satisfied. Also, a CLO or other securitization vehicle may take actions that delay distributions to preserve ratings and to keep the cost of present and future financings lower, or the financing vehicle may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of its debt. As a result, there may be a lag, which could be significant, between the repayment or other realization on a loan or other assets in, and the distribution of cash out of, a CLO or other securitization vehicle, or cash flow may be completely restricted for the life of the CLO or other securitization vehicle.

In addition, a decline in the credit quality of loans in a CLO or other securitization vehicle due to poor operating results of the relevant borrower, declines in the value of loan collateral, or increases in defaults, among other things, may force the sale of certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to our unitholders. If we were to form a CLO or other securitization vehicle, to the extent that any losses were incurred by the financing vehicle in respect of any collateral, these losses would be borne first by us as owners of its equity interests. Any equity interests that we were to retain in a CLO or other securitization vehicle would not be secured by its assets and we would rank behind all of its creditors. A CLO or other securitization vehicle, if created, also would likely be consolidated in our financial statements and consequently affect our asset coverage ratio, which may limit our ability to incur additional leverage. See “Item 1. Business — Certain BDC Regulatory Considerations.”

Because we generally will not hold controlling interests in our portfolio companies, we may not be in a position to exercise control over those portfolio companies or prevent decisions by management of those portfolio companies that could decrease the value of our investments.

We are primarily a lender, and loans (as well as any equity investments we make) typically will be non-controlling investments, meaning we will not be in a position to control the management, operation, and strategic decision-making of the companies we invest in (outside of, potentially, the context of a restructuring, insolvency, or similar event). As a result, we will be subject to the risk that a portfolio company we do not control, or in which we do not have a majority ownership position, may make business decisions with which we disagree, and the equity holders and management of such a portfolio company may take risks or otherwise act in ways that are adverse to our interests. We may not be able to dispose of our investments in the event that we disagree with the actions of a portfolio company, and may therefore suffer a decrease in the value of our investments.

We are exposed to risks associated with changes in interest rates.

The majority of our debt investments are based on floating rates, such as SOFR, the Sterling Overnight Index Average (“SONIA”), the Euro Interbank Offered Rate (“EURIBOR”), the Federal Funds Rate, or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on our investments, the value of our Units, and our rate of return on invested capital. On one hand, a reduction in the interest rates on new investments relative to interest rates on current investments could have an adverse impact on our net interest income, which also could be negatively impacted by our borrowers making prepayments on their loans. On the other hand, an increase in interest rates could increase the interest repayment obligations of our borrowers and result in challenges to their financial performance and ability to repay their obligations.

An increase in interest rates could also decrease the value of any investments we hold that earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans, and high yield bonds, and also could increase our interest expense, thereby decreasing our net income. Moreover, an increase in interest rates available to investors could make investment in our Units less attractive if we are not able to increase our dividend rate, which could reduce the value of our Units. Federal Reserve policy, including with respect to certain interest rates and the decision to end its quantitative easing policy, may also adversely affect the value, volatility and liquidity of dividend- and interest-paying securities. Market volatility, rising interest rates, and/or a return to unfavorable economic conditions could adversely affect our business.

A rise in the general level of interest rates typically leads to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates may result in an increase in the amount of the incentive/performance fees payable to the OHA Adviser and Aranda Adviser, as applicable.

We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. See “—Risks Related to Our Portfolio Company Investments—We expose ourselves to correlation risk when we engage in hedging transactions.”

We may not be able to realize expected returns on our invested capital.

We may not realize expected returns on our investment in a portfolio company due to changes in the portfolio company’s financial position or due to an acquisition of the portfolio company. If a portfolio company repays our loans prior to their maturity, we may not receive our expected returns on our invested capital. Many of our investments are structured to provide a disincentive for the borrower to pre-pay or call the security, but this call protection may not cover the full expected value of an investment if that investment is repaid prior to maturity.

Middle-market and upper middle-market companies operate in a highly acquisitive market with frequent mergers and buyouts. If a portfolio company is acquired or merged with another company prior to drawing on our commitment, we would not realize our expected return. Similarly, in many cases, companies will seek to restructure or repay their debt investments or buy our other equity ownership positions as part of an acquisition or merger transaction, which may result in a repayment of debt or other reduction of our investment.

By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

As part of our lending activities, we may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure investors that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that we fund, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by us to the borrower.

Our portfolio companies in some cases may incur debt or issue equity securities that rank equally with, or senior to, our investments in those companies.

Our portfolio companies may have, or may be permitted to incur, other debt, or issue other equity securities that rank equally with, or senior to, our investments. By their terms, those instruments may provide that the holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our investments. These debt instruments would usually prohibit the portfolio companies from paying interest on or repaying our investments in the event and during the continuance of a default under the debt. Also, in the event of insolvency, liquidation, dissolution, reorganization, or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company typically would be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying those holders, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

The rights we may have with respect to the collateral securing certain loans we make to our portfolio companies may also be limited pursuant to the terms of one or more inter-creditor agreements or agreements among lenders. Under these agreements, we may forfeit certain rights with respect to the collateral to holders with prior claims. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of those enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral and the right to waive past defaults under collateral documents. We may not have the ability to control or direct such actions, even if as a result our rights as lenders are adversely affected.

We may be exposed to special risks associated with bankruptcy cases.

One or more of our portfolio companies may be involved in bankruptcy or other reorganization or liquidation proceedings. Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, we cannot assure investors that a bankruptcy court would not approve actions that may be contrary to our interests. There also are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower. If one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we will actually provide significant managerial assistance to that portfolio company, a bankruptcy court might subordinate all or a portion of our claim to that of other creditors.

The reorganization of a company can involve substantial legal, professional, and administrative costs to a lender and the borrower. Such reorganization is frequently subject to unpredictable and lengthy delays, and during the process, a company’s competitive position may erode, key management may depart, and a company may not be able to invest adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization, and may be adversely affected by an erosion of the issuer’s fundamental value.

In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, we could become subject to a lender liability claim (alleging that we misused our influence on the borrower for the benefit of its lenders), if, among other things, the borrower requests significant managerial assistance from us and we provide that assistance. Any such claim would distract our Advisers from their primary obligations to manage and source investments for us, which could result in negative effects to our business, financial condition, and results of operations.

Our failure to make follow-on investments in our portfolio companies could impair the value of our investments.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments to:

•	increase or maintain in whole or in part our equity ownership percentage;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	attempt to preserve or enhance the value of our investment.

We may elect not to make follow-on investments, may be constrained in our ability to employ available funds, or otherwise may lack sufficient funds to make those investments. We have the discretion to make any follow-on investments, subject to the availability of capital resources. However, doing so could be placing even more capital at risk in existing portfolio companies.

The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our concentration of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or the desire to maintain our RIC tax status.

Our ability to enter into transactions with our affiliates is restricted.

We are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of our Independent Directors and, in some cases, exemptive relief from the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is our affiliate for purposes of the 1940 Act, and we are generally prohibited from buying or selling any security from or to such affiliate, absent the prior approval of our Independent Directors. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our Independent Directors and, in some cases, exemptive relief from the SEC. If a person acquires more than 25% of our voting securities, we are prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates.

The decision by either Adviser or its affiliates to allocate an opportunity to another entity could cause us to forgo an investment opportunity that we otherwise would have made. Absent an exemptive order from the SEC, we also generally will be unable to invest in any issuer in which a fund managed by either Adviser, or in which its other affiliates, has previously invested or in which they are making an investment. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates. These restrictions may limit the scope of investment opportunities that would otherwise be available to us.

Although, as a general matter, Section 17 of the 1940 Act restricts the ability of registered investment companies and BDCs to engage in transactions with “affiliated persons,” investment companies and BDCs may rely on historical interpretations of the 1940 Act or regulations promulgated under Section 17 to engage in such transactions in certain limited circumstances, or alternatively may apply to the SEC for an individualized exemptive order that permits a broader range of affiliated transactions (commonly known as a “co-investment order”), subject to a variety of conditions and requirements to be found in each such co-investment order. We intend to rely upon the exemptive relief granted to the OHA Adviser to co-invest with investment funds managed by affiliates of the OHA Adviser where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the Order). Under the terms of such relief, we may be permitted to co-invest with other funds managed by the OHA Adviser or an affiliate thereof under certain circumstances if a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Independent Directors makes certain conclusions in connection with the co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our unitholders and do not involve overreaching of us or our unitholders on the part of any person concerned and (2) the transaction is consistent with the interests of our unitholders and is consistent with our investment objectives and strategies.

We cannot guarantee that we will be able to obtain and retain various required licenses in U.S. states or in any other jurisdiction where they may be required in the future.

We may be required to obtain various state licenses to, among other things, originate commercial loans, and may be required to obtain similar licenses from other authorities, including outside of the United States, in the future in connection with one or more investments. Applying for and obtaining required licenses can be costly and take several months. While we intend to assume a California lending license through the Matterhorn Formation Transaction prior to our election to be regulated as a BDC, we cannot assure investors that we will maintain or obtain all of the licenses that we need on a timely basis. We also are and will be subject to various information and other requirements to maintain and obtain these licenses, and we cannot assure investors that we will satisfy those requirements. Our failure to maintain or obtain licenses that we require now or in the future might restrict investment options and have other adverse consequences.

Our investments in non-U.S. companies may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy may include potential investments in non-U.S. companies. Investing in non-U.S. companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, U.S. trade policy, political and social instability, expropriation, imposition of foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards, and greater price volatility. In addition, interest income derived from loans to foreign companies is not eligible to be distributed to our non-U.S. unitholders free from withholding taxes.

Although most of our investments will be U.S. dollar-denominated, our investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital gains, and political developments. We may employ hedging techniques to minimize these risks, but we can make no assurances that such strategies will be effective or without risk to us.

We expose ourselves to correlation risk when we engage in hedging transactions.

Entering into hedging transactions would expose us to risks associated with such transactions. We may seek to utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars, and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates and the relative value of certain debt securities from changes in market interest rates. To the extent we have non-U.S. investments, particularly investments denominated in non-U.S. currencies, our hedging costs will increase.

Hedging against a decline in the values of our portfolio positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions were to decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions were to increase. It also may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

The success of our hedging strategy will depend on our ability to correctly identify appropriate exposures for hedging, such as currency exchange rate risk and interest rate risk related to specific portfolio companies. We may enter into fixed-to-floating interest rate swaps to continue to align the interest rates of our liabilities with our investment portfolio, which we expect to consist of predominately floating rate loans. However, unanticipated changes in currency exchange rates or other exposures that we might hedge may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary, as may the time period in which the hedge is effective relative to the time period of the related exposure.

For a variety of reasons, we may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the positions being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. Income derived from hedging transactions also may be subject to withholding taxes when distributed to non-U.S. unitholders.

Derivatives trading exposes us to market risk and credit risk.

By engaging in derivatives trading, we will be exposed to market risk and credit risk. Market risk refers to the potential for us to incur losses due to adverse movements in the underlying variables for our derivatives positions, such as interest rates and foreign exchange rates, which affect the value of such derivatives. Credit risk arises from the possibility that our counterparty to a derivative will fail to meet its contractual obligations, either through default or insolvency, leaving us exposed to replacement costs.

The regulatory requirements to which derivatives are subject may affect our ability to hedge.

CFTC and SEC regulations impose myriad regulatory and structural requirements on the use of both over-the-counter (i.e., bilateral) and exchange-traded derivatives. Among other things, CFTC and SEC regulations require recordkeeping, reporting, the exchange of margin, electronic trade execution and clearing. Similar requirements apply in other major financial markets.

The extent to which these requirements will apply to us depends on the type of derivatives we use and who we trade with. Taken as a whole, compliance with these requirements could (i) significantly increase the cost of using derivatives to hedge risks, including interest rate and foreign exchange risk; (ii) reduce the level of exposure we are able to obtain for risk management purposes through the use of derivatives; (iii) reduce the amounts available to us to make non-derivatives investments; (iv) impair liquidity; and (v) adversely affect the quality of execution pricing obtained by us, all of which could adversely impact our investment returns.

Our portfolio investments may present special tax issues.

Investments in below-investment grade debt instruments and certain equity securities may present special tax issues for us. U.S. federal income tax rules are not entirely clear about certain issues, including when we may cease to accrue interest, OID, or market discount, when and to what extent certain deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and interest income, as well as whether exchanges of debt instruments in a bankruptcy or workout context are taxable. These matters could cause us to recognize taxable income for U.S. federal income tax purposes, even in the absence of cash or economic gain, and require us to make taxable distributions to our unitholders to maintain our RIC tax treatment or preclude the imposition of either U.S. federal income or excise tax. Additionally, because such taxable income may not be matched by corresponding cash received by us, we may be required to borrow money or dispose of other investments to be able to make distributions to our unitholders. These and other issues will be considered by us, to the extent determined necessary, so that we aim to minimize the level of any U.S. federal income or excise tax that we would otherwise incur.

There are certain risks associated with holding debt obligations that have OID or PIK interest.

OID may arise if we hold securities issued at a discount, receive warrants in connection with the making of a loan, or in certain other circumstances. OID creates the risk that incentive fees will be paid to our investment advisers based on non-cash accruals that ultimately may not be realized, while the adviser will be under no obligation to reimburse us for these fees.

The higher interest rates of OID instruments reflect the payment deferral and increased credit risk associated with these instruments, and OID instruments generally represent a significantly higher credit risk than coupon loans. Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation. OID instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral. OID income may also create uncertainty about the source of our cash dividends. In addition, market quotations of OID instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash.

For accounting purposes, any cash dividends to our unitholders representing OID income are not treated as coming from paid-in capital, even if the cash to pay them comes from the proceeds of issuances of our Units. As a result, despite the fact that a dividend representing OID income could be paid out of amounts invested by our Unitholder, the 1940 Act does not require that shareholders be given notice of this fact by reporting it as a return of capital.

PIK interest has the effect of generating investment income at a compounding rate, thereby further increasing the incentive fees payable to either Adviser. Similarly, all things being equal, the deferral associated with PIK interest also increases the loan-to-value ratio at a compounding rate.

Risks Relating to the Units

There is a risk that our Unitholder may not receive distributions or that our distributions may not grow over time and a portion of its distributions may be a return of capital.

We intend to make distributions on a periodic basis to our Unitholder out of assets legally available for distribution (i.e., not subject to any legal restrictions under Delaware law on the distribution thereof), either actually or through a deemed distribution. We cannot make any assurances that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. All distributions will be made at the discretion of the Board and will depend on our earnings, financial condition, maintenance of RIC tax treatment, compliance with BDC regulations, and such other factors as the Board may deem relative from time to time. We cannot make assurances that we will make distributions to our Unitholder in the future.

Our ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this Registration Statement. Due to the asset coverage requirement applicable to us under the 1940 Act as a BDC, we may be limited in our ability to make distributions. In addition, restrictions and provisions in any credit facilities, as well as in the terms of any debt securities we may issue, may limit our ability to make distributions in certain circumstances.

When we make distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of our Unitholder’s adjusted tax basis in the Units and, assuming that our Unitholder holds the Units as a capital asset, thereafter as a capital gain.

Investing in the Units may involve an above average degree of risk.

The investments we make in accordance with our investment objectives may result in a higher amount of risk, and higher volatility or loss of principal, than alternative investment options. Our investments in portfolio companies may be speculative.

General Risk Factors

Political, social and economic uncertainty creates and exacerbates risks.

Social, political, economic and other conditions and events (such as natural disasters, epidemics and pandemics, terrorism, conflicts, and social unrest) will occur that create uncertainty and have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which companies and their investments are exposed. As global systems, economies and financial markets are increasingly interconnected, and events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market are more frequently impacting issuers in other countries, regions, or markets, including in established markets such as the U.S., and such impacts may be adverse in nature. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat.

Uncertainty can result in or coincide with, among other things: increased volatility in the financial markets for securities, derivatives, loans, credit, and currency; a decrease in the reliability of market quotations and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; changes to governmental regulation and supervision of the loan, securities, derivatives and currency markets and market participants and decreased or revised monitoring of such markets by governments or self-regulatory organizations and reduced enforcement of regulations; limitations on the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; the significant loss of liquidity and the inability to purchase, sell and otherwise fund investments or settle transactions (including, but not limited to, a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments.

It is impossible to predict the precise nature and consequences of these events, or of any political or policy decisions and regulatory changes occasioned by emerging events or uncertainty on applicable laws or regulations that impact us, our portfolio companies, and our investments. In many instances, the impact will be adverse and profound.

Any public health emergency, including any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty, could have a significant adverse impact on us and the fair value of our investments and our portfolio companies.

The extent of the impact of any public health emergency on our and our portfolio companies’ operational and financial performance will depend on many factors, including the duration and scope of such public health emergency, the actions taken by governmental authorities to contain the financial and economic impact of the public health emergency, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence, and levels of economic activity, and the extent of the public health emergency’s disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. In addition, we and our portfolio companies’ operations may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including the potential adverse impact of the public health emergency on the health of any of our or our portfolio companies’ personnel. This could create widespread business continuity issues for us and our portfolio companies.

Changes to United States tariff and import/export regulations may have a negative effect on our portfolio companies and, in turn, harm us.

There has been ongoing discussion and commentary regarding potential significant changes to United States trade policies, treaties and tariffs. There is significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between impacted nations and the United States. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.

The U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries. In addition, the U.S. government has recently imposed tariffs on certain foreign goods, including steel and aluminium, and has indicated a willingness to impose tariffs on imports of other products. Related to this action, certain foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods, and have indicated a willingness to impose additional tariffs on U.S. products. Global trade disruption, together with future downturns in the global economy, significant introductions of trade barriers and bilateral trade frictions between the region’s major trading partners and the U.S. and key export markets in Europe could adversely affect the financial performance of the Company and the Company could lose both invested capital and anticipated profits from the affected investments. The U.S. government’s approach to international trade policy in general and tariffs in particular is dynamic and could change materially from time to time.

Environmental, social and governance (“ESG”) matters may impact our business and reputation.

In addition to the changing rules and regulations related to ESG matters imposed by governmental and self-regulatory organizations such as the SEC and the New York Stock Exchange, a variety of third-party organizations, institutional investors and customers evaluate the performance of companies on ESG topics, and the results of these assessments are widely publicized. These changing rules, regulations and stakeholder expectations may result in increased general and administrative expenses and increased management time and attention spent complying with or meeting such regulations and expectations. Reduced access to or increased cost of capital may occur as financial institutions and investors increase expectations related to ESG matters.

Developing and acting on initiatives within the scope of ESG and collecting, measuring and reporting ESG-related information and metrics can be costly, difficult and time consuming and is subject to evolving reporting standards. We may also communicate certain initiatives and goals regarding environmental matters, diversity, social investments and other ESG-related matters in our SEC filings or in other public disclosures. These initiatives and goals within the scope of ESG could be difficult and expensive to implement, the technologies needed to implement them may not be cost effective and may not advance at a sufficient pace, and we could be criticized for the accuracy, adequacy or completeness of the disclosure. Furthermore, statements about our ESG-related initiatives and goals, and progress against those goals, may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future. In addition, we could be criticized for the scope or nature of such initiatives or goals, or for any revisions to these goals. If our ESG-related data, processes and reporting are incomplete or inaccurate, or if we fail to achieve progress with respect to our goals, including our previously announced commitments to reduce greenhouse gas emissions, within the scope of ESG on a timely basis, or at all, our reputation, business, financial performance and growth could be adversely affected.

In addition, in recent years, “anti-ESG” sentiment has gained momentum across the U.S., with several states and Congress having proposed or enacted “anti-ESG” policies, legislation, or initiatives or issued related legal opinions and the Trump Administration having recently issued executive orders opposing diversity, equity and inclusion (“DEI”) initiatives in both the public and private sectors. Such anti-ESG and anti-DEI-related policies, legislation, initiatives, litigation, legal opinions, and scrutiny could result in us facing additional compliance obligations, becoming the subject of investigations and enforcement actions, or sustaining reputational harm.

Global economic, political and market conditions may adversely affect our business, results of operations and financial condition, including our revenue growth and profitability.

Downgrades by rating agencies to the U.S. government’s credit rating or concerns about its credit and deficit levels in general could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased U.S. government credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our common stock.

Deterioration in economic conditions in the Eurozone and globally, including instability in financial markets, may pose a risk to our business. In recent years, financial markets have been affected at times by a number of global macroeconomic and political events, including the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing loans on the balance sheets of European banks, the potential effect of any European country leaving the Eurozone, the effect of the United Kingdom leaving the European Union (the “EU”), and market volatility and loss of investor confidence driven by political events. The decision made in the United Kingdom to leave the EU has led to volatility in global financial markets and may lead to weakening in consumer, corporate and financial confidence in the United Kingdom and Europe. Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. We cannot assure you that market disruptions in Europe, including the increased cost of funding for certain governments and financial institutions, will not impact the global economy, and we cannot assure you that assistance packages will be available, or if available, be sufficient to stabilize countries and markets in Europe or elsewhere affected by a financial crisis. To the extent uncertainty regarding any economic recovery in Europe negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be significantly and adversely affected.

The Chinese capital markets have also experienced periods of instability over the past several years. The current political climate has also intensified concerns about a potential trade war between the U.S. and China in connection with each country’s recent or proposed tariffs on the other country’s products. These market and economic disruptions and the potential trade war with China have affected, and may in the future affect, the U.S. capital markets, which could adversely affect our business, financial condition or results of operations.

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict such as the renewed hostilities in the Middle East, rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide.

Specifically, Russia’s military incursion into Ukraine, the response of the United States and other countries, and the potential for wider conflict, has increased volatility and uncertainty in the financial markets and may adversely affect the Company. Immediately following Russia’s invasion, the United States and other countries imposed wide-ranging economic sanctions on Russia, individual Russian citizens, and Russian banking entities and other businesses, including those in the energy sector. These unprecedented sanctions have been highly disruptive to the Russian economy and, given the interconnectedness of today’s global economy, could have broad and unforeseen macroeconomic implications. The ultimate nature, extent and duration of Russia’s military actions (including the potential for cyberattacks and espionage), and the response of state governments and businesses, cannot be predicted at this time. However, further escalation of the conflict could result in significant market disruptions, and negatively affect global supply chains, inflation and global growth.

Additionally, on October 7, 2023, Hamas (an organization which governs Gaza, and which has been designated as a terrorist organization by the United States, the United Kingdom, the European Union, Australia and other nations), committed a terrorist attack within Israel (the “October 7th Attacks”). As of the date of this Registration Statement, Israel and Hamas remain in active armed conflict. The ongoing conflict and rapidly evolving measures in response could have a negative impact on the economy and business activity globally (including in countries in which we invest), and therefore could adversely affect the performance of our investments. The severity and duration of the conflict and its future impact on global economic and market (including, for example, oil prices) are impossible to predict, and as a result, present material uncertainty and risk with respect to the Company and the performance of its investments and operations, and the ability of the Company to achieve its investment objectives. For example, the armed conflict may expand and may ultimately more actively involve the United States, Lebanon (and / or Hezbollah), Syria, Iran and / or other countries or terrorist organizations, any of which may exacerbate the risks described above. Similar risks exist to the extent that any portfolio company, service providers, vendor or certain other parties have material operations or assets in the Middle East, or the immediate surrounding areas. The United States has announced sanctions and other measures against Hamas-related persons and organizations in response to the October 7th Attacks, and the United States (and / or other countries) may announce further sanctions related to the ongoing conflict in the future. These and any related events could negatively impact our business, financial condition or results of operations.

Additionally, the Federal Reserve has raised interest rates multiple times since March 2022, and rates may remain elevated. These developments, along with the United States government’s credit and deficit concerns, global economic uncertainties and market volatility, could cause interest rates to be volatile, which may negatively impact the performance of the Company.

Changes in laws or regulations governing our operations, changes in the interpretation thereof or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us, subject us to increased competition or otherwise adversely affect our business.

Various laws and regulations currently exist that restrict the investment activities of banks and certain other financial institutions but do not apply to us, which we believe creates opportunities for us to participate in certain investments that are not available to these more regulated institutions. Any deregulation of the financial industry, including by amending the Dodd-Frank Act, may decrease the restrictions on banks and other financial institutions and would create more competition for investment opportunities that were previously not available to the financial industry. Efforts by the current administration could have further impacts on our industry if previously enacted laws are amended or if new legislative or regulatory reforms are adopted. In addition, the change in administration has led and will lead to leadership changes at a number of U.S. federal regulatory agencies with oversight over the U.S. financial services industry. This poses uncertainty with respect to such agencies’ policy priorities and may lead to increased regulatory enforcement activity in the financial services industry. Although there is a substantial lack of clarity regarding the likelihood, timing and details of potential changes or reforms by the new administration and U.S. Congress, such changes or reforms may impose additional costs on our current or future investments, require the attention of senior management or result in other limitations on our business or investments. We are unable to predict at this time the effect of any such reforms.

Item 2. Financial Information.

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Discussion of the Company’s Expected Operating Plan

Overview

We were formed on August 13, 2025 under the laws of the State of Delaware. We intend to elect to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated, and intend to qualify annually thereafter, as a RIC for U.S. federal income tax purposes. As such, we will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in “qualifying assets,” source-of-income limitations, asset diversification requirements, and the requirement to distribute annually at least the sum of 90% of our investment company taxable income (without regard to the deduction for dividends paid) and 90% of our net tax-exempt interest income. See “Item 1. Business – Certain BDC Regulatory Considerations” and “Item 1. Business – Certain U.S. Federal Income Tax Considerations – U.S. Federal Income Taxation of the Company.”

Before we elect to be regulated as a BDC, we intend to complete the Formation Transactions. See “Item 1. Business – Our Portfolio – Formation Transactions.”

We are currently in the development stage and have not commenced operations. Since inception, there has been no activity. To date, our efforts have been limited to organizational and initial operating activities.

Revenues

We expect to generate revenue in the form of interest income on our debt investments and capital gains and distributions, if any, on equity securities that we may acquire in our portfolio companies. Our debt investments are typically expected to have a term of five years. Interest on our debt investments is generally payable quarterly. Payments of principal on our debt investments may be amortized over the stated term of the investment, deferred for several years, or due entirely at maturity. In some cases, our debt investments may accrue PIK interest. Any outstanding principal amount of our debt securities and any accrued but unpaid interest will generally become due at the maturity date. The level of interest income we receive is directly related to the balance of interest-bearing investments multiplied by the weighted average yield of our investments. We expect that the total dollar amount of interest and any dividend income that we earn will increase as the size of our investment portfolio increases.

Expenses

We do not currently have any employees and do not expect to have any employees. Our day-to-day investment operations will be managed by each of the Advisers pursuant to the terms of their respective Advisory Agreements, including the origination and administration of our investment portfolio. All investment professionals of each Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services under the respective Advisory Agreement, and the compensation and routine compensation-related overhead expenses of such personnel allocable to such services, will be provided and paid for by the respective Adviser, and not by us. We will bear all other costs and expenses of each Adviser’s operations and transactions, including those listed in the respective Advisory Agreement. See “Item 1. Business – Management Agreements – Advisory Agreements.”

In addition, we will reimburse the Administrator in an amount equal to our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including the allocable portion of compensation, overhead (including rent, IT assistance, office equipment and utilities), and other expenses incurred by the Administrator in performing management and administrative services for us, including compensation paid by the Administrator or its affiliates to our Chief Financial Officer, Chief Compliance Officer and their respective teams (including any third-party staff leveraged by such personnel to perform services for us), investor relations personnel, operations personnel and other non-investment professionals who spend time on services for us (based on the percentage of time those individuals devote, on an reasonable estimated basis, to our business and affairs), all as described in greater detail in Item 1. See “Item 1. Business – Management Agreements –Administration Agreement.”

From time to time, the Advisers, the Administrator, or their affiliates may pay third-party providers of goods or services. We will reimburse the respective Adviser, the Administrator, or such affiliates thereof for any such amounts paid on our behalf. All of the foregoing expenses will ultimately be borne by the Unitholder.

Financial Condition, Liquidity and Capital Resources

On September 30, 2025, we entered into an agreement with the Unitholder providing for the private placement of the entirety of our Units. Also on September 30, 2025, we provided the Unitholder with 75,000,000 Units for an aggregate purchase price of $75,000.00. We expect to generate cash from (1) drawing down capital from the Unitholder, (2) cash flows from investments and operations, and (3) borrowings from banks or other lenders, including a credit facility we will acquire in the Formation Transactions. We will seek to enter into any bank debt, credit facility, or other financing arrangements on at least customary market terms; however, we cannot assure you we will be able to do so. Our primary uses of cash will be investments in portfolio companies, payments of our expenses, and payment of cash distributions to the Unitholder.

Critical Accounting Policies

The preparation of our financial statements in accordance with GAAP will require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods covered by such financial statements. We have identified investment valuation and revenue recognition as our most critical accounting estimates. On an ongoing basis, we evaluate our estimates, including those related to the matters described below. These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions or conditions. A discussion of our critical accounting policies follows.

Investment Valuation

In accordance with the authoritative guidance on fair value measurements and disclosures under GAAP, we disclose the fair value of our investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (“Level 1” measurements), and the lowest priority to unobservable inputs (“Level 3” measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2:	Quoted prices in markets that are not considered to be active or financial instruments for which significant inputs are observable, either directly or indirectly.

Level 3:	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The level of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by management.

We consider whether the volume and level of activity for the asset or liability have significantly decreased and identifies transactions that are not orderly in determining fair value. Accordingly, if we determine that either the volume and/or level of activity for an asset or liability has significantly decreased (from normal conditions for that asset or liability) or price quotations or observable inputs are not associated with orderly transactions, increased analysis and management judgment will be required to estimate fair value. Valuation techniques such as an income approach might be appropriate to supplement or replace a market approach in those circumstances.

Investment Valuation Process

Our investment transactions will be recorded on the trade date. Realized gains or losses will be computed using the specific identification method. Investments for which market quotations are readily available will typically be valued at such market quotations. Traded investments such as corporate bonds, preferred stock, bank notes, broadly syndicated loans or loan participations are valued by using the bid price provided by an independent pricing service, by an independent broker, the agent bank, syndicate bank or principal market maker. Debt and equity securities that are not publicly traded or whose market quotation is not readily available are valued at fair value as determined in good faith by the OHA Adviser as our valuation designee. In addition, the OHA Adviser may retain one or more independent valuation firms, including Lincoln International Valuation Research Corporation, to review the valuation of portfolio investments for which a market quotation is not readily available, subject to the approval of such retention by our Board.

We have adopted ASC 820. This accounting statement requires us to assume that the portfolio investment is assumed to be sold in the principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the market in which we can exit portfolio investments with the greatest volume and level activity is considered its principal market.

A readily available market quotation is not expected to exist for most of the investments in our portfolio, and we value these portfolio investments at fair value as determined in good faith by the OHA Adviser under a valuation policy and process adopted by our Board. The types of factors that the OHA Adviser may take into account in determining the fair value of our investments generally include, as appropriate, comparisons of financial ratios of the portfolio company to peer companies that are public, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, and other relevant factors.

When an external event such as a purchase transaction, public offering, or subsequent equity sale occurs, the OHA Adviser considers the pricing indicated by the external event to corroborate its valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market quotation, the fair value of our investments may differ materially from the values that would have been used had a readily available market value existed for such investments, and such difference may be material. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different from the valuations currently assigned.

With respect to investments for which market quotations are not readily available, the OHA Adviser undertakes a multi-step valuation process each quarter, as described below:

•

our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of the valuation designee responsible for the portfolio investment, with the Aranda Adviser providing inputs to the OHA Adviser with respect to the Aranda Assets;

•	preliminary valuation conclusions are then documented and discussed with the senior investment professionals of the valuation designee;

•	at least twice annually, the valuation for each portfolio investment is reviewed by an independent valuation firm, and;

•

the valuation designee then discusses the valuations and determines the fair value of each investment in our portfolio in good faith, based on the input of the valuation designee’s investment professionals, the Aranda Adviser, and the independent valuation firm.

In following these approaches, the types of factors that are taken into account in determining the fair value of our investments include, as relevant, but are not limited to:

•	available current market data, including relevant and applicable market trading and transaction comparables;

•	applicable market yields and multiples;

•	security covenants;

•	call protection provisions;

•	information rights;

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments, its earnings and discounted cash flows, and the markets in which it does business;

•	comparisons of financial ratios of peer companies that are public;

•	comparable merger and acquisition transactions; and

•	the principal market and enterprise values.

Revenue Recognition

We record interest income on an accrual basis to the extent such interest is deemed collectible. PIK interest represents contractual interest accrued and added to the loan balance that generally becomes due at maturity. We will not accrue any form of interest on loans and debt securities if there is reason to doubt our ability to collect such interest. Loan origination fees, OID, and market discount or premium are capitalized, and we then accrete or amortize such amounts using the effective interest method as interest income. Upon the prepayment of a loan or debt security, any unamortized loan origination fee is recorded as interest income. We record prepayment premiums on loans and debt securities as other income. Dividend income, if any, will be recognized on the declaration date.

Contractual Obligations

As of December 31, 2025, we had not commenced operations and did not have any significant contractual payment obligations.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures about Market Risk

We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt securities of middle-market to upper middle-market companies. Most of our investments will not have a readily available market quotation, and we will value these investments at fair value as determined in good faith by the valuation designee in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 1. Business – Determination of NAV.”

Item 3. Properties.

We do not own any real estate or other physical properties materially important to our operation or to the operation of our subsidiary. Our headquarters are currently located at 550 Madison Avenue, 34th Floor, New York, NY 10022. We believe that our current office facilities are adequate to meet our needs.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of December 31, 2025, the beneficial ownership of each current director, our executive officers, each person known to us to beneficially own 5% or more of the outstanding Units, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 75,000,000 Units outstanding as of December 31, 2025. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Units. Ownership information for those persons who beneficially own 5% or more of our Units is based upon filings by such persons with the SEC and other information obtained from such persons, if available. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power over such Units. Unless otherwise indicated, the address of all executive officers, directors and five percent unitholders is c/o APS BDC, LLC, 550 Madison Avenue, 34th Floor, New York, NY 10022.

	Type of Ownership	Number of Units Owned	Percentage
Interested Director	—	—	—
Brady Schuck
Independent Directors
Kathleen M. Burke	—	—	—
Mark Manoff	—	—	—
Jonathan Morgan
Executive Officers Who Are Not Directors
Eric Muller	—	—	—
Grove Stafford	—	—	—
Thomas Hansen	—	—	—
Andrew Winer	—	—	—
All Directors and Executive Officers as a Group (8 persons)	—	—	—
Five-Percent Unitholders
CHS US Investments LLC	Record	75,000,000	100%

Item 5. Directors and Executive Officers.

Board of Directors and Executive Officers

Our business and affairs are managed under the direction and oversight of the Board. The Board consists of four members, three of whom are Independent Directors. The Board appoints our executive officers, who serve at the discretion of the Board. The responsibilities of the Board include corporate governance activities, oversight of our financing arrangements, and oversight of the investment activities conducted for us by each of the Advisers.

The Board is responsible for the oversight of our investment, operational, and risk management activities. The Board reviews risk management processes at both regular and special meetings throughout the year, consulting with appropriate representatives of each of the Advisers as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated, and responsibly addressed. There is no guarantee, however, that the Board’s oversight function can or will eliminate all risks or ensure that particular events do not adversely affect the value of our investments.

Each director will hold office until his or her successor is duly elected and qualifies. Our LLC Agreement also gives our Board sole authority to appoint directors to fill vacancies that are created either through an increase in the number of directors or due to the resignation, removal, or death of any director.

The Board has established an Audit Committee and a Nominating and Governance Committee, which have the responsibilities discussed in greater detail below.

Directors

The following information regarding the Board is as of December 1, 2025. The directors have been divided into two groups - Independent Directors and interested directors. Interested directors are “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

Name	Birth Year	Position	Length of Service
Interested Director
Brady Schuck	1977	Chair	2025-present

Independent Directors
Kathleen M. Burke	1963	Director	2025-present
Mark Manoff	1956	Director	2025-present
Jonathan Morgan	1963	Director	2025-present

The address for the Interested Director is 550 Madison Avenue, 34th Floor, New York, NY 10022. The address for each Independent Director is 1 Vanderbilt Avenue, 16th Floor, New York, NY 10017.

Executive Officers who are Not Directors

The following information regarding the executive officers who are not directors is as of December 31, 2025:

Name	Birth Year	Position	Length of Service
Eric Muller	1972	Chief Executive Officer	since 2025
Andrew Winer	1968	Chief Operating Officer	since 2025
Thomas Hansen	1985	Chief Financial Officer	since 2025
Grove Stafford	1977	Chief Compliance Officer	since 2025

The address for each of our executive officers is 1 Vanderbilt Avenue, 16th Floor, New York, NY 10017.

Director Biographies

Each of our directors has demonstrated high character and integrity, superior credentials and recognition in his respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors also has sufficient time available to devote to our affairs, is able to work with the other members of the Board and contribute to our success and can represent the long-term interests of our unitholders as a whole. We have selected our current directors to provide a range of backgrounds and experience to our Board. Set forth below is biographical information for each director, including a discussion of the director’s particular experience, qualifications, attributes or skills that led us to conclude, as of the date of this Registration Statement, that the individual should serve as a director, in light of our business and structure.

Interested Director

Brady Schuck. Brady Schuck is a Managing Director with Aranda Principal Strategies and is on the Aranda Investment Committee. Mr. Schuck has spent the majority of his career in the private credit markets investing in credit across the entire capital structure. Most recently, Mr. Schuck was a Managing Director with Temasek within their Credit & Hybrid Solutions team. Prior to Temasek, Mr. Schuck was one of the senior members of the Goldman Sachs private credit team and prior to Goldman, he was a Managing Director within the credit arm of The Blackstone Group. He also has had roles with DLJ Merchant Banking/Credit Suisse, Duff & Phelps and Ernst & Young. Mr. Schuck holds an M.B.A. from the University of Southern California and a Bachelor of Science from the University of Virginia.

Independent Directors

Kathleen M. Burke. Ms. Burke is currently a Partner at Snowbridge Advisors, an independent advisory firm serving managers of private equity funds worldwide with a focus on middle market private equity funds and an Advisor to Pacific General Holdings, a firm focused on advising on middle market cross border transactions. Ms. Burke has more than thirty years experience as an investment professional, both as an advisor and an investor, and is expert at executing, structuring and placing private alternative fund products and securities. She has advised on over $2.0 billion of transactions over the course of her career. Prior to joining Snowbridge, Ms. Burke was a Principal at Crito Capital where she originated, structured and placed private equity transactions and alternative fund products. Prior to joining Crito Capital, Ms. Burke managed private placements at Rothschild North America and Credit Suisse First Boston. At Credit Suisse First Boston, she led a team of professionals dedicated to raising private equity capital for venture stage and emerging growth companies in a variety of sectors including life sciences, healthcare, media, telecom, and technology services. Prior to Credit Suisse First Boston, Ms. Burke was on the buy-side and worked at both Prudential Insurance Company of America and GE Capital where she was responsible for a variety of investments, including control and growth transactions, mezzanine deals and senior loans. She received her MBA from the University of Pennsylvania’s Wharton School and has a BS in Finance from Boston College’s Carroll School of Management, where she was in the Honors Program and graduated cum laude.

We believe Ms. Burke’s extensive experience as a leader in the investment management space serving the middle market qualifies her to serve as a member of our Board.

Mark Manoff. Mr. Manoff is an Operating Partner at MidOcean Partners, a premiere New York-based alternative asset manager specializing in middle-market private equity and alternative credit investments. He previously spent 39 years at Ernst & Young (EY) serving in many leadership positions, including as New York Office Managing Partner, and Americas Vice Chair Northeast Region Managing Partner, where he had full P/L responsibility for a $4 billion business unit. Mr. Manoff was a member of EY’s Executive Board and Operating Committee for 8 years. He founded and led EY’s Center for Board Matters, EY’s effort to support board members in their oversight role by helping them address complex boardroom issues. Mr. Manoff retired as Vice Chair Markets where he was responsible for EY’s growth strategy and go-to-market activities. Following his retirement from EY, Mr. Manoff co-founded and was the CEO of a boutique consulting firm providing services to private equity and other high growth businesses. Mr. Manoff was also a member of the Board of Covetrus, a $4 billion formerly NASDAQ-listed global company that provided technology solutions and services to veterinarians, which was taken private as of October 2022. Mr. Manoff is a CPA and has a BS from the University of Maryland Smith Business School where he was a past Chair.

We believe Mr. Manoff’s asset management and extensive governance experience qualify him to serve as a member of our Board.

Jonathan Morgan. Mr. Morgan is the founding Principal of Sound Fund Advisors LLC, a firm he founded in March 2011, where he acts as an independent director. Mr. Morgan has over 22 years of experience in the financial markets, including nine years of investment experience as a strategist or portfolio manager at three different investment managers: Caxton Associates (1993-1996), Croesus Capital Management (1997-1998) and Parallax Capital Management (1999-2002). In addition, Mr. Morgan has more than nine years of experience researching and investing in investment funds. He was the Head of Research and Portfolio Management in the Alternative Investment Group of Julius Baer Investment Management (2002-2005) where he supervised both investment research as well as the operational risk group. In 2005, Mr. Morgan joined Barclays Global Investors (2005-2009) as the Head of Manager Selection and subsequently became the Head of Investments for their Hedge Fund Management Group. During his tenure, Mr. Morgan was the head of Barclays Global Investor’s New York office. In 2009, Mr. Morgan joined UBP Asset Management (2009-2011) as the Head of Global Hedge Fund Research. Prior to 1993, Mr. Morgan worked for Morgan Stanley for five years. He has an AB from Princeton University (1986), an MPP from Harvard’s Kennedy School of Government (1990) and an MDIV from

Yale Divinity School (2019). He is an FSA Credential Level II Candidate for the Sustainability Accounting Standards Board.

We believe Mr. Morgan’s extensive experience as a leader in the investment management sector and service as an independent director on similar boards of directors qualify him to serve as a member of our Board.

Executive Officers Who Are Not Directors

Eric Muller, Chief Executive Officer. Mr. Muller shares portfolio management responsibilities for private lending investments. Prior to joining OHA, Mr. Muller worked in Goldman Sachs’ Merchant Banking Division, where he was a Partner in the Private Credit Group, responsible for leading its private senior lending business in North America and managing vehicles that invested across the spectrum of the credit market. While at Goldman, he served on various divisional and firmwide investment and risk committees. Mr. Muller previously worked as a private equity investor for the Cypress Group. He is Co-Chairman of the Board of Trustees for StreetSquash, an after-school youth enrichment program. Additionally, Mr. Muller serves on the Dean’s Advisory Board for the Boston University Questrom School of Business and the Investment Committee for the Boston University Endowment. He earned an M.B.A. from Harvard Business School, a J.D. from Harvard Law School and a B.A., summa cum laude, salutatorian, from Boston University.

Thomas Hansen, Chief Financial Officer. Mr. Hansen has primary responsibility for financial activities of OHA’s BDCs and similar vehicles. Prior to joining OHA, Mr. Hansen was a senior manager in the audit practice at KPMG, LLP for 10 years, serving various alternative investment managers. Additionally, Mr. Hansen served as a global and national instructor for KPMG, LLP in the financial services practice. He earned an M.B.A and a B.B.A., magna cum laude, from Texas Wesleyan University and is a Certified Public Accountant.

Grove Stafford, Chief Compliance Officer. Mr. Stafford has primary responsibility for the legal and compliance activities of OHA’s BDCs and registered investment vehicles. Prior to joining OHA, Mr. Stafford worked as an Executive Director for Morgan Stanley Investment Management where he served as Chief Compliance Officer and Head of IM Private Funds Compliance. Prior to joining Morgan Stanley, Mr. Stafford was employed by Resource America, Inc., serving as Vice President and Assistant General Counsel, with responsibility for legal and compliance matters for Resource America’s investment adviser and broker-dealer platforms. Mr. Stafford earned a J.D. from Tulane University and a B.A. from Boston University.

Andrew Winer, Chief Operating Officer. Mr. Winer works in the area of new business development and has primary responsibility for operations of OHA’s BDCs and registered investment vehicles. Prior to joining OHA, Mr. Winer was the Co-Founder and Portfolio Manager of Sound Point Capital’s commercial real estate business and served as Chief Investment Officer of InPoint Commercial Real Estate Income Inc. Previously, Mr. Winer served as President of Global Net Lease, Inc. and worked at Credit Suisse and predecessor firms in a variety of commercial real estate and structured finance related positions. Mr. Winer earned a Master of Accountancy and a B.B.A. in Accounting from the University of Michigan School of Business.

Our Board has adopted a code of ethics that applies to our executive officers, which forms part of our broader compliance policies and procedures. See “Item 1. Business – Certain BDC Regulatory Considerations – Code of Ethics.”

Board Leadership and Structure

The Board monitors and performs an oversight role with respect to our business and affairs, including with respect to our investment practices and performance, compliance with regulatory requirements, and the services, expenses and performance of our service providers. Among other things, the Board approves the appointment of the Advisers and officers, reviews and monitors the services and activities performed by the Advisers and executive officers, and approves the engagement, and reviews the performance of, our independent registered public accounting firm.

Under our LLC Agreement, the Board may designate a Chair to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board. We do not have a fixed policy as to whether the Chair of the Board should be an Independent Director and believe that we should maintain the flexibility to select the Chair and reorganize the leadership structure, from time to time, based on criteria that are in the best interests of us and our unitholders at such times.

Our Board has selected Brady Schuck to serve as Chair of the Board. We believe Mr. Schuck’s experience in the private credit market, as well as his leadership with the Aranda Adviser, will provide sound leadership to the Board, particularly in light of the OHA Adviser’s provision of executive officers to the Company in Phase 1.

Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-Independent Director is chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the Independent Directors in executive session without the presence of interested directors and management over which the chairman of the Audit Committee presides, the establishment of an Audit Committee comprised solely of Independent Directors, and the appointment of a Chief Compliance Officer, with whom the Independent Directors meet regularly without the presence of the interested director and other members of management, for administering our compliance policies and procedures.

We intend to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role in Risk Oversight

The Board performs its risk oversight function primarily through (a) its Audit Committee, which reports to the entire Board and is comprised solely of Independent Directors, and (b) active monitoring by the Chief Compliance Officer pursuant to our compliance policies and procedures.

Our Audit Committee assists our Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting, and audits of our financial statements, including the independence of our independent auditors.

Our Board performs its risk oversight responsibilities with the assistance of our Chief Compliance Officer. The Board quarterly reviews a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of our compliance policies and procedures and our service providers. The Chief Compliance Officer’s quarterly report addresses, at a minimum:

•	the operation of our compliance policies and procedures and our service providers since the last report;

•	any material changes to these policies and procedures since the last report;

•	any recommendations for material changes to these policies and procedures as a result of the Chief Compliance Officer’s review; and

•	any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee our compliance activities and risks.

In addition, the Chief Compliance Officer meets separately in executive session with the Independent Directors at least once each year.

We believe that our Board’s role in risk oversight is effective, and appropriate given the extensive regulation to which we are subject as a BDC. We are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited because our asset coverage must equal at least 150% immediately after we incur indebtedness. We generally have to invest at least 70% of our total assets in “qualifying assets” and are not generally permitted to invest in any portfolio company in which one of our affiliates currently has an investment. See “Item 1. Business – Certain BDC Regulatory Considerations.”

We recognize that different board of director roles in risk oversight are appropriate for companies in different situations. We intend to continue to re-examine the manner in which our Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.

Committees of the Board

Audit Committee

Our Board has established an Audit Committee. The members of the Audit Committee have been appointed by our Board and serve until their respective successor is elected and qualifies, unless they are removed or resign. We require each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of our unitholders.

The Audit Committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee is responsible for recommending the selection of, engagement of and discharge of our independent auditors, reviewing the plans, scope and results of the audit engagement with the independent auditors, approving professional services provided by the independent auditors (including compensation therefore), reviewing the independence of the independent auditors, and reviewing the adequacy of our internal controls over financial reporting. The members of the Audit Committee are Kathleen M. Burke, Mark Manoff, and Jonathan Morgan, each of whom is not an “interested person” of us for purposes of the 1940 Act. Mark Manoff serves as the chair of the Audit Committee. The Board has determined that Mr. Manoff qualifies as an “Audit Committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of us or of either Adviser as defined in Section 2(a)(19) of the 1940 Act.

Nominating and Corporate Governance Committee

Our Board has established a Nominating and Corporate Governance Committee (the “Nominating Committee”). The members of the Nominating Committee have been appointed by our Board and serve until their respective successor is elected and qualifies, unless they are removed or resign. We require each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of our unitholders.

The Nominating Committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the Nominating Committee, including making nominations for the appointment or election of Independent Directors. The members of the Nominating Committee are Kathleen M. Burke, Mark Manoff, and Jonathan Morgan, each of whom is not an “interested person” of us for purposes of the 1940 Act. Kathleen M. Burke serves as the chair of the Audit Committee.

Portfolio Management – OHA Adviser

The OHA Adviser serves as an investment adviser to us. The OHA Adviser is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our Board, the OHA Adviser manages our day-to-day operations and provides investment advisory and management services to us with respect to the OHA Assets. The OHA Adviser is a wholly owned subsidiary of OHA.

Investment Personnel

The management of a portion of our investment portfolio will be the responsibility of the OHA Adviser. Eric Muller is the lead portfolio manager of the strategy. Alan Schrager and Eric Muller, the Company’s Chief Executive Officer, are responsible for the day-to-day management of the Company.

Alan M. Schrager, Portfolio Manager & Senior Partner of OHA. Alan M. Schrager shares portfolio management responsibilities for a number of OHA’s portfolios. Mr. Schrager serves on various OHA committees including the compliance, investment strategy, valuation and several fund investment committees. Previously, he had senior research responsibility for investments in private credit companies, software, industrials and gaming. Prior to joining OHA in early 2003, Mr. Schrager was a Managing Director of USBancorp Libra, where he was responsible for originating, evaluating and structuring private equity, mezzanine and debt transactions and also held several positions at Primary Network, a data CLEC, including Chief Financial Officer and Interim Chief Executive Officer. He previously worked in the Leveraged Finance and High Yield Capital Markets group at UBS Securities, LLC. He currently serves on the Board of Directors of Expro Group Holdings International Limited, three Churchill Capital special purpose acquisition companies and New Heights Youth, Inc. Mr. Schrager earned an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. from the University of Michigan.

Eric Muller, Chief Executive Officer. Mr. Muller shares portfolio management responsibilities for private lending investments. Prior to joining OHA, Mr. Muller worked in Goldman Sachs’ Merchant Banking Division, where he was a Partner in the Private Credit Group, responsible for leading its private senior lending business in North America and managing vehicles that invested across the spectrum of the credit market. While at Goldman, he served on various divisional and firmwide investment and risk committees. Mr. Muller previously worked as a private equity investor for the Cypress Group. He is Co-Chairman of the Board of Trustees for StreetSquash, an after-school youth enrichment program. Additionally, Mr. Muller serves on the Dean’s Advisory Board for the Boston University Questrom School of Business and the Investment Committee for the Boston University Endowment. He earned an M.B.A. from Harvard Business School, a J.D. from Harvard Law School and a B.A., summa cum laude, salutatorian, from Boston University.

The OHA Adviser, through the resources and personnel provided by OHA pursuant to a resource sharing agreement, is currently staffed with more than 100 investment professionals, including the investment personnel noted above, and approximately 350 employees. In addition, the Adviser may retain additional investment personnel in the future based upon its needs.

Portfolio Management – Aranda Adviser

The Aranda Adviser serves as an investment adviser to us. Subject to the overall supervision of our Board, the Aranda Adviser manages our day-to-day operations and provides investment advisory and management services to us with respect to the Aranda Assets.

Investment Personnel

The management of a portion of our investment portfolio will be the responsibility of the Aranda Adviser. Brady Schuck and Nicolas Debetencourt are responsible for the day-to-day management of the Company.

Brady Schuck. Brady Schuck is a Managing Director with Aranda Principal Strategies and is on the Aranda Investment Committee. Mr. Schuck has spent the majority of his career in the private credit markets investing in credit across the entire capital structure. Most recently, Mr. Schuck was a Managing Director with Temasek within their Credit & Hybrid Solutions team. Prior to Temasek, Mr. Schuck was one of the senior members of the Goldman Sachs private credit team and prior to Goldman, he was a Managing Director within the credit arm of The Blackstone Group. He also has had roles with DLJ Merchant Banking/Credit Suisse, Duff & Phelps and Ernst & Young. Mr. Schuck holds an M.B.A. from the University of Southern California and a Bachelor of Science from the University of Virginia.

Nicolas Debetencourt. Nicolas Debetencourt is the Chief Executive Officer of Aranda Principal Strategies. He previously served as Head of Temasek’s Credit & Hybrid Solutions Group, which he joined in 2016. Before joining Temasek, Mr. Debetencourt was a Managing Director at HPS Investment Partners. Earlier in his career, he was a Principal and founding member of Carlyle Infrastructure Partners, following his tenure as a Director at Citigroup. Mr. Debetencourt holds a master’s degree from Solvay Business School at the University of Brussels and attended the Darden Graduate School of Business at the University of Virginia.

The Aranda Adviser utilizes a team approach, with decisions derived from interaction among various investment management sector specialists, including the investment personnel noted above. Under this team approach, management of the Aranda Assets will reflect a consensus of interdisciplinary views.

Item 6. Executive Compensation.

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business, including such services provided by our executive officers, will be provided by individuals who are employees of the Advisers pursuant to the terms of the respective Advisory Agreement or employees of the Administrator through the Administration Agreement. Therefore, our day-to-day investment operations will be managed by the Advisers, and most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by the Advisers.

None of our executive officers receive direct compensation from us. During Phase 1, we have agreed to reimburse the Administrator for its allocable portion of the compensation paid to or compensatory distributions received by our Chief Compliance Officer and Chief Financial Officer, and any of their respective staff who provide services to us, operations staff who provide services to us, and internal audit staff, if any. In addition, to the extent that the Administrator outsources any of its functions, we will pay the fees associated with such functions at cost. We will agree to reimburse the Administrator for its allocable portion of the compensation of any personnel that it provides for use by us. Certain of our executive officers, through their management positions with the Advisers, may be entitled to a portion of any profits earned by the Advisers, which includes any fees payable to the Advisers under the terms of our Advisory Agreements, less expenses incurred by the Advisers in performing its services under our Advisory Agreement. The Advisers may pay additional salaries, bonuses, and individual performance awards and/or individual performance bonuses to our executive officers in addition to their ownership interest.

Compensation of Independent Directors

Our Board members who do not also serve in an executive officer capacity for us or either Adviser are entitled to receive annual cash retainer fees, fees for participating in Board and committee meetings and annual fees for serving as a committee chairperson. These Board members are Kathleen M. Burke, Mark Manoff, and Jonathan Morgan. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

Annual Cash Retainer	Board Meeting Fee	Committee Meeting Fee	Annual Committee Chair Cash Retainer
			Audit Committee	Nominating Committee
$50,000	$2,500	$1,000	$15,000	$2,500

We also reimburse each of the Board members for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting not held concurrently with a Board meeting.

No compensation will be paid to directors who are “interested persons,” as that term is defined in the 1940 Act.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Transactions with Related Persons; Review, Approval, or Ratification of Transactions with Related Persons

Advisory Agreements; Administration Agreement

We have entered into the OHA Advisory Agreement with the OHA Adviser, pursuant to which we will pay the OHA Management Fee and OHA Incentive Fee to the OHA Adviser, and we have entered into the Aranda Advisory Agreement with the Aranda Adviser, pursuant to which we will pay Aranda Management Fees and Aranda Performance Fees to the Aranda Adviser. In addition, we have entered into the Administration Agreement with the Administrator, pursuant to which we will make payments equal to an amount that reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities under the Administration Agreement; for example, we rent office space from the Administrator and pay the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under our Administration Agreement, including our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer and their respective staffs.

Each of the Advisory Agreements and the Administration Agreement were approved by our Board at the initial Board meeting. Unless earlier terminated as described below, each of the Advisory Agreements and the Administration Agreement will remain in effect for a period from their effective date to the second anniversary of such effective date, and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Directors. Each of the Advisory Agreements and Administration Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of their assignment. Notwithstanding the foregoing, each of the Advisory Agreements and the Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, provided, that, such termination will be directed or approved by the vote of a majority of our outstanding voting securities, by the vote of our directors, or by the OHA Adviser, the Aranda Adviser, or the Administrator, as applicable. If either Advisory Agreement is terminated according to this paragraph, we will pay the respective Adviser a prorated portion of the applicable management fee.

Director Independence

Pursuant to Section 56 of the 1940 Act, a majority of a BDC’s board of directors must be comprised of persons who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of us or any of our affiliates. Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and us, the Advisers, or of any of their respective affiliates, the Board has determined that Kathleen M. Burke, Mark Manoff, and Jonathan Morgan qualify as Independent Directors. Each director who serves on the Audit Committee is an independent director for purposes of Rule 10A-3 under the Exchange Act.

Subject to certain 1940 Act restrictions on co-investments with affiliates, the Advisers offer us the right to participate in all investment opportunities that they determine are appropriate for us in view of our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other relevant factors. Such offers are subject to the exception that, in accordance with the each Advisers’ code of ethics and allocation policies, as applicable we might not participate in each individual opportunity but will, on an overall basis, be entitled to participate equitably with other entities sponsored or managed by the Advisers and their affiliates over time.

The Advisers and their affiliates have both subjective and objective policies and procedures in place that are designed to manage the potential conflicts of interest between the Advisers’ fiduciary obligations to us and their similar fiduciary obligations to other clients. To the extent that we compete with entities sponsored or managed by the Advisers or their affiliates for a particular investment opportunity, the Advisers will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies, (2) the requirements of the Advisers Act (for the OHA Adviser) and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates. The Advisers’ allocation policies are intended to ensure that, over time, we generally share equitably with other accounts sponsored or managed by the Advisers or their affiliates in investment opportunities, particularly those involving a security with limited supply or involving differing classes of securities of the same issuer that are suitable for us and such other accounts. There can be no assurance that the Advisers or their affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

Conflicts of Interest

The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for the Units.

General

The Company is subject to a number of actual and potential conflicts of interests. The Advisers and their affiliates, direct and indirect members, direct and indirect partners and/or employees, do now and may in the future manage or co-manage other investment vehicles, BDCs, collateralized loan obligations and/or separate accounts (the “Advisers’ Clients”), some of which follow, or may follow, investment programs substantially similar to that of the Company. The existence of multiple Advisers’ Clients (including the Company) may create a number of potential conflicts of interest.

The Advisers will devote as much of their respective time to our activities as each deems necessary and appropriate. The Advisers and their affiliates are not restricted from forming (or allocating investment opportunities to) other Advisers’ Clients, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of the Advisers and/or their affiliates. The Advisers are not restricted from establishing new Advisers’ Clients. These activities could be viewed as creating a conflict of interest in that the time and effort of the Advisers, the Advisers’ other partners and their respective officers and employees will not be devoted exclusively to the business of the Company, but will be allocated between our business and other business activities, including, without limitation, the management of the assets of the other Advisers’ Clients.

The Advisers have multiple advisory, transactional, financial and other interests that conflict or may conflict with those of the Company and our Unitholder. The Advisers may, in the future, engage in additional activities that result in additional conflicts of interest not addressed below. Any such conflicts could have a material adverse effect on us and the Unitholder.

Conflicts with Borrowers and Issuers

In certain instances, partners, officers and/or employees of the Advisers may serve as directors of certain issuers of loans in which we invest and, in that capacity, will be required to make decisions that they consider to be in the best interests of such issuers. In certain circumstances, such as in situations involving bankruptcy or near insolvency of an issuer, actions that may be in the best interests of such issuer may not be in the best interests of the Company, and vice versa. Accordingly, in these situations, there is the potential for conflicts of interest between an individual’s duties as a partner, officer or employee of the Advisers and such individual’s duties as a director of such issuer.

Valuation Matters

Most of our portfolio investments are made in the form of securities that are not publicly traded and for which market quotations are not readily available. As a result, the OHA Adviser, as the valuation designee, determines the fair value of such securities in good faith. In connection with this determination, investment professionals from the valuation designee consider portfolio company valuations based upon the most recent portfolio company financial statements available and projected financial results of each portfolio company. The participation of the valuation designee’s investment professionals in our valuation process, and the indirect pecuniary interest in the valuation designee by any of its employees, could result in a conflict of interest, as the valuation designee’s management fees and incentive fees are based, in part, on the value of our assets.

Incentive/Performance Fees

The existence of incentive/performance fees may create an incentive for an Adviser to make riskier or more speculative investments on our behalf than would be the case in the absence of such performance-based compensation.

In addition, the manner in which an Adviser’s entitlement to incentive/performance fees, as applicable, is determined may result in a conflict between its interests and the interests of our unitholders with respect to the sequence and timing of disposals of investments. For example, the ultimate beneficial owner of the Aranda Adviser is generally subject to Singapore taxation. The Aranda Adviser may be incentivized to manage our investments, including to hold and/or sell investments, in a manner that takes into account the tax treatment of the Aranda Performance Fee. While both Advisers generally intend to seek to maximize pretax returns for us as a whole, both Advisers may nonetheless be incentivized, for example, to hold investments longer to ensure long-term capital gains treatment and/or realize investments prior to any change in law that results in a higher effective income tax rate on its incentive or performance fees, as applicable.

Other Fees

Each Adviser or their respective affiliates may from time to time receive compensation from a company in which we hold a portfolio investment, including monitoring fees, financial arranging services fees, loan administration or servicing fees, break-up fees, directors’ fees, and/or other similar advisory fees (collectively, “Transaction Fees”). To the extent an Adviser or its affiliates receive any Transaction Fees, fees payable under the respective Advisory Agreement may be reduced by the allocable portion of such fees attributable to us, as determined pro rata based on the amount of capital committed to the relevant portfolio investment by us, any other funds or accounts managed by an Adviser and its affiliates, and/or any account owned or controlled by an Adviser or an affiliate. Transaction Fees shall not include any salary, benefits, stock options, and other compensation granted or paid by portfolio companies to employees of an Adviser serving in portfolio company roles.

Moreover, each Adviser and its personnel can be expected to receive certain intangible and/or other benefits and/or perquisites arising or resulting from their activities on behalf of us which will not be subject to the management fee offset or otherwise shared with us, the Unitholder, and/or our portfolio companies. For example, airline travel or hotel stays incurred as Company expenses typically result in “miles” or “points” or credit in loyalty/status programs, and such benefits and/or amounts will, whether or not de minimis or difficult to value, inure exclusively to such Adviser and/or such personnel (and not us, the Unitholder, and/or our portfolio companies), even though the cost of the underlying service is borne by us and/or our portfolio companies.

Allocation of Investment Opportunities

Pursuant to each Adviser’s respective allocation policy, we are allocated investment opportunities that reflect our investment strategies and objectives; namely, debt investments in private, U.S.-domiciled, sponsored and non-sponsored middle-market and upper middle-market companies. In addition, pursuant to these policies, we may receive allocations for opportunistic debt investments in companies not based in the United States, or for equity investments in companies based inside or outside of the United States.

Conflicts Related to Other Businesses, Activities and Relationships

The investment platforms of each Adviser and their respective affiliates include managing assets across their respective private equity, credit and real estate strategies. In addition, these platforms may in the future seek to engage in different investment strategies or lines of business beyond those that they currently provide.

To the extent we hold or seek to hold interests in a portfolio company that are different than those held or sought to be held in the same portfolio company by other entities or other investment vehicles on such platforms, or other accounts and clients of our Advisers or their respective affiliates, these investment advisers may be presented with decisions where the interests of such other entities are in conflict with those of the Company. Furthermore, it is possible our interest may be extinguished, pre-paid, subordinated, or otherwise adversely affected by virtue of such other entities’ involvement and actions relating to their investments. In addition, the 1940 Act limits our ability to undertake certain transactions with our affiliates, including other funds that are registered under the 1940 Act or regulated as BDCs under the 1940 Act. As a result of these restrictions, we may be prohibited from executing “principal” or “joint” transactions with such affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us, including because either Adviser may be incentivized to avoid making investments in portfolio companies in which other affiliated entities may seek to invest in the future.

Conflicts Arising from Organizational, Ownership and Investment Structure

Our organizational, ownership and investment structure involves a number of relationships that give rise to potential conflicts of interest. In certain instances, the interests of the Advisers and their affiliates could differ from the interests of the Unitholder, including with respect to the types of investments made, the timing and method in which investments are exited, the timing and amount of distributions to the unitholders, the reinvestment of returns generated by investments and the appointment of outside advisers and service providers. There can be no assurance that any such conflict would be resolved in favor of the Unitholder, and this may negatively affect the value of the Units.

The terms of this Registration Statement and our overall investment objectives were established by persons who were, at the relevant time, employees of the Advisers and/or an affiliate thereof. Because these arrangements were initially drafted and negotiated between and among related parties, their terms, including terms relating to compensation, contractual or fiduciary duties, conflicts of interest and termination rights, our activities and limitations on indemnification and exculpation, are likely less favorable than otherwise might have resulted if such negotiations had involved unrelated parties.

Allocation of Personnel

The Advisers shall cause their respective personnel to devote such time as shall be reasonably necessary to conduct our business affairs in an appropriate manner. These personnel, including those responsible for our affairs as employees of the OHA Adviser and Aranda Adviser, respectively, have commitments to, and may work on other projects unrelated to, the Company, including other products contemplated herein. Such personnel may also (i) serve as members of the boards of directors of various public and private companies other than our portfolio companies and retain fees for such services for such person’s own account, (ii) engage in such civic, trade association (or similar organization), industry, and charitable activities as such person shall choose, (iii) conduct and manage such person’s personal and family investment and related activities, and (iv) engage in any other activities not prohibited by the LLC Agreement. Conflicts may arise as a result of such other activities and in allocating management time services and functions. The possibility exists that such companies could engage in transactions which would be suitable for us, but in which we might be unable to invest.

Portfolio Investments

Officers and employees of the Company or the Advisers may serve as directors of certain portfolio companies and, in that capacity, will be required to make decisions that consider the best interests of such portfolio company and its shareholders. In certain circumstances (for example, in situations involving bankruptcy or near-insolvency of a portfolio company), actions that may be in the best interest of the portfolio company may not be in the best interests of the Company, and vice versa. Accordingly, in these situations, there will be conflicts of interest between such individual’s duties as an officer or employee of the Company or of the respective Adviser, as applicable, and such individual’s duties as a director of the portfolio company. A portfolio company may enter into transactions with another portfolio company or a portfolio company of another product advised by either Adviser or an affiliated thereof. If an issuer in which the Company and a fund or other investment vehicle managed or sponsored by either of our Advisers (or an affiliate thereof) hold different classes of securities encounters financial problems, decisions over the terms of any workout will raise conflicts of interest (including conflicts over proposed waivers and amendments to debt covenants and other terms).

Investments in Securities by Personnel of our Advisers

Each of our Advisers will adopt a Code of Ethics that places obligations and restrictions on personal trades by employees, including that they disclose their personal securities holdings and transactions to the respective Adviser on a periodic basis, and requires that employees pre-clear certain types of personal securities transactions. The Advisers, their affiliates, and their respective employees may give advice or take action for their own accounts that may differ from, conflict with or be adverse to advice given or action taken for us.

Investments in Debt Obligations of Issuers

Issuers of debt obligations in which we invest may agree to pay for some expenses that would otherwise be expenses of the Advisers, including, without limitation, administrative and overhead expenses. While the Advisers will act in a manner consistent with their fiduciary duties to us, payments of such expenses by such issuers may present a conflict of interest.

Allocation of Expenses among Accounts and Co-Investors

Each of the Advisers seeks to fairly allocate expenses among their respective client accounts, including us and any co-investors. Generally, accounts and co-investors that own an investment will share in expenses related to such an investment, including expenses originally charged solely to any account. However, it is not always possible or reasonable to allocate or re-allocate expenses to a co-investor, depending upon the circumstances surrounding the applicable investment (including the timing of the investment) and the financial and other terms governing the relationship of the co-investor to the accounts with respect to the investment, and, as a result, there may be occasions where co-investors do not bear a proportionate share of such expenses. In addition, where a potential investment is contemplated but ultimately not consummated, potential co-investors generally will not share in any expenses related to such potential investment, including expenses borne by any account with respect to such potential investment. Similarly, there may be circumstances when the applicable Adviser or its affiliates has considered a potential equity investment in a portfolio company on behalf of an account, has determined not to make such equity investment, and a debt investment is eventually made in such portfolio company by us or another credit fund or other investment vehicle sponsored by the broader investment platform of either of our Advisers. In these circumstances, we or such other vehicles may benefit from research by the respective Adviser’s investment team, as applicable, and/or from costs borne by the applicable account in pursuing the potential portfolio investment, but will not be required to reimburse such account for expenses incurred in connection with such investment.

Cross Transactions

To the extent permitted by the 1940 Act, including Rule 17a-7 thereunder, the Advisers may determine that it would be in our best interests and the best interests one or more other accounts to transfer a security from one account to another (each such transfer, a “Cross Transaction”) for a variety of reasons, including, without limitation, tax purposes, liquidity purposes, to rebalance the portfolios of the accounts, or to reduce transaction costs. If either Adviser decides to engage in a Cross Transaction, that Adviser will determine that the trade is in the best interests of both of the accounts involved and take steps to ensure that the transaction is consistent with the duty to obtain best execution for each of those accounts.

Among other things, one or more of our subsidiaries may offer to other accounts of either Adviser participations in and/or assignments or sales of loans (or interests therein) that the subsidiaries have originated or purchased. In the event of such an offer, the price of the participation, assignment, or sale will be based on the current market quotation of such loans and ascertained in a manner required by the 1940 Act. Further, the decision by such other accounts to accept or reject the relevant subsidiary’s offer will be made by a party independent of the respective Adviser, such as a loan acquisition committee.

Principal Transactions

To the extent that Cross Transactions may be viewed as principal transactions (as such term is used under the Advisers Act) due to the ownership interest in an account by either of the Advisers or their respective personnel, the respective Adviser will comply with the requirements of Section 206(3) of the Advisers Act. In connection with principal transactions, Cross Transactions, related-party transactions, and other transactions and relationships involving potential conflicts of interest, the respective Adviser will consult with the Board on such Cross Transactions; provided that the Adviser will not consult with the Board or our unitholders for the sale of a loan to, or the purchase of a loan from, other accounts that are not principal accounts. Cross Transactions may be made when either Adviser determines that it is in our best interests and that of the other accounts to effectuate such trades. The Board may be consulted prior to or contemporaneous with, or subsequent to, the consummation of a Cross Transaction. In no event will any such transaction be entered into unless it complies with applicable law. The Board may be exculpated and indemnified by the Company.

Proxy Voting

Because our investment program primarily involves investing through privately negotiated transactions, each Adviser typically is not presented with traditional proxy proposals, amendments, consents, or resolutions (collectively, “Proxies”) for a vote with respect to our assets. However, on the rare occasion we are asked to decide on matters involving voting our ownership interest in a portfolio company, each Adviser will seek to vote our Proxies with respect to their respective portion of the portfolio in our best interest.

The OHA Adviser will exercise proxy voting authority with respect to the OHA Assets and any security interests related thereto. The Aranda Adviser will exercise proxy voting authority with respect to the Aranda Assets and any security interests related thereto. The applicable Adviser will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on our portfolio securities. Although each Adviser will generally vote against proposals that may have a negative impact on our portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

The proxy voting decisions of each Adviser are made by the senior officers who are responsible for monitoring our investments.

OHA Adviser - Proxy Voting Policy

The OHA Adviser’s policies and procedures are reasonably designed to ensure that the OHA Adviser votes proxies in our best interest and addresses how it will resolve any conflict of interest that may arise when voting proxies and, in so doing, to maximize the value of the investments we make, taking into consideration our investment horizons and other relevant factors. It will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by its clients. Although the OHA Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the OHA Adviser. The members of the portfolio management team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy policy. In addition, the OHA Adviser may determine not to vote a proxy after consideration of the vote’s expected benefit to clients and the cost of voting the proxy. To ensure that its vote is not the product of a conflict of interest, the OHA Adviser will require the members of the portfolio management team to disclose any personal conflicts of interest they may have with respect to overseeing our investment in a particular company.

Aranda Adviser – Proxy Voting Policy

The Aranda Adviser’s policies and procedures are reasonably designed to ensure that the Aranda Adviser votes proxies in our best interest and addresses how it will resolve any conflict of interest that may arise when voting proxies and, in so doing, to maximize the value of the investments we make, taking into consideration our investment horizons and other relevant factors. It will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities the respective client holds. Although the Aranda Adviser will generally vote against proposals that may have a negative impact on the respective client’s portfolio securities, it may vote for such a proposal if there exist compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the Aranda Adviser. The members of the portfolio management team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy voting policy. In addition, the Aranda Adviser may decide not to vote a proxy after consideration of the vote’s expected benefit to the respective client and the cost of voting the proxy. To ensure that its vote is not the product of a conflict of interest, the Aranda Adviser will require the members of the portfolio management team to disclose any personal conflicts of interest they may have with respect to overseeing our investment in a particular company.

The Advisers May Have Different Compensation Arrangements with Other Accounts

An Adviser could be subject to a conflict of interest because varying compensation arrangements among us and other accounts could incentivize an Adviser to manage our investments and those of such other accounts differently. These and other differences could make us less profitable to an Adviser than certain other accounts, thus de-incentivizing an Adviser’s employees from devoting time and attention to us and our investments.

Service Providers

Service providers or their affiliates (including any administrators, lenders, brokers, attorneys, consultants, accountants, appraisers, valuation experts, tax advisors, servicers, asset managers, and investment banking firms) that serve us, the Advisers, or any of their affiliates may also provide goods or services to, or have business, personal, political, financial, or other relationships with, the Advisers or their affiliates. Such service providers may be affiliates of the Advisers and/or their respective affiliates and/or sources of investment opportunities and co-investors or counterparties therewith. These relationships may influence either Adviser’s decision to select or recommend such a service provider to perform services for us or a portfolio company or to have other relationships with their respective investment platforms, as applicable. Notwithstanding the foregoing, our investment transactions that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the respective Adviser believes to be of benefit to us. Additionally, misconduct by service providers (such as the improper use or disclosure of confidential information which could result in litigation or serious financial harm by limiting our business prospects or future activities), which the Advisers may not be able to detect and prevent, could cause significant losses to us.

Fund Administration

The Administrator, solely or through the use of any third-party sub-administrator, may provide all or any part of fund administration services to us. Any costs for providing these services would be paid separately by us to the Administrator subject to the overall cap in expenses described in “Item 1. Business - Payment of our Expenses.” The Administrator’s ability to determine the fund administration fee the Administrator receives from us creates a conflict of interest. The Administrator addresses this conflict by reviewing its fund administration fee, as the Administrator believes is appropriate to ensure that it is fair and comparable to equivalent services that could be performed by a non-affiliated third party at a rate negotiated on an arm’s-length basis.

Brokerage Arrangements

Depending upon market conditions and the types of financial instruments we purchase and sell, we may or may not utilize broker-dealers. To the extent that we effect any transaction through a broker-dealer, we may elect to use one or more prime brokers or other broker-dealers for our transactions. We generally do not expect to enter into transactions in which commissions are charged, but in the event of any commission-based transaction, we will attempt to negotiate the lowest available commission rates commensurate with the particular services provided in connection with the transaction. Consequently, we may select broker-dealers that charge a higher commission or fee than another broker-dealer would have charged for effecting the same transaction. The selection of a broker-dealer will be made on the basis of best execution as determined by the applicable Adviser in its sole discretion, taking into consideration a number of factors, which may include, among others, commission rates, reliability, financial responsibility, the strength of the broker-dealer and the ability of the broker-dealer to efficiently execute transactions, the broker-dealer’s facilities, and the broker-dealer’s provision or payment of the costs of research and other services or property that will be of benefit to us, the applicable Adviser, or other accounts to which the applicable Adviser or any of its affiliates provides investment services.

The Advisers may be influenced in their selection of broker-dealers by their provision of other services, including but not limited to capital introduction, marketing assistance, information technology services, operations and operating equipment, and other services or items. Such execution services, research, investment opportunities, or other services may be deemed to be “soft dollars.” In the event that either of the Advisers enters into a “soft dollar” arrangement, it will do so within the “safe harbor” of Section 28(e) of the Commodity Exchange Act of 1936, as amended.

Certain Business Relationships

Certain of our current directors and officers are directors or officers of either the OHA Adviser or the Aranda Adviser.

In the ordinary course of business, we may enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between the proposed portfolio investment, us, companies controlled by us, and our employees and directors. We will not enter into any agreements unless and until we are satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek Board review and approval or exemptive relief for such transaction. Our Board reviews these procedures on a quarterly basis.

We have adopted a Code of Ethics which applies to, among others, our senior officers, including our Chief Executive Officer and Chief Financial Officer, as well as all of our officers and directors. Our Code of Ethics requires that all officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Pursuant to such Code of Ethics, each officer and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our Chief Compliance Officer.

Indebtedness of Management

None.

Promoters and Certain Control Persons

We have entered into the OHA Advisory Agreement with the OHA Adviser, the Aranda Advisory Agreement with the Aranda Adviser, and the Administration Agreement with the Administrator. The OHA Adviser, for its services to us under the OHA Advisory Agreement, will be entitled to receive certain fees, including the OHA Base Management Fee and the OHA Incentive Fees. The Aranda Adviser, for its services to us under the Aranda Advisory Agreement, will be entitled to receive certain fees, including the Aranda Base Management Fee and Aranda Performance Fees. The Administrator, for its services to us under the Administration Agreement, will be entitled to receive reimbursement of certain expenses. In addition, under the Advisory Agreements and the Administration Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board, to indemnify each of the respective Advisers and Administrator and certain of their affiliates. See “Item 1. Business – Management Agreements – Advisory Agreements” and “Item 1. Business – Management Agreements – OHA Administration Agreement.”

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Company. In addition, as the Company’s investment program develops and changes over time, an investment in the Company may be subject to additional and different actual and potential conflicts. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

Item 8. Legal Proceedings.

Neither we nor the Advisers are currently subject to any material pending legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us or the Advisers. From time to time, we or the Advisers may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. Furthermore, third parties may seek to impose liability on us in connection with the activities of our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

Item 9. Market Quotation of and Dividends on the Registrant’s Units and Related Stockholder Matters.

Market Information

Our outstanding Units were offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is currently no public market for the Units, and we do not expect one to develop.

Because the Units were acquired by our Unitholder in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Units may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) the Aranda Adviser’s consent is granted and (ii) the Units are registered under applicable securities laws or specifically exempted from registration (in which case the Unitholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Units until we are liquidated. No sale, transfer, assignment, pledge, or other disposition, whether voluntary or involuntary, of Units may be made, except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Units and to execute such other instruments or certifications as are reasonably required by us.

Unitholders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Units.

Valuation of Portfolio Securities

Please see “Item 1. Business - Valuation of Portfolio Securities” for disclosure regarding the valuation of our portfolio securities.

Dividends

Distributions will be made to our Unitholder at such times and in such amounts as determined by the Board, which distributions may be actual or deemed distributions.

Reinvestment and Recycling of Capital

Subject to the requirements of Section 852(a) of subchapter M of the Code and the terms of any borrowings or other financings or similar obligations, proceeds realized by us from the sale or repayment of any investment (as opposed to investment income) may be retained and be used by us for purposes of making investments or paying management fees, incentive fees, or our expenses. Any amounts so reinvested will not reduce an investor’s unused capital commitment.

Reports to Unitholders

We plan to furnish or make available to our Unitholder an annual report for each fiscal year ending December 31 containing financial statements audited by our independent registered public accounting firm. Additionally, we intend to comply with the periodic reporting requirements of the Exchange Act.

Item 10. Recent Sales of Unregistered Securities.

In conjunction with our formation, we have issued and sold 75,000,000 Units at an aggregate purchase price of $75,000.00 to the Unitholder. These Units were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

Item 11. Description of Registrant’s Securities to be Registered.

The following description is based on relevant portions of Delaware law and our LLC Agreement. This summary is not necessarily complete, and we refer investors to Delaware law and the LLC Agreement for a more detailed description of the provisions summarized below.

General

The terms of the LLC Agreement authorize an unlimited number of our Units, of which 75,000,000 were outstanding as of December 31, 2025. The LLC Agreement provides that the Board may classify or reclassify any unissued Units into one or more classes or series of Units or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for the Units, and we can offer no assurances that a market for the Units will develop in the future. We do not intend for the Units offered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase the Units. No Units have been authorized for issuance under any equity compensation plans. Under the terms of the LLC Agreement, our unitholders shall be entitled to the same limited liability extended to stockholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The LLC Agreement provides that no unitholder shall be liable for any debt, claim, demand, judgment, or obligation of any kind of, against, or with respect to us by reason of being a unitholder, nor shall any unitholder be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any person in connection with our assets or the affairs of us by reason of being a unitholder. In addition, except as may be provided by the Board in setting the terms of any class or series of Units, no unitholder shall be entitled to exercise appraisal rights in connection with any transaction.

Under the terms of the LLC Agreement, all Units will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, and fully paid. Dividends and distributions may be paid to our unitholders if, as, and when authorized by the Board and declared by us out of funds legally available therefore. Except as may be provided by the Board in setting the terms of classified or reclassified shares, the Units will have no preemptive, exchange, conversion, appraisal, or redemption rights. In the event of our liquidation, dissolution, or winding up, each share of the Units would be entitled to share pro rata in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of Units will be entitled to one vote on all matters submitted to a vote of unitholders, including the election of directors. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of the Units will possess exclusive voting power. There will be no cumulative voting in the election of directors. Subject to the special rights of the holders of any class or series of preferred shares to elect directors, each director will be elected by a plurality of the votes cast with respect to such director’s election except in the case of a “contested election,” in which case directors will be elected by a majority of the votes cast in the contested election of directors.

Transferability of Units

Our unitholders may not sell, assign, transfer or pledge (each, a “Transfer”) any Units, rights, or obligations unless (i) the Aranda Adviser gives consent and (ii) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on our books. Each transferee must agree to be bound by these restrictions and all other obligations as a unitholder in us.

Preferred Shares

This offering does not include an offering of preferred shares. However, under the terms of the LLC Agreement, the Board may authorize us to issue preferred shares in one or more classes or series without unitholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of each class or series of preferred shares. We do not currently anticipate issuing preferred shares. In the event we issue preferred shares, we will make any required disclosure to our unitholders.

Preferred shares could be issued with terms that would adversely affect our unitholders; however, pursuant to the LLC Agreement, we may not issue any preferred shares that would limit or subordinate the voting rights of our unitholders. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring, or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to our Units and before any purchase of Units is made, such preferred shares together with all other senior securities must not exceed an amount equal to 66 and 2/3% of our total assets after deducting the amount of such dividend, distribution, or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act), voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities. The issuance of any preferred shares must be approved by a majority of the Independent Directors not otherwise interested in the transaction.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware limited liability company to include in its LLC Agreement a provision to indemnify and hold harmless any director or beneficial owner or other person from and against any and all claims and demands whatsoever. The LLC Agreement provides that our directors will not be liable to us or our unitholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. The LLC Agreement provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misconduct, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Pursuant to the LLC Agreement and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or director of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) we determine in good faith that the course of conduct that caused the loss or liability was in the best interest of the Company, (ii) the Indemnitee was acting on behalf of or performing services for the Company, (iii) such liability or loss was not the result of gross negligence or willful misconduct, in the case that the party seeking indemnification is an Independent Director, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Company, and not from our unitholders.

In addition, the LLC Agreement permits us to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a unitholder or, if by a unitholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (c) upon our receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.

Delaware Law and Certain LLC Agreement Provisions

Organization and Duration

We were formed in Delaware on August 13, 2025 and will remain in existence until dissolved in accordance with our LLC Agreement or pursuant to Delaware law.

Purpose

Under the LLC Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

The LLC Agreement contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest, or otherwise. The Board may, without action by our unitholders, authorize the issuance of shares in one or more classes or series, including preferred shares; the Board may, without action by our unitholders, amend our LLC Agreement to increase the number of shares, of any class or series, that we have authority to issue; and our LLC Agreement provides that while we do not intend to list the Units on any securities exchange, if any class of our securities is listed on a national securities exchange, the Board will be divided into three classes of directors serving staggered terms of three years each. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with the Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Vacancies; Removal

The LLC Agreement provides that the number of directors will be set by the Board, and that a majority of the entire Board may at any time increase or decrease the number of directors. The LLC Agreement provides that the number of directors generally may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by the Board in setting the terms of any class or series of preferred shares, pursuant to an election under the LLC Agreement, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the director for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Directors will nominate replacements for any vacancies among the Independent Directors’ positions.

The LLC Agreement provides that a director may be removed, with or without cause, the affirmative vote of no less than two-thirds (66-2/3%) of the full Board. Any director or the entire Board may be removed from office at any time, at a meeting called for that purpose, with or without cause, but only by the affirmative vote of no less than two-thirds (66-2/3%) of the voting power of the issued and outstanding Units of the Company entitled to vote thereon, voting together as a single class. “Cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

We have a total of four members of the Board, three of whom are Independent Directors. Pursuant to the 1940 Act and our LLC Agreement, a majority of the Board must be comprised of Independent Directors, except for a period of up to 60 days after the death, removal or resignation of an Independent Director pending the election of his or her successor. Each director will hold office until his or her successor is duly elected and qualified. While we do not intend to list the Units on any securities exchange, if any class of our securities is listed on a national securities exchange, the Board will be divided into 3 classes of directors serving terms of 3 years each.

Action by the Unitholders

Our LLC Agreement provides that our unitholders may take action only at a special meeting of unitholders or by unanimous consent in lieu of a meeting. Our unitholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the LLC Agreement. Under our LLC Agreement, we are not required to hold annual unitholder meetings. Special meetings may be called by the directors and certain of our officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, the LLC Agreement provides that, subject to the satisfaction of certain procedural and informational requirements by our unitholders, a special meeting of unitholders will be called by our secretary upon the written request of our unitholders. Any special meeting called by our unitholders is required to be held not less than 15 nor more than 60 days after we are provided notice by our unitholders of the request for a special meeting. These provisions will have the effect of significantly reducing the ability of our unitholders being able to have proposals considered at a meeting of unitholders.

With respect to special meetings of unitholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board, or (3) provided that the Board has determined that directors will be elected at the meeting, by a unitholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the LLC Agreement.

The purpose of requiring our unitholders to give us advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform our unitholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of unitholders. Although the LLC Agreement does not give the Board any power to disapprove unitholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of unitholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our unitholders.

Amendment of the LLC Agreement

The LLC Agreement provides that unitholders are entitled to vote upon a proposed amendment to the LLC Agreement if the amendment would alter or change the powers, preferences or special rights of the Units held by such unitholders. Approval of any such amendment requires approval by our unitholders at a meeting duly called. In addition, amendments to the LLC Agreement to make the Units a “redeemable security” or to convert the Company, whether by merger or otherwise, from a closed-end company to an open-end company each must be approved by our unitholders.

The provisions of the LLC Agreement relating to the voting rights of our unitholders and the removal of directors state that the Board may amend the LLC Agreement without any vote of our unitholders.

Actions Related to Merger, Conversion, Reorganization or Dissolution

An affirmative vote or consent of a “majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Company (or such higher approval threshold as may be provided in the LLC Agreement) shall be required to approve a merger, conversion, consolidation, or share exchange or sale of exchange of all or substantially all of the assets of the Company, provided that 75% of the Continuing Directors (as such term is defined by the LLC Agreement) and a majority of the Board approve of such merger, conversion, consolidation, or share exchange or sale of exchange.

Derivative Actions

No person other than our Unitholder is entitled to bring any derivative action, suit or other proceeding on our behalf.

Exclusive Delaware Jurisdiction

Each director, each officer, and each person legally or beneficially owning Units or an interest in our Units (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including the Delaware Limited Liability Company Act, (i) irrevocably agrees that except for any claims, suits, actions or proceedings arising under the federal securities laws, any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to us, the Delaware Limited Liability Company Act or the LLC Agreement (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the LLC Agreement, (B) the duties (including fiduciary duties), obligations or liabilities of us to our Unitholder or the Board, or of officers or the Board to us, our Unitholder or each other, (C) the rights or powers of, or restrictions on, us, the officers, the Board or the Unitholder, (D) any provision of the Delaware Limited Liability Company Act or other laws of the State of Delaware pertaining to limited liability companies made applicable to us pursuant to the Delaware Limited Liability Company Act or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Limited Liability Company Act or the LLC Agreement relating in any way to us (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably agrees that any claims, suits, actions or proceedings arising under the federal securities laws shall be exclusively brought in the federal district courts of the United States of America, (iii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iv) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. Notwithstanding anything to the contrary in this discussion, we may, in our sole discretion, select and/or consent to an alternative forum for any claims, suits, actions or proceedings relating in any way to us. In addition, there may be questions regarding the enforceability of this provision because the Securities Act and the 1940 Act allow claims to be brought in state and federal courts.

As noted above, the Company’s LLC Agreement requires that actions arising under the federal securities laws must be exclusively brought in the federal district courts of the United States. Other investment companies may not be subject to similar restrictions. In addition, the designation of certain courts as exclusive jurisdictions for certain claims may make it more expensive for a unitholder to bring a suit than if the unitholder was permitted to select another jurisdiction. The exclusive jurisdiction designation and the waiver of jury trials would limit a unitholder’s ability to litigate certain claims in a jurisdiction or in a manner that may be more favorable to the unitholder.

Access to Records

Our Unitholder will be permitted access to all of our records to which it is entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. If a proper request for any corporate records is not honored, the Unitholder will be entitled to recover certain costs incurred in compelling the production of the requested corporate records.

Conflict with the 1940 Act

Our LLC Agreement provides that, if and to the extent that any provision of Delaware law, or any provision of our LLC Agreement conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Item 12. Indemnification of Directors and Officers.

See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

We have also obtained directors and officers/errors and omissions liability insurance for our directors and officers.

Item 13. Financial Statements and Supplementary Data.

Set forth below is an index to our financial statements attached to this Registration Statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) List separately all financial statements filed

The financial statements included in this Registration Statement are listed “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

Number	Exhibit

3.1	Limited Liability Company Agreement(1)

4.1	Form of Subscription Agreement(1)

10.1	Investment Advisory Agreement, dated January 2, 2026, by and between APS BDC, LLC and OHA Private Credit Advisors II, L.P(1)

10.2	Investment Advisory Agreement, dated January 2, 2026, by and between APS BDC, LLC and CHS (US) Management, LLC(1)

10.3	Administration Agreement, dated January 2, 2026, by and between APS BDC, LLC and OHA Private Credit Advisors II, L.P.(1)

10.4	Sub-Administration Agreement, dated January 2, 2026, by and between APS BDC, LLC and Harmonic Fund Services(1)

10.5	Form of Custody Agreement by and between APS BDC, LLC and U.S. Bank Trust Company, National Association(1)

10.6	Loan and Security Agreement, dated September 30, 2025, by and between CHS BDC 2 LLC, as the Company, CHS US Investments LLC, as the Parent, the Lenders Party Thereto, the Collateral Administrator, Collateral Agent and Securities Intermediary Party Thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, and CHS (US) Management LLC, as Portfolio Manager(1)

10.7	First Amendment and Joinder to Loan and Security Agreement, dated January 1, 2026, by and among CHS BDC 2 LLC, as a Borrower, APS CW SPV LLC, as a Borrower, CHS (US) Management LLC, as Portfolio Manager, CHS US Investments LLC, as Parent, the Lenders Party Thereto, U.S. Bank Trust Company, National Association, as Collateral Agent and Collateral Administrator, U.S. Bank National Association, as Securities Intermediary, and JPMorgan Chase Bank, National Association, as Administrative Agent*

10.8	Contribution Agreement, dated January 2, 2026, by and between APS BDC, LLC and CHS US Investments, LLC(1)

14.1	Company Code of Ethics**

14.2	OHA Adviser Code of Ethics**

14.3	Aranda Adviser Code of Ethics**

(1)	Previously filed in connection with the Company’s Registration Statement on Form 10-12G filed with the Securities and Exchange Commission on January 2, 2026.
*	Filed herewith
**	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

APS BDC, LLC

Date: February 3, 2026	By: /s/ Eric Muller
Name: Eric Muller
Title: Chief Executive Officer

INDEX TO FINANCIAL STATEMENT

APS BDC, LLC

KPMG LLP Two Manhattan West 375 9th Avenue, 17th Floor New York, NY 10001

Report of Independent Registered Public Accounting Firm

To the Member and Board of Directors

APS BDC, LLC:

Opinion on the Consolidated Financial Statement

We have audited the accompanying consolidated statement of financial condition of APS BDC, LLC (the Company) as of December 31, 2025 and the related notes (collectively, the consolidated financial statement). In our opinion, the consolidated financial statement presents fairly, in all material respects, the financial position of the Company as of December 31, 2025 in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

This consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statement is free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2025.

New York, New York

February 2, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG

International Limited, a private English company limited by guarantee.

APS BDC, LLC

Consolidated Statement of Financial Condition

As of December 31, 2025

Assets
Cash	$75,000

Total Assets	75,000

Member’s Capital
Units of Limited Liability Company Interests, $75,000 par value, unlimited Units authorized, 75,000,000 Units issued and outstanding	75,000
Total Member’s Capital	$75,000

Net asset value per Unit	$0.001

The accompanying notes are an integral part of this consolidated financial statement.

APS BDC, LLC

Notes to Consolidated Statement of Financial Condition

As of December 31, 2025

Note 1. Organization

APS BDC, LLC (the “Company”) is a Delaware limited liability company formed on August 13, 2025. The Company intends to elect to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for tax purposes, the Company intends to elect to be treated, and to qualify annually thereafter, as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company will be managed by OHA Private Credit Advisors II, L.P., a Delaware limited partnership (the “OHA Adviser”), and CHS (US) Management LLC, a Delaware limited liability company (the “Aranda Adviser” and together with the OHA Adviser, the “Advisers”). Subject to the supervision of the Company’s board of directors (the “Board”), the Advisers will manage the day-to-day operations of the Company and provide the Company with investment advisory and management services. The OHA Adviser is a wholly owned subsidiary of Oak Hill Advisors, L.P. The Aranda Adviser is a wholly owned subsidiary of Temasek Holdings (Private) Limited (“Temasek”), a global investment company headquartered in Singapore.

The Company’s investment objective is to generate attractive risk-adjusted returns, predominately in the form of current income, with select investments exhibiting the ability to capture long-term capital appreciation with a focus on downside protection. The Company will invest in a diversified portfolio of primarily senior secured, privately originated floating rate loans to well-established companies in North America. The Company will seek to offer investors an all-weather investment solution positioned to generate premium yields and capture investment opportunities through different market environments, including periods of market volatility and fluctuating interest rates.

The Company operates through a single operating and reporting segment. The chief operating decision maker (the “CODM”) function is comprised of the Company’s chief executive officer, chief financial officer and chief compliance officer, which evaluates the performance of the Company, and which intends to operate under the specific regulatory requirements of the 1940 Act. The CODM function will utilize key metrics including, but not limited to, net increase (decrease) in net assets resulting from operations for determining the Company’s investment strategy, capital allocation, expense structure, and potential significant transactions. As the Company’s operations will comprise of a single reporting segment, the segment assets are reflected on the accompanying Consolidated Statement of Financial Condition as “total assets,” but because the Company has not commenced operations, there are no changes in net assets resulting from operations to be reported on a Consolidated Statement of Operations.

The Company will operate in two phases. During the initial phase (“Phase 1”), the OHA Adviser will serve as an investment adviser and administrator (in such capacity, the “Administrator”) to the Company. To that end, the OHA Adviser will (i) manage certain of the Company’s assets pursuant to an investment advisory agreement with the Company (the “OHA Advisory Agreement”) and (ii) provide certain administrative support and resources, including certain of its employees to serve as officers of the Company, pursuant to an administration agreement with the Company (the “Administration Agreement”). The Aranda Adviser will similarly serve as an investment adviser to the Company during Phase 1 and perform all of the services enumerated under its investment advisory agreement with the Company (the “Aranda Advisory Agreement” and together with the OHA Advisory Agreement, the “Advisory Agreements”). Upon the commencement of the second phase (“Phase 2”), the timing of which will be approved by the Board, the OHA Adviser will resign from its role as Administrator, cease providing administrative support, its resources dedicated to the Company will be removed, and we anticipate that the Aranda Adviser, subject to approval of the Board, will be appointed by the Board to serve as Administrator and provide officers and administrative and other resources necessary to support operations. During Phase 2, the OHA Adviser will continue to act as an investment adviser pursuant to the OHA

APS BDC, LLC

Notes to Consolidated Statement of Financial Condition

As of December 31, 2025

Advisory Agreement until such time that all of the assets managed by the OHA Adviser mature or are sold or otherwise disposed of. The Aranda Adviser will continue to serve as an investment adviser pursuant to the Aranda Advisory Agreement in Phase 2 and beyond.

Pursuant to the Matterhorn Formation Transaction (as defined below), the Company acquired all of the membership interests of Matterhorn Investments LLC, a Delaware limited liability company (“Matterhorn”) which holds a California lending license, and some of the Company’s investments may be held through that vehicle, which is also consolidated into the Company’s financial statement. All intercompany balances are eliminated in consolidation.

As of December 31, 2025, the Company has not commenced investing activities.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statement is prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Companies. The Company’s fiscal year ends on December 31.

Use of Estimates

The preparation of the consolidated financial statement in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statement. Actual results could differ from those estimates, and such differences could be material.

Cash

Cash consists of demand deposits held at a custodian bank. Cash is carried at cost, which approximates fair value. The Company’s deposits may, at times, exceed the insured limits under applicable law.

Investment Related Transactions and Revenue Recognition

Investment transactions and the related revenue and expenses are recorded on a trade-date basis. Realized gains or losses are recorded upon the sale or liquidation of investments and are calculated as the difference between the net proceeds from the sale or liquidation, if any, and the cost basis of the investment using the specific identification method. Unrealized appreciation or depreciation reflects the difference between the fair value of the investments and the cost basis of the investments. Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized fees and unamortized discounts are recorded as interest income.

In the general course of its business, the Company receives certain fees from portfolio companies, which are non-recurring in nature. Such fees include loan prepayment penalties, structuring fees and loan waiver amendment fees, and commitment fees, and are recorded as other income in investment income when earned.

Certain investments may have contractual payment-in-kind (“PIK”) interest. PIK represents accrued interest that is added to the principal amount of the investment on the interest payment date rather than being paid in cash and

APS BDC, LLC

Notes to Consolidated Statement of Financial Condition

As of December 31, 2025

generally becomes due at maturity or upon the investment being called by the issuer. PIK is recorded as interest income.

Basis of Consolidation

As provided under ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company.

The Company consolidated the results of its wholly-owned subsidiary, Matterhorn. All intercompany transactions have been eliminated in consolidation.

Income Taxes

Following its election to be regulated as a BDC under the 1940 Act, the Company intends to elect to be treated, and intends to qualify annually, as a RIC under the Code. So long as the Company maintains its tax treatment as a RIC, it generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains distributed to shareholders as dividends. To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements as well as distribute each taxable year dividends for U.S. federal income tax purposes of an amount generally at least equal to 90% of the Company’s “investment company taxable income,” which is generally the Company’s net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid. In order for the Company not to be subject to U.S. federal excise taxes, it must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. federal excise tax on this income.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statement to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

Note 3. Agreements and Related Party Transactions

On October 17, 2025, the Company completed a purchase transaction with Everest Investments LLC (the “Matterhorn Formation Transaction”) to acquire all of the membership interests of Matterhorn, a Delaware limited liability company which did not hold any assets or liabilities other than a license to conduct lending business in the State of California and a de minimis amount of cash. Pursuant to an agreement with Everest Investments LLC, we acquired Matterhorn, its lending license and $55,170 in cash for a purchase price of $55,170, paid entirely in cash, and intend for Matterhorn to operate as our wholly owned subsidiary. The sole member of the Company, CHS (US) Investments LLC (the “Unitholder”), an affiliate of the Aranda Adviser, made an equity contribution of $75,000 to the Company on September 30, 2025.

APS BDC, LLC

Notes to Consolidated Statement of Financial Condition

As of December 31, 2025

Expenses incurred in connection with the formation of the Company through December 31, 2025, are the responsibility of Aranda Adviser or its parent company and thus are not an obligation of the Company now or in the future.

The Company has entered into a number of business relationships with affiliated or related parties. In addition to the aforementioned agreements, the Company relies on exemptive relief that has been granted to the OHA Adviser and certain of its affiliates by the U.S. Securities and Exchange Commission (the “SEC”) to co-invest with other funds managed by the OHA Adviser or its affiliates in a manner consistent with regulatory requirements and other pertinent conditions.

Note 4. Commitments and Contingencies

Litigation and Regulatory Matters

From time to time, the Company may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Company’s rights under contracts with the Company’s portfolio companies. The Company is not currently a party to any material legal proceedings.

Note 5. Member’s Capital

During the period August 13, 2025 (inception) to December 31, 2025, the Company issued 75,000,000 shares of Common Units at an average price of $0.001 per Unit, resulting in gross proceeds to the Company of $75,000.

Note 6. Subsequent Events

In preparing this financial statement, the Company’s management has evaluated subsequent events and transactions for potential recognition and/or disclosure through the date the consolidated financial statement was issued.

Formation Transaction

On January 2, 2026, the Company entered into a contribution agreement with the Unitholder and acquired 100% of the equity of CHS BDC 2 LLC, a wholly owned subsidiary of the Unitholder which holds a seed portfolio of private credit assets. Thereafter, also on January 2, 2026, the Company filed Amendment No. 2 to its Form N-54A with the SEC and elected to be regulated as a BDC under the 1940 Act.

Administration Agreement

On January 2, 2026, the Company entered into an Administrative Agreement with the OHA Advisor. Under the Administration Agreement, the Administrator provides, or oversees the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, compliance monitoring (including diligence and oversight of our other service providers), preparing reports to Members and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of our Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate certain of its obligations under the Administration Agreement to a third party with the consent of the Board, subject to the oversight of the administrator and the Company.

APS BDC, LLC

Notes to Consolidated Statement of Financial Condition

As of December 31, 2025

The Company shall reimburse the Administrator for the reasonable fees, costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including the Company’s allocable portion of the reasonable costs and expenses of providing personnel and facilities hereunder and any fees paid to a third-party sub-administrator, subject in all cases to the overall cap on expenses as described within the Administration Agreement.

Advisory Agreements

On January 2, 2026, the Company entered into the Advisory Agreements with the Advisers. Subject to the overall supervision of the Board and in accordance with the 1940 Act, the Advisers will manage the Company’s day-to-day operations and provide investment advisory services to the Company under their respective Advisory Agreement. The Company pays the Advisers a fee for their services under their respective Advisory Agreement consisting of two components: a management fee and an incentive/performance fee, as applicable.

Under the terms of the OHA Advisory Agreement, the OHA Adviser is responsible for:

•

determining the composition of the OHA Assets (as defined in the OHA Advisory Agreement), the nature and timing of the changes to the OHA Assets, and the manner of implementing such changes in accordance with the Company’s investment objective, policies and restrictions;

•

identifying investment opportunities and making investment decisions for us with respect to the OHA Assets, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on the Company’s behalf in respect of the same;

•	monitoring the OHA Assets;

•	performing due diligence on prospective portfolio companies with respect to the OHA Commitment and potential Additional Co-Investments (each as defined in the OHA Advisory Agreement);

•	exercising voting rights in respect of the OHA Assets;

•	serving on, and exercising observer rights for, boards of managers and similar committees of the Company’s portfolio companies that are OHA Assets;

•	from time to time and in accordance with the OHA Adviser’s allocation policies, offer, subject to approval, Additional Co-Investments; and

•	providing such other investment advisory and related services as may, from time to time, be reasonably required for the investment of capital.

Under the terms of the Aranda Advisory Agreement, the Aranda Adviser:

•	determines the composition of the Aranda Assets (as defined in the Aranda Advisory Agreement), the nature and timing of the changes to the portfolio, and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of the Aranda Assets;

•	executes, closes, services, and monitors the Aranda Assets;

•	determines the securities and other assets that are purchased, retained or sold;

•	performs due diligence on prospective portfolio companies; and

•	provides such other investment advisory, research and related services as may, from time to time, be reasonably required for the investment of the Company’s funds.